Documents to keep

Prepared for:

The enclosed materials provide you with important information about your relationship with J.P. Morgan. Please retain these documents for your records.

For your records

- Depositing Cash and Securities into a JPM Account

- Combined General Terms and Conditions and Amendments

- Deposit Rate Sheet

- Privacy Notice

- Commercial Checking Fee Schedule for Financial Institutions

- Fee Schedule - Custody Account

DEPOSITING SECURITIES AND CASH INTO A J.P. MORGAN ACCOUNT

Please follow the instructions below to transfer securities or cash into a J.P. Morgan account. (If you are making deposits into a J.P. Morgan Securities LLC margin account, then use the Depositing Securities and Cash into a J.P. Morgan Securities LLC Margin Account form.)

Note: When transferring securities for an “alpha” account, you will only be able to list the “alpha” and the first seven (7) digits of your account number. There is a 12-character limit on account numbers; therefore, “Q1234567” is the maximum number of characters allowed.

Securities

●  DEPOSITORY TRUST COMPANY (DTC) AND FREE TRANSACTIONS

All Depository Trust Company–eligible and free transactions should be directed to:

JPMorgan Chase Bank, N.A.
DTC participant number 902
Credit account P72500

● FEDERAL RESERVE TRANSACTIONS All Federal Reserve–eligible U.S. government transactions should be directed to: JPMCHASE/CUST ABA number 021 000 021 FFC to account number P72500

FFC account number	For account number
FFC account of	For account of

● PHYSICAL TRANSACTIONS All physical transactions should be directed as follows:

Mail deliveries (overnight and regular mail) Service teams outside of New York should send certifications and other documents via overnight FedEx® to:	Service teams in New York should send certifications and other documents to:

JPMorgan Chase Bank, N.A. Attn: Physical Processing 500 Stanton Christiana Road NCC 3, 2nd Floor Newark, DE 19713-2107	JPMorgan Chase Bank, N.A. Attn: Physical Receive Department 4 Chase Metrotech Center 3rd Floor Brooklyn, NY 11245-0001

FFC	FFC
For account of	For account of

Street deliveries

Street deliveries (via third-party messenger or walk-up messenger) should be delivered to:

JPMorgan Chase Bank, N.A.

Attn: Physical Receive Department

4 Chase Metrotech Center

1st Floor, Window #5

Brooklyn, NY 11245-0001

(Use Willoughby Street entrance)

Internal account number P72500

FFC
For account of

●  AFFIRMATION INSTRUCTIONS

Both the Agent Interested account number and the A/C P72500 account number must be referenced.

Standing instruction broker	Money manager is the affirming party
DTC 902	DTC 902
Agent ID number 29038	Agent ID number 28574
Institution ID number 27656	Institution ID number
Agent Interested account-PBD#	Agent Interested account-PBD#
Interested Party number 27656 A/C P72500	Interested Party number 27656 A/C P72500

Foreign Currency

Please contact your account officer for correct wiring instructions when depositing foreign currency to an account, whether or not the funds are converted to U.S. dollars.

1

DEPOSITING SECURITIES AND CASH INTO A J.P. MORGAN ACCOUNT

Cash Deposits

Please include a deposit ticket with your check. Checks can be sent as follows:

By regular mail	By overnight mail
JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
PB-National Bank By Mail	PB-National Bank By Mail
P.O. Box 6185	Mail Code OH1-0333
Westerville, OH 43086	340 S. Cleveland Avenue
Account number*	Building 370
For account of	Westerville, OH 43081
Account number*
For foreign checks, mail to:	For account of
JPMorgan Chase Bank, N.A.
International Check Collections
1111 Fannin Street
Floor 13
Houston, TX 77002
Mail Code TX2-F012

●  AUTOMATED CLEARING HOUSE (ACH) TRANSFERS

For ACH transfers, the American Bankers Association (ABA) transit number and account information should be taken from the Magnetic Ink Character Recognition (MICR) line of the checks. ACH transfers should be sent as follows:

Checking and money market deposit accounts	All other accounts
JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
ABA number**	500 Stanton Christiana Road
Account number*	Newark, DE 19713
For account of	ABA number 022 000 842
Account number*
● FEDERAL FUND WIRES SHOULD BE SENT TO:	For account of
JPMorgan Chase Bank, N.A.
ABA number 021 000 021
Account number*
For account of

*	For deposits, ACH transfers and Federal Fund wires, the account numbers must be numeric. Insert the appropriate account number by converting the alpha character to a numeric prefix (e.g., A12345-000 = 1012345-000).
**	The ABA number needs to be selected based upon the state in which the bank account is opened. For additional assistance in selecting the appropriate ABA number, please contact your J.P. Morgan service team.

NUMERIC SHADOW EQUIVALENT FOR OMNI PREFIX
*= NO SHADOW/STATEMENTS ONLY
ALPHA	NUMERIC
A	10
B	51
C	12
D	55
E	54
F	52
G	53
H	17
I	59
J	72
K	73
L	74
M	22
N	23
O	64
P	25
Q	26
R	27
S	28
T	58
U	30
V	31
W	32
*X	33
*Y	69
*Z	71

CUSTODY
ALPHA	NUMERIC
B	51
C	12
D	55
H	17
E	54
M	22
Q	26

IM
ALPHA	NUMERIC
A	10
F	52
N	23
V	31
S	28

FIDUCIARY
ALPHA	NUMERIC
P	25
R	27

BANK ACCOUNT STATE		ABA NUMBER
AZ	(601)	122	100	024
CA/NV	(703)	322	271	627
CO	(501)	102	001	017
CT/NJ/NY	(802)	021	000	021
FL	(021)	267	084	131
GA	(021)	061	092	387
ID	(702)	123	271	978
IL	(111)	071	000	013
IN	(053)	074	000	010
KY	(034)	083	000	137
LA	(552)	065	400	137
MI	(021)	072	000	326
OH/WV	(001)	044	000	037
OK	(662)	103	000	648
OR/WA	(702)	325	070	760
TX	(201)	111	000	614
UT	(602)	124	001	545
WI	(121)	075	000	019

2

Effective on the dates indicated below, the following are amendments to your Combined Terms and Conditions (“Combined Terms and Conditions”) and/or International General Terms for Accounts and Services Account Agreements (“International Combined Terms and Conditions”), and may contain additional information about the features of your accounts.

Unless indicated below, all other terms and conditions of your Combined Terms and Conditions and/or International Combined Terms and Conditions still apply. Please contact your J.P. Morgan team if you have any questions about these changes or would like additional information.

Amendments applicable to the Combined Terms and Conditions and the International Combined Terms and Conditions:

Effective October 15, 2025

DEPOSITS OR CASHED ITEMS

A new paragraph is added after the last paragraph of the section entitled “Deposits or Cashed Items” in the Deposit Account Agreement in your Combined Terms and Conditions and/or International Combined Terms and Conditions. The new paragraph shall read as follows:

Check writing services may not be available for certain Non-U.S. Clients.

Effective December 1, 2025

IN CASE OF ERRORS OR QUESTIONS ABOUT YOUR ELECTRONIC FUNDS TRANSFERS

The last paragraph of the section entitled “In Case of Errors or Questions About Your Electronic Funds Transfers” in the Deposit Account Agreement in your Combined Terms and Conditions and/or International Combined Terms and Conditions shall be revised and read as follows:

For Business Accounts, the Following Procedures Apply: Our practice is to follow the procedures described above, but we are not legally required to do so. For example, we are not required to give provisional credit, or to finalize the claim during the periods stated above. You are required to notify us no later than 30 days after we sent you the first statement on which the error appeared. We may require you to provide us with a written statement that the disputed transaction was unauthorized. You are required to notify us to return any ACH debit entry as unauthorized by the business day following the business day the ACH debit entry is posted. If you don’t notify us in this timeframe, we will not reimburse your claim. We may make an effort to recover the funds on your behalf from the originating financial institution. Please note that claims for ACH payments on business accounts may require up to 75 days to finalize or reverse your provisional credit. As a reminder, when your Account is a type listed under “Business Accounts” in our product information, you agree not to use it for personal purposes.

© 2025 JPMorgan Chase & Co. All rights reserved. (7/2025)	0725-076-LE-AOG

Effective on the dates indicated below, the following are amendments to your Combined Terms and Conditions (“Combined Terms and Conditions”) and/or International General Terms for Accounts and Services Account Agreements (“International Combined Terms and Conditions”), and may contain additional information about the features of your accounts.

Unless indicated below, all other terms and conditions of your Combined Terms and Conditions and/or International Combined Terms and Conditions still apply. Please contact your J.P. Morgan team if you have any questions about these changes or would like additional information.

Amendments applicable to the Combined Terms and Conditions and the International Combined Terms and Conditions:

Effective July 11, 2025

DEPOSITS OR CASHED ITEMS

The first paragraph of the section entitled Deposits or Cashed Items in the Deposit Account Agreement in your Combined Terms and Conditions and/or International Combined Terms and Conditions shall be revised and read as follows:

Checks, drafts and other negotiable instruments, including substitute checks (see the section of this booklet entitled Check 21—Substitute Check and Your Rights) (collectively, “checks”) deposited to your Account or cashed, automated clearinghouse (“ACH”) entries and all other types of external and book-entry funds transfers (checks and funds transfers collectively referred to herein as “items”), may be charged back against the Account (or an Account for split deposits) or any other Account of yours at the Bank if we are informed that the item is being or has been returned unpaid (or, for checks drawn on other accounts with us, the check is dishonored by us for any reason), without regard to whether such return or dishonor is timely. We may charge your Account whether or not the check is returned to us, and whether or not we can return the item or a copy to you. Even if we verify a deposited or cashed check and tell you that the check has been paid, that will not release your liability as an endorser. This right shall extend to any check or other item deposited into your Account or cashed, that is finally paid and then is returned because a claim is made that the check or other item was altered, forged, unauthorized, has a missing signature, sent to a wrong account number, procured by fraud, scam or financial exploitation, or should not have been paid for any reason. This right shall also extend to items for which we obtain a return of funds based on your request and we incur liability for the transaction as a result (including any claims, costs and expenses). In lieu of charging your Account we may withhold an amount equal to such check or other item from your Account until a final determination of the validity of such claim has been made. We have no duty to return a check that has been charged back to an Account if that Account has become overdrawn. We are not required to give you next-day notice if a deposited or cashed item is dishonored.

VOLATILE MARKET CONDITIONS

A new section entitled Volatile Market Conditions is added after Section 23 (Data Sources) in the Brokerage Account Agreement in your Combined Terms and Conditions and/or International Combined Terms and Conditions. The new section shall read as follows:

If you place an order in a security to JPMS during periods of high or increased market volatility in the security's prices or trading volumes, please note the following:

●	Delays. High volumes of trading during such periods, whether at market opening or intra-day, may cause delays in execution and executions at prices and sizes significantly away from the market price and size quoted or displayed at the time the order was entered. Quoted or displayed share sizes may also be smaller during such periods, making it harder to execute larger share orders. There may also be delays in providing trade status reports to you.

●	Market Order Prices and Limit Order Liquidity. While you may receive a prompt execution of a market order during such periods, the execution may be at a price significantly different from the current quoted price for that security. While you receive price protection for a limit order because it is executed only at the specified limit price or better, there is the possibility that the order will not be executed during such periods.

●	Limited Access. You may suffer market losses during such periods if systems problems result in an inability to place buy or sell orders. JPMS will make reasonable efforts to communicate with clients as appropriate in the event of such system problems.

●	Trading Halts. If the primary listing exchange for the security or FINRA declares a trading halt in the security or across all NMS stocks, JPMS may be prohibited from trading the security during such periods. In addition, existing orders JPMS receives prior to the trading halt may be canceled or held until trading resumes.

●	Limit Up/Limit Down Price Bands. During such periods, JPMS may be prohibited from trading the security at prices below or above the security’s Lower or Upper Price Bands, respectively, disseminated pursuant to the Regulation NMS Plan to Address Extraordinary Market Volatility.

●	Stop Orders. A stop order does not guarantee the execution price. Rather, because a stop order becomes a market order when the stop price is reached, the price at which a stop order is executed may vary significantly from the stop price, particularly during volatile conditions. This may result in selling at an undesirable price even if the price of the stock stabilizes later during the same trading day. Likewise, the activation of sell stop orders may add downward price pressure on a stock during times of extreme volatility, thus making it more likely to result in an execution well below the stop price. You may be able to help manage some of these risks by placing a stop limit order, i.e., a stop order that becomes a limit order when the stock reaches the stop price. However, you should also be aware that stop limit orders will not be executed at all if JPMS is unable to trade at the stop price or better.

●	Electronic Services. If you place a trade through Electronic Services (described in Section 21) during such a period, you agree to accept full responsibility for that order. If JPMS believes any particular stock is or may be volatile, we may, but are not obligated to, decline to allow you and other clients to place orders for that stock through the Electronic Services. In addition, if made available, JPMS reserves the right, but is not obligated, to prevent any initial public offering (IPO) stock from being traded through the Electronic Services. In either of these situations, you need to contact the client service center to assist you with transactions in these stocks. JPMS is not liable to you for any losses, lost opportunities or increased commissions resulting from you being unable to place orders for these stocks through the Electronic Services.

Effective August 15, 2025

CORPORATE EVENTS

The first paragraph of the section entitled Corporate Events in the Asset Account Agreement in your Combined Terms and Conditions and/or International Combined Terms and Conditions shall be revised and read as follows:

Corporate actions include any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to Securities that requires discretionary action by the beneficial owner of the Securities, but does not include rights with respect to class-action litigation or proxy voting. Promptly after receipt from issuers, we will forward to you corporate actions relating to Securities held in your Custody Account. Instructions for corporate actions must be transmitted to us through the online tools at jpmorganonline.com or by telephone to a member of your J.P. Morgan team authorized to receive such instruction. We will not accept instructions for corporate actions transmitted by email nor will we provide advice to you in connection with corporate actions, including whether or what election to make. We will act in accordance with your properly transmitted instructions in relation to corporate actions. If you fail to provide us with timely instructions with respect to any corporate action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that corporate action, except as otherwise agreed in writing by you and J.P. Morgan.

Effective September 1, 2025

DEPOSITS OR CASHED ITEMS

The fifth paragraph of the section entitled Deposits or Cashed Items in the Deposit Account Agreement in your Combined Terms and Conditions and/or International Combined Terms and Conditions shall be revised read as follows:

We may return or refuse to accept all or any part of a deposit or credit to your Account, or to cash a check at any time. We will not be liable to you for doing so, even if such action causes outstanding items to be dishonored and returned. We may refuse to accept any third-party check (for example, a check originally payable to another party that you attempted to deposit or cash) for any reason, and may require verification of any endorsement. At our discretion, returned or refused deposits (or the legal equivalent of the deposited item) may be returned to you as a substitute check, or may be sent on a collection basis even after we have taken physical possession of the check. Additionally, you will be solely responsible for any loss or liability we sustain in connection with the deposit of substitute checks.

© 2025 JPMorgan Chase & Co. All rights reserved. (5/2025)	0525-056-LE-AOG

Combined Terms

and Conditions

CONTENTS

NOTE—This document contains various account agreements related to deposit, custody, and brokerage services offered at J.P. Morgan. Only those agreements specific to the service requested shall apply.

GENERAL TERMS FOR ACCOUNTS AND SERVICES	1
ACCOUNTS AND SERVICES RELATING TO ASSETS HELD BY
JPMORGAN CHASE BANK, N.A. AND AFFILIATED BANKS	9
ASSET ALLOCATION ADVISORY SERVICES	9
ASSET ACCOUNT AGREEMENT	9
AGREEMENTS FOR ACCOUNTS AND SERVICES OFFERED THROUGH
J.P. MORGAN SECURITIES LLC AND J.P. MORGAN ENTITIES	14
BROKERAGE ACCOUNT AGREEMENT	14
MARGIN DISCLOSURE STATEMENT	22
MARGIN ACCOUNT AGREEMENT	23
DISCLOSURE TO CLIENTS IN COMPLIANCE WITH FINRA RULE 4370 REGARDING CONTINUITY AND
CONTINGENCY PLANS AND EMERGENCY CONTACT INFORMATION FOR J.P. MORGAN	24
RISKS OF CERTAIN INVESTMENTS	24
DEPOSIT ACCOUNTS AND SERVICES OFFERED
BY JPMORGAN CHASE BANK, N.A.	29
DEPOSIT ACCOUNT AGREEMENT	29
GENERAL ACCOUNT TERMS AND CONDITIONS	29
CHECK 21—SUBSTITUTE CHECKS AND YOUR RIGHTS	36
IMPORTANT ENDORSEMENT STANDARDS FOR PERSONAL AND BUSINESS ACCOUNTS	37
ELECTRONIC FUNDS TRANSFER SERVICES	37
APPENDIX: ASSET ACCOUNT AND DEPOSIT ACCOUNT—FUNDS AVAILABILITY POLICY STATEMENT	42
APPENDIX: OTHER BANKING SERVICES RELATING TO ACCOUNTS	43

GENERAL TERMS FOR ACCOUNTS AND SERVICES

CONTROLLING VERSION—THE ENGLISH LANGUAGE VERSION OF THIS AGREEMENT IS THE ORIGINAL AND BINDING TEXT. ANY TRANSLATIONS ARE MADE ONLY FOR YOUR CONVENIENCE. IN CASE OF ANY DIVERGENCE BETWEEN TEXT AND TRANSLATION, THE ENGLISH TEXT IS CONTROLLING.

“Account” refers to the account or accounts subject to these General Terms and an additional account agreement. “Accountholder” means the person or entity (also called “you” or “your”) who owns the Account. “We,” “us,” “our,” “J.P. Morgan” and the “Bank“ mean JPMorgan Chase Bank, N.A. (JPMCB) or, in the case of a product or service furnished by, or Account with, or Obligations owed to another Morgan Affiliate, that Morgan Affiliate. Other definitions of capitalized terms used in these General Terms are found in the Definitions Section.

1.	Types of Accounts

The titles under which accounts are opened, the selection of the type of account or opening an account for a minor under various states’ Uniform Transfers or Gifts to Minors Acts (UTMA/UGMA) have important consequences for taxes, control of assets, and wealth and estate planning. Clients should discuss how to structure financial accounts with their own legal or tax advisor. Material provided by J.P. Morgan is not intended to provide, and should not be relied on for, accounting, legal, estate planning or tax advice nor does it provide investment advice unless specifically contracted for. Non-U.S. Clients should consult their home-country advisors about how the effect of disposition of property under the account types described below would intersect with laws applicable to them.

Please note that the heirs of Non-U.S. Clients who die holding investments in the United States may be subject to U.S. estate taxes. Whether or not U.S. estate taxes will be imposed depends on:

●	Whether the assets in which he or she invested are deemed to have U.S. situs,
●	The total value of his or her investments, and
●	The provisions of the tax treaty (if any) between the United States and his or her country of domicile, among other things.

Please note that whether or not certain assets will be deemed to have a U.S. situs is complicated, and we encourage you to consult a qualified tax advisor for a more complete explanation of the U.S. estate tax system.

Individual Accounts

Where only one individual appears on the Application or a signature card as the owner of such account, the Account will be treated as a solely owned account. In the event of the Accountholder’s death or adjudication of incompetence, we have the right to honor checks or other items drawn against the Account until ten days after we receive actual written notice of death or incompetence, and upon such notice, we may restrict access to the Account until your executor, administrator or other representative of the estate provides the appropriate documentation to us, including a death certificate. To the extent and under the circumstances permitted by the laws of the state governing your Account, upon receipt of actual written notice and proof of your death, the balance in your Account will be paid to the person or entity you designate to “pay on death” (“POD”) or whom you designate as a POD payee or beneficiary on your Account’s signature card, Application, or other form provided by us. Non-U.S. Clients should consult a qualified advisor, as the estate laws of your country of domicile may be different than New York law.

Joint Accounts

Unless the signature card or Application provides otherwise, where two or more individuals are designated or appear on a signature card or Application as owners of such Account, then as between them, they will be treated as joint tenants with rights of survivorship. For any joint account where a joint owner has died, we need not release funds in the Account until all legal documents are delivered to us. You will notify us of the death of any joint owner and reimburse us for any tax we may be required to pay by reason of our payment or release of funds in the Account. Certain states also permit married residents to own property as community property or as tenants by the entirety. These forms of ownership have different attributes than ownership as joint tenants with right of survivorship. You must consult your own legal advisor about which type of account is best for you.

Any joint owner may close the Account. We may, at our sole discretion, act upon the instructions of any joint owner, including an instruction to withdraw funds or add a signatory to the Account, without the consent of the other joint owner. However, we are under no obligation to follow such instruction, and may refuse to do so without liability. We also may pay all or any part of the funds in the Account to any of the joint owners upon request of that joint owner or to a court or governmental agency upon receipt of a garnishment order, tax levy or similar legal process identifying any one of the joint owners.

Any Accountholder may grant a security interest in a joint account without the consent of the other owners. All joint owners will be jointly and severally liable for all Obligations, whether or not that particular owner incurred the Obligation or received benefit from a transaction which resulted, directly or indirectly, in such Obligation.

For deposit accounts, we may refuse to accept items for deposit or to pay withdrawals on the signature of any one of several joint account owners if we receive a written request not to do so from any joint account owner. After we receive such written request, we may refuse to honor any check, draft or demand upon the account by any of the joint account owners, including the one providing the request to us, unless all of the joint account owners concur in the withdrawal of funds from the account.

In the event we receive such a written request, we shall be relieved of any and all liability to every joint account owner for failure or refusal to honor any check, draft or other demand for payment or withdrawal unless all of the joint account owners join in the drawing or other request. This shall not affect transactions previously completed.

Each joint owner appoints each of the others as such joint owner’s agent and attorney in fact with power to endorse and deposit items payable to such joint owner in the joint account. If a joint account is established without the signature of the other joint owner, you will hold us harmless for our reliance upon the designation of the other as a joint owner.

If you hold an investment through your Account which is entered into under a separate agreement, for example, an investment in a hedge fund, the agreements governing such investment may impose terms and conditions on investors that are at variance with the characteristics of the type of joint account you have selected. You agree that the terms and conditions in such investment’s governing documents supersede and prevail over this Agreement. However, this Agreement governs any proceeds distributed to the Account as a result of such investment, including, without limitation, liquidation proceeds.

Accounts for Minors

The custodian of an Account opened for a minor under the Uniform Transfers or Gifts to Minors Act controls the Account, but the designated minor is the owner of the funds in the Account. The gift to the minor is irrevocable.

The default statutory age of custodianship termination of an UTMA/UGMA account varies by state, although most states set the maximum age of termination at 21. Certain states permit the age of termination to be extended beyond the default statutory age of termination (usually up to 21 or 25 years of age). This election may be exercised only in those states that specifically provide for it, and only insofar as the extension complies with applicable requirements. The custodian agrees and acknowledges that he or she is responsible under UTMA/UGMA for determining the governing state law and age of termination and that J.P. Morgan is not responsible for doing so. If the custodian does not indicate the governing state law or age of termination at account opening, the Account will be set up using the default age of termination in the custodian’s state of residence. You should consult your own legal or tax advisor if you have questions about the governing state law or age of termination.

By acting as a custodian, you certify that the assets in the Account will be for the exclusive use and benefit of the minor, consistent with your obligations under the applicable UTMA/UGMA state law. In addition, you certify that you will be responsible for transferring control of the Account and the assets to the beneficiary at the age of termination. We may restrict your access to the Account and/or take other steps with respect to the Account upon the beneficiary reaching the age of termination.

You agree, on your own behalf and on behalf of the minor, to indemnify and hold J.P. Morgan harmless from any and all liability, including from any claim by the minor, for following any instructions with respect to the Account.

For Non-U.S. Clients, unless separately agreed to us in writing, the Account and your custodianship will be governed by New York law. Your period of custodianship will terminate upon the minor reaching the age of 21. You should consult your legal or tax advisors, as your country of domicile may not recognize a gift made under UTMA or the validity of an Account governed under UTMA.

Deposit Account (“Totten”) Trusts and Representative Payee

If a deposit account is established as “in trust for” (“ITF”) or as trustee for a third person without formal trust documents, the Account may be treated as a Totten Trust account or as otherwise required by the laws of the state where the deposit is located. For ITF accounts, upon the death of the Accountholder, we may require written confirmation from an Executor or representative of your estate that you did not expressly revoke an ITF beneficiary designation in your will or testamentary instrument. Non-U.S. clients should note that we will release funds in your Accounts in accordance with New York law and we encourage you to consult your own legal advisor as the testate and intestate succession laws of your home country may be different. By opening and maintaining these Accounts with us, you acknowledge that your intent is that the estate laws of your country of domicile are not applicable to your Accounts.

If you have opened the account as a Representative Payee for receipt of certain federal benefits on behalf of a beneficiary, you agree that you will cause to be deposited into the Account only those benefits payable to the beneficiary. The Bank is neither obligated to ensure that only those eligible federal benefits are deposited into the Account, nor does it have a duty to determine whether any withdrawals or transfers from the Account are for the benefit of the beneficiary. If the beneficiary dies, you agree to (a) promptly notify the Bank, (b) no longer permit further deposits to the Account, (c) promptly notify the Bank if any such deposits are made, and (d) maintain sufficient available balances in the Account from which any benefit payments may be reclaimed by the applicable U.S. Government agency. If the Bank is unable to debit the Account or if there are insufficient available funds in the Account from which to debit the full amount of any reclamation by the government, you authorize the Bank to offset any account owned by you or the beneficiary for any amounts reclaimed by the applicable U.S. Government agency.

Transfer on Death Accounts

Securities in an Account designated as “Transfer on Death” (“TOD”) will be held for the benefit of the beneficiaries you designate on the Application. Upon the death of the last surviving Accountholder, ownership of the Securities passes to those beneficiaries, not the deceased Accountholder’s estate. If there are two or more beneficiaries, they will hold as tenants in common. If no beneficiary survives the death of all Account owners, the Securities will be part of the last surviving owner’s estate. TOD Accounts may not be available in all states and are available only for Accounts eligible to hold Securities.

For Non-U.S. Clients, you should consult your own legal and tax advisor, as your country of domicile may not recognize TOD registration. By opening and maintaining Accounts with us, you acknowledge that your intent is that the estate laws of your country of domicile are not applicable to TOD Accounts and we will release funds in accordance with New York law.

WE MAY OFFER AND/OR SELL TO YOU SECURITIES OR OTHER FINANCIAL INSTRUMENTS WHICH MAY NOT BE REGISTERED UNDER, AND ARE NOT THE SUBJECT OF A PUBLIC OFFERING UNDER, THE SECURITIES OR OTHER FINANCIAL REGULATORY LAWS OF YOUR HOME COUNTRY. SUCH SECURITIES OR INSTRUMENTS ARE OFFERED AND/OR SOLD TO YOU ON A PRIVATE BASIS ONLY. ANY COMMUNICATION BY US TO YOU REGARDING SUCH SECURITIES OR INSTRUMENTS, INCLUDING WITHOUT LIMITATION THE DELIVERY OF A PROSPECTUS, TERM SHEET OR OTHER OFFERING DOCUMENT, IS NOT INTENDED BY US AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OR INSTRUMENTS IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR A SOLICITATION IS UNLAWFUL. FURTHERMORE, SUCH SECURITIES OR INSTRUMENTS MAY BE SUBJECT TO CERTAIN REGULATORY AND/OR CONTRACTUAL RESTRICTIONS ON SUBSEQUENT TRANSFER BY YOU, AND YOU ARE SOLELY RESPONSIBLE FOR ASCERTAINING AND COMPLYING WITH SUCH RESTRICTIONS.

2.	Your Representations and Warranties

All information provided in the Application or otherwise given to us from time to time is accurate, true and complete.

For individual and joint accounts, the identified Accountholders are the beneficial owners. For entity accounts, beneficial ownership is as you have told us. You will notify us immediately if the beneficial ownership of any Account changes.

If you are a natural person, you represent and warrant that you are of the age of majority according to the law of your place of residence and of the place of your Accounts.

If you establish the Account when acting in a fiduciary capacity, (i) all beneficial interests in the estate, trust or Account for which you are a fiduciary are owned by individuals or by non-profit organizations; and (ii) you are legally empowered to enter into and perform this Agreement in such capacity.

If the Account is to be maintained in the name of a sole proprietorship, (i) you are the sole owner of the sole proprietorship; (ii) the sole proprietorship is doing business under the name and style of, and at the location, given in the Application; (iii) you will be personally responsible for any debts, deficiencies or overdrafts in the sole proprietorship Account; and (iv) checks drawn on the sole proprietorship’s Account may be debited against any Account you hold, in your individual name or jointly, with us.

For Accounts opened other than by a natural person, (i) the Accountholder has the power to enter into and perform under the Agreement, (ii) all necessary actions have been taken and approvals received in accordance with its organizational documents and applicable law and regulation, and (iii) the Accountholder is duly organized and in good standing in the jurisdiction in which it is organized. The persons signing the Application have the authority to bind the Accountholder to the Agreement. We will not open new accounts for companies that have issued shares in bearer form except if the shares are publicly traded on a recognized exchange. In the case that the Accountholder is an entity, you must provide us with information related to the Accountholder that includes, but is not limited to, a current version of the Accountholder’s Articles of Incorporation and a certified copy of the Accountholder’s Shareholder Register. You agree that you will immediately inform us if there are changes to: (i) the Accountholder’s share capital; (ii) the ownership of the Accountholder’s shares; (iii) the beneficial ownership of, and control over, the Accountholder; and (iv) if the Accountholder contemplates issuing bearer shares.

You hereby represent that you do not have an entity affiliate of a Canadian Person as defined in the OSC’s Trade Repositories and Derivative Data Reporting who is responsible generally for all or substantially all of your liabilities. For the purpose of this Rule, such Canadian Person affiliate does not include individuals.

We may rely on these representations and warranties, which are made as of the date of the Agreement and which will continue until the Agreement is terminated.

3.	Authorized Instructions

Authorized Persons on your Account are those indicated on your Application, any resolution, or other separate written authorization related to the Account that you deliver to us. You agree to be bound by all instructions that we believe are authorized and to have been given by an Authorized Person, regardless of how those instructions have been transmitted, and no Morgan Affiliate will be liable for any loss, cost, or expense for acting on such instructions. Until you or another Authorized Person has revoked the authority of an Authorized Person in writing, Authorized Persons shall continue to be Authorized Persons. You authorize us to accept instructions by telephone, facsimile transmission, in writing or any other method that you may agree to use but understand that we are not required to accept instructions by any such media.

You agree to be bound by any facsimile or other electronically transmitted signature that we in good faith believe to have been transmitted by you and that such signature will evidence your agreement or consent and will be legally binding, enforceable and the legal equivalent of your handwritten signature.

4.	Monitoring Conversations

You agree that so long as your Account is open, we may monitor, record and/or transcribe (including by employing the use of artificial intelligence tools) conversations and telephone calls (should we elect, in our discretion, to do so) that you have with our employees or agents for the purpose of verifying transactions, quality control, or for other business reasons. You waive any notice other than this provision that your communications shall or may be monitored, recorded and/or transcribed at any time.

5.	Wireless Operator

By using our services, you authorize your wireless operator (AT&T, Sprint, T-Mobile, U.S. Cellular, Verizon, or any other branded wireless operator) to use, or to disclose to J.P. Morgan or any of its affiliates or agents, your mobile number, name, address, email, network status, customer type, customer role, billing type, mobile device identifiers (IMSI and IMEI) and other subscriber and device status details, if available, where provided in accordance with your mobile operator’s privacy policy for the duration of our business relationship solely to help verify your identity, and to help protect against or prevent actual or potential fraud or unauthorized use of our services under this Agreement.

6.	Telephone and Electronic Communications

If you provide us with your mobile number, you agree that we have permission to contact you at that number. Your consent allows us to use text messaging, artificial or prerecorded voice messages and automatic dialing technology for informational and account service calls, but not for telemarketing or sales calls. It may include contact from companies working on our behalf to service your accounts. Message and data rates may apply. If you provide us with your email address, you agree that we may send servicing messages (such as fraud alerts and hold alerts) related to your accounts to that address. You may contact us anytime to change your mobile number, email address or delivery preference by calling or writing your J.P. Morgan team at the telephone number or address on your monthly statement, or change them online using online tools at https://jpmorgan.chase.com.

Confidentiality and integrity of messages via email, facsimile, or other electronic media cannot be assured, and electronic media may not always transmit correctly, so you will not assume we have received a message via such media if we do not respond within a reasonable time. You understand that messages left on a voicemail system may not be collected immediately for various reasons and, again, you will not assume we have received a message if we do not respond within a reasonable time. You understand that we do not accept securities, money transfer, or other instructions sent by electronic media, and will not be responsible for them. If we agree to accept instructions you send by such media, you accept that you do so at your risk, in accordance with this paragraph and Section 3 above. We may record and monitor communications via electronic media similarly to telephone conversations, as explained above.

7.	Statements and Confirmations; Balancing and Holding Information

We will provide you with periodic statements detailing the activity that occurs in your Accounts, provided that, for Accounts set up exclusively for executing transactions through J.P. Morgan Securities LLC (JPMS) and that do not show any security or money positions as of month end, you consent to the suspension of such statements. Any requested statement will be provided promptly upon your request, and delivery of all statements will be promptly reinstated upon your request. JPMS will confirm Brokerage Account transactions when required by applicable law and regulation. You will not receive confirmations relating to your Investment Management Account activity or accounts opened for you with Third-Party Managers. For an Account in which the Bank does not exercise investment discretion, written notification of a securities transaction will be provided upon request at no additional cost. All statements and advices will be sent to you by mail (which may include email) at the address last recorded by us. This address must be one where you actually receive communications. We may require written notification of any address change.

You agree that you must review statements and confirmations promptly and notify us immediately of any errors, omissions, improper payments or transfers. Unless otherwise provided by applicable law or regulation or specifically provided elsewhere in the General Terms or any Account Agreement, you agree that you cannot make a claim against us based on any error, omission, improper payment or transfer disclosed by a confirmation or statement if you fail to notify us of it within five (5) Business Days after its delivery in the case of a confirmation, and within thirty (30) Business Days after its delivery in the case of a statement. Responsibilities with respect to periodic statements covering Deposit Accounts are identified in the Deposit Account Agreement.

Asset values on periodic statements come from our proprietary pricing models or external pricing services that we select and may rest on estimates and assumptions we make about relevant future market conditions and other matters, all of which are subject to change without notice. Such changes may have a material impact on valuations, and valuations based on other models or different assumptions may yield materially different results. Statement valuations may not represent the actual or indicative terms for new transactions or for liquidation of existing transactions, and may vary from valuations used by us for other purposes. Accordingly, you will not use your statements as the sole basis for valuing your assets, and you will seek advice from your accountant or attorney about using statements to prepare tax returns, financial statements, regulatory reports, or for other purposes. You agree that we and Morgan Affiliates shall not be liable for losses, costs, expenses or damages (incidental, special, consequential, compensatory, punitive, or otherwise) arising out of any use or reliance on any valuation of any asset set forth in a periodic statement or other document.

Balances and Account holdings change on a frequent basis. Information about the amount of your balance or holdings will be as of a given time, and there is no assurance that the same balance or holdings will be in your Account at the time the checks that you write are presented for payment. You hereby waive any claims against us based on balance and holdings information provided to you orally, electronically or in writing or to a third party on your behalf.

8.	Security Interest; Right to Debit and Setoff

In order to secure payment when due of any and all Obligations under this Agreement to us or any Morgan Affiliate, you pledge and grant to us and each of them a continuing security interest in the Collateral. This security interest shall apply to any Collateral (and proceeds thereof) now or at any time in the future held in or credited to any Account or other accounts maintained for you. You acknowledge and agree that where we or any other Morgan Affiliate holds Collateral or is a securities intermediary in respect of any Collateral, we each hold the Collateral for ourselves and also as agents for all other Morgan Affiliates who are secured parties hereunder pursuant to the Intercompany J.P. Morgan Securities Account Control Agreement among various Morgan Affiliates as amended or restated from time to time. At any time that you have not met any Obligation under this Agreement we may liquidate, sell or transfer all or any portion of the Collateral to satisfy that Obligation in whatever priority we choose in our sole discretion; exercise all rights and remedies we have under applicable law with respect to the Collateral; or, exercise any other rights or remedies we have under other agreements or applicable law.

In addition, and to extent allowed by applicable law, we may, without prior notice or demand, apply or setoff the funds in your Account at any time to pay off any Obligation, whether direct or indirect, you have to a Morgan Affiliate that provides products or services under this Agreement. If the Account is a joint account, the funds in the joint account may be used to pay the Obligations of a single Accountholder. A hold against the Account (to the extent of our right of offset) may be imposed rather than an immediate debit of the funds. Any of your assets or your Obligations may be transferred within and among Morgan Affiliates in order to effect the rights in this Section. You acknowledge that your Account is a general account and not a special purpose account.

Notwithstanding any other provision of this Agreement to the contrary, except as may be permitted by applicable law (but only to the extent the rights granted and/or actions contemplated hereunder would not give rise to a non-exempt prohibited transaction under Section 4975 of the Code), Morgan does not look to the assets or other property held within Individual Retirement Accounts or any qualified retirement or welfare benefit plan Account (collectively, “Retirement Accounts”) to satisfy any debt or Obligation that exists in connection with any non-Retirement Account that Morgan maintains for you, nor does Morgan look to such non-Retirement Account assets or other property to satisfy any debt or Obligation that exists in connection with any Retirement Accounts, and the term Collateral as used in this Agreement shall be interpreted to be consistent with this sentence. Retirement Accounts remain subject to legal remedies for debts and Obligations owed in relation to the Retirement Accounts themselves.

9.	Fees

You agree to pay all fees, charges and commissions associated with this Agreement and the Accounts and services we provide to you. We are authorized to charge your Accounts directly for payment for all applicable fees contained in the fee schedules in effect from time to time, which are available upon request.

10.	Foreign Currency Risks

For Non-U.S. Clients, you will pay your Obligations in the relevant currency. Should you be unable to pay in the specified currency, you shall be liable to us for the U.S. dollar equivalent of the amount of the foreign currency, required to pay your Obligations at our then-prevailing rate of exchange. You understand and agree that in processing foreign currency payments, other banks we use may deduct their fees from the payment order given to them and may charge your payment order for exchange costs for payments not made in the local currency. You are responsible for complying with all local currency restrictions and any other local law governing your transactions. You must reimburse us for any cost or charge imposed on the transferability, convertibility or availability of any currency held by you.

If the transferability, convertibility or availability of any currency is restricted or impaired: (a) we will not have any liability for any resulting loss or damage, including our inability to make payment on any deposit or other obligation; (b) we will not be obligated to substitute any other currency; and (c) we will not be obligated to seek any regulatory approval or make any regulatory submission even if it would remedy such restriction or impairment. If, in our sole discretion, we determine that substitution of another currency would be feasible on commercially reasonable terms, and reasonable or necessary or in accord with market practice, we may effect such substitution at a rate of exchange determined by us to be reasonable as of the date of substitution decided by us. We will not have any liability for any direct or indirect loss resulting from such substitution. We will not be obligated to make payment on any deposit or other obligation of any other office or branch at, or from the assets of, any other office or branch unless expressly so agreed in writing. We may at any time decline to accept any deposit or any payment in any currency.

11.	Error Corrections

We have the right to correct all errors that arise in your Accounts without prior notice to you, including debiting your Accounts for any sums or positions incorrectly existing therein and correcting errors with respect to Account holdings or balances. We may also reverse any provisional credits or recredits. We may take these actions even if they result in a debit balance or overdraft.

12.	Credit Reports

We may from time to time request credit reports on you in connection with your Application for an Account or for credit products offered by us, or in connection with a pledge of an Account, or an update, renewal or extension of an Account or credit product. Upon your request, we may inform you whether we have obtained any such reports and, if we have, we will inform you of the name and address of the reporting agency that furnished the reports to us. Any credit reports that we receive will be deemed to have been obtained by each Morgan Affiliate for its own benefit.

If you believe that we have reported inaccurate or incomplete information about your account to a consumer reporting agency, you have the right to file a dispute with that consumer reporting agency. You may also submit a dispute directly to us by writing to the following address: JPMorgan Chase Bank, N.A., PO Box 182108, Internal Mail OHW-1000, Columbus, OH 43218. Provide your name, address and phone number; the account number; the specific information you are disputing; an explanation of why it is inaccurate or incomplete; and any supporting documentation.

13.	Limitations on Responsibilities and Liabilities; Indemnification

We shall be responsible for the performance of only those duties that are set forth in this Agreement. Except as otherwise provided by law, our sole liability and that of Morgan Affiliates to you, your heirs, legal representatives, assigns or any other party for any wrongful act or failure to act in connection with any of the products or services provided to you shall be any direct damages you incur because of our gross negligence or willful misconduct. Direct damages will be limited to the amount of any funds or the fair market value of any property lost because of such gross negligence or willful misconduct, together with compensatory interest and a credit for our fees with respect to any relevant transaction. Under no circumstance shall we be liable to you or any other person for any services provided by third parties (e.g., clearing agencies, central depositories, communications carriers) or for any indirect, incidental, special, or consequential damages, regardless of the form of action and even if we have been advised of the possibility of such damages. We disclaim any and all warranties, whether express or implied, including, but not limited to, all warranties of merchantability or fitness for a particular purpose.

We will not be responsible for losses caused directly or indirectly by events or conditions beyond our control, such as war, acts of terrorism, natural disasters, government restrictions, strikes, a failure of public utility, communication, computer, equipment or other systems, a failure or delay in receiving electronic data or any law, legal or regulatory requirements, exchange or market rulings, or suspension of trading.

You will indemnify and hold all Morgan Affiliates providing products or services under the Agreement harmless from any claim, loss, liability, or expense, including, without limitation, collection costs, reproduction and search costs and the reasonable fees and disbursements of counsel and other advisors incurred by them (i) in rendering services hereunder; (ii) if you breach the Agreement; (iii) if a third party brings a claim, suit or proceeding against a Morgan Affiliate because it provided products and services to you, (iv) resulting from a subpoena, administrative order, court order, levy, garnishment, attachment or other legal process affecting the Account, or (v) if a Morgan Affiliate prevails in any claim, suit or proceeding between you and the Morgan Affiliate. You will not be required to indemnify any Morgan Affiliate if the claim, loss, or liability results from its gross negligence or willful misconduct.

14.	Cyber Risk and Security

We are committed to the safety and security of your assets, and to helping you protect yourself from cyber-based attacks. From time to time, we may provide cybersecurity awareness training or information on best practices, but you remain responsible for taking appropriate steps to ensure the security and protection of your information and Account. You acknowledge that our online and mobile services and applications are provided without any warranty or representation of any kind, including, but not limited to, any warranty or representation regarding security or availability of service. You should notify us immediately if you suspect fraud has occurred on your Account (e.g., a stolen password or an unauthorized transaction).

Equipment. You agree that you are responsible for obtaining and maintaining any equipment used to allow you access to any of our services. You agree to assume all risks associated with potential errors or delays in completing transactions arising from such equipment. We shall not be responsible for any losses resulting from a failure of such equipment.

Third-Party Providers and Services. You acknowledge the security risks associated with online and mobile networks, and you agree that we shall not be liable for any losses or damages that arise as a result of your accessing our online services via an unencrypted or otherwise unsecure method (e.g., use of a publicly provided Wi-Fi connection). You agree to assume all risks associated with accessing third-party websites, and agree to follow our rules and assume all risks associated with transacting on our systems via the internet, including mobile applications. You agree that you are responsible for obtaining and maintaining any third-party services and communication media that you use to access our services electronically, and that we are not responsible for any potential errors or delays in completing transactions arising from any third-party service that you use to access our online services. You further agree that you are responsible for any fees charged by third-party service providers.

Access Information. You agree that you are responsible for safeguarding your access information (e.g., user name and password). You agree to ensure (i) the security of your information (e.g., by changing your passwords regularly, not sharing passwords with others, and complying with pin procedures); (ii) that you will only enter your login credentials and password on our official sites and not in response to emails that do not come from us; and (iii) that your devices are used only by Authorized Persons. You acknowledge that we may monitor access to, or data stored on, our systems at any time without notice and that we may monitor, limit or terminate access to our systems.

Force Majeure; Consequential Damages. You agree that, unless otherwise required by law, and subject to any applicable standard of care, we shall have no liability for a failure to perform under this agreement, or any other applicable agreement, in the event of a breach of security of our systems or any other cause over which we do not have control, including, but not limited to, failure of electronic or mechanical equipment, strikes, failures of common carrier or utility systems, severe weather or other causes commonly known as “acts of God,” whether or not such cause was reasonably foreseeable. You also agree that we are not responsible for consequential damages, both with regard to the availability or security of online/ mobile services, and in the event of a breach of security of our systems.

15.	Taxes

You will be responsible for the payment of all taxes relating to your Accounts, including, but not limited to, any federal, state and local withholding tax. You will reimburse us on demand, hold us harmless and make us whole for any withholding tax, including, but not limited to, backup withholding tax, transfer taxes, documentary taxes, valued-added taxes, assessments or charges that are imposed at any time on or in connection with this Agreement, and shall indemnify us against liability for any such tax (including any interest and penalties). We are authorized to deduct from any cash receivable, and/or payments made or credited to your Accounts any taxes or levies and/or interest or penalties we are legally required to pay to the IRS and/or to any governmental authority for whatever reason with respect to your Accounts. In case your Accounts do not contain sufficient funds to satisfy the aforementioned taxes, including interest and/or penalties, we are authorized by you to sell, distribute, and/or liquidate any assets which we hold in custody for your benefit and/or in your name and/or on your behalf up to the amount we are legally required to pay to the IRS to satisfy any of such taxes, interest and/or penalties.

If you withhold any tax as required by law, you shall timely pay such amount to the governmental authority, and then (except with respect to net income taxes but including penalties and interest) the sum payable by you to us shall be increased as necessary so that after such withholding has been made (including any withholding that may be applicable to additional sums payable hereunder), we shall receive an amount equal to the amount we would have received had no such withholding been made. You shall provide satisfactory evidence of payment to the governmental authority. You shall indemnify us for any liability or expense incurred as a result of your failure to pay such taxes, whether or not the taxes were correctly or legally imposed.

Some assets in your Accounts may be subject to U.S. tax withholding, other tax withholding at source or other tax-based or legal consequences. We do not provide accounting, tax, legal or estate planning advice, and you should obtain such advice from your own advisors to the extent you deem necessary.

16.	Cost Basis Information and Reporting

The Internal Revenue Code requires J.P. Morgan to report to you and the IRS cost basis and other relevant information (collectively, “Cost Basis Information”) concerning investments held in your non-retirement accounts. The Cost Basis Information can vary depending on the tax lot disposition method applicable to the investments within your Account. The tax lot disposition method applied to your Account determines the order in which shares are redeemed when you sell your investments.

For U.S. persons, J.P. Morgan’s default tax lot disposition method is First In, First Out (“FIFO”), and for non-U.S. persons, the default tax lot disposition method is High Cost. You have the ability to instruct J.P. Morgan to use an alternative tax lot disposition method during the opening of your Account, and you may change your tax lot disposition method after account opening, so long as your selections comply with the IRS rules and other restrictions.

The default tax lot disposition method will apply to all investment types except for alternative investments which may differ since some funds may use or require a specified tax lot disposition method when processing redemption or sale orders. In such cases, J.P. Morgan will use the tax lot disposition method specified by the fund regardless of an alternative method you may have instructed.

You are responsible for determining the tax lot disposition method for your Account and you should consult with your own tax and accounting advisors to determine which tax lot disposition method is best for you. Neither J.P. Morgan nor its representatives or affiliates offer tax or accounting advice or services, and you will not solicit or rely upon any such advice from them.

17.	Abandoned or Inactive Accounts

Unless you make a transaction in your Account from time to time or notify us in writing that you know your Account still exists, state law may require us to send the Property in the Account to the applicable state as abandoned property. Upon the closing of your account, if you do not wish to receive the return of any account balances, you agree that we may hold such balances in house accounts with other client funds until such time we are required to send the funds to the applicable state as abandoned property.

The applicable state is generally the state of your last known address as shown on our books and records, or the state of the JPMCB address where your Account is maintained if your address is outside the United States. After the turnover, the funds must be reclaimed from the applicable state. Your Account may be charged for certain expenses incurred in remitting funds to any state. These charges are not refundable.

18.	Power of Attorney

If you wish to designate an attorney-in-fact, you must do so in a form acceptable to us. Subject to the laws of your state, we reserve the right to refuse to honor any Power of Attorney presented to us, as well as to refuse to recognize a successor attorney-in-fact at any time, whether or not the successor attorney-in-fact is specifically identified in the Power of Attorney. In addition, we reserve the right to refuse to follow the instruction of an attorney-in-fact to designate the attorney-infact as a joint account holder, ITF beneficiary, or POD beneficiary to the Account. We are not required to investigate the facts relating to any Power of Attorney provided to us on your behalf. However, we may follow or refuse to follow any instructions from an attorney-in-fact at any time, including, for example, if we suspect fraud or abuse on your account, but we have no liability to anyone if we do so. You agree that we are authorized, but not required, to honor a Power of Attorney until we receive written notice (1) that you have revoked the Power of Attorney or (2) that the Power of Attorney has been revoked as a matter of state law, and that we have had a reasonable opportunity to act on that written notice. We may rely on a copy of an original Power of Attorney.

19.	Restricting Your Account; Blocking or Delaying Transactions

There are many reasons we may decline or prevent transactions to or from your Account or otherwise restrict your Account; it generally happens when we believe in good faith that preventing or restricting transactions on your Account is advisable to protect you or us, or to comply with legal requirements or Legal Process. You acknowledge and agree that we may decline or prevent any or all transactions to or from your Account, including refusing, freezing, reversing or delaying any specific withdrawal, payment or transfer of funds to or from your Account, or liquidating any position you hold, or removing funds from your account to hold them pending investigation, including in one or more of the following circumstances:

Your Account is involved in any legal or administrative proceeding;

We receive conflicting information or instructions regarding Account ownership, control, funds or activity;

We suspect that you may be the victim of a fraud, scam or financial exploitation, even though you have authorized the transaction(s);

We suspect that any transaction may involve illegal activity or may be fraudulent;

We are complying, in our sole discretion, with any federal, state or local law, rule or regulation, including federal asset control and sanction rules and anti-moneylaundering rules, or with our policies adopted to ensure that we comply with those laws, rules or regulations; or

We reasonably believe that doing so is necessary to avoid a loss or reduce risk to us.

We also may limit cash deposits to, or withdrawals from, your Account (or all of your Accounts collectively) in a single transaction or total withdrawals or deposits during any period of time, or who may make deposits, in order to reduce risk and/or enhance our efforts to comply with federal or state law.

In addition to the above, we may refuse to pay out any money or transfer or distribute Securities or other Property from your Accounts: (i) in the event of your death or the death of any co-Accountholder, until we are fully satisfied, in our sole judgment, that we will have no resulting liability or potential liability for any estate tax, gift tax or other tax; or (ii) upon receipt of oral or written notice of a claim regarding the Account, until we have a court order or the written consent of all required parties. We also may place a hold on the Account or we may file an action in interpleader. You agree to reimburse us for any expenses, including reasonable attorneys’ fees that we incur because of any dispute, including any incurred without litigation. We are not required to determine whether a dispute has merit in order to take one of the actions permitted by this section.

We may assign and transfer your account information and documentation to a replacement account number at our discretion and without notice to you. We may make this assignment when we deem necessary to avoid disruptions, including when your account is reported compromised by you or any signer. If we issue you a replacement account number, this agreement governing you and your account will continue to apply, without interruption, as if you retained the discontinued account number.

We will have no liability for any action we take under this section and/or related sections, and we may take such action without advanced notice. To the extent that any action we take is related to Legal Process, please refer to those sections for additional information.

20.	Termination

Either of us may terminate this Agreement or some or all of the products, features and services provided at any time upon notice to the other. However, any security interest in Collateral, or any other setoff rights against your Accounts or Property will not terminate until you have satisfied indefeasibly and in full all your Obligations, whether arising before or after termination. Termination of one or more of the services and features of an Account may result in the cancellation of some or all of the features or privileges described in this Agreement. You understand that you remain responsible for all charges, debit items or other transactions initiated or authorized by you or Authorized Persons, whether arising before or after termination.

21.	Compliance with Laws

You certify that you have observed and will continue to observe all laws and regulations that apply to your activities and relationship with us or any Morgan Affiliate.

J.P. Morgan is committed to complying with U.S. statutory and regulatory requirements designed to combat money laundering and terrorist financing. The USA PATRIOT Act requires that all financial institutions obtain certain identification documents or other information in order to comply with their customer identification procedures. Until you provide the required information or documents, we may not be able to open or maintain an account or effect any transactions for you.

When you open an account, we will ask for your name, address, date of birth and tax identification number for U.S. persons or passport number, country of issuance and expiration date for non-U.S. persons. In order to demonstrate that we have confirmed your identity, we will ask for a copy of your driver’s license or other identifying documents such as a passport, Military ID or other government issued document. The following notice is required by The Unlawful Internet Gambling Enforcement Act of 2006 and applies to all commercial clients: The Bank strictly prohibits the use of any account to conduct transactions (including, without limitation, the acceptance or receipt of credit or other receipt of funds through an electronic funds transfer, or by check, draft or similar instrument, or the proceeds of any of the foregoing) that are related, directly or indirectly, to unlawful Internet gambling. The term “unlawful Internet gambling,” as used in this notice, shall have its meaning set forth in 12 C.F.R. Section Part 233, Section 132.2(bb). You agree not to conduct any transactions through the account that directly or indirectly involve or are related to unlawful Internet gambling, including, without limitation, the acceptance or receipt of any funds or deposits in connection therewith.

We are required to comply with all U.S. sanctions enforced by the Department of Treasury’s Office of Foreign Asset Control (“OFAC”), which may include rejecting or blocking transactions or funds of certain individuals, entities or certain foreign countries subject to U.S. sanctions. In signing the Account Application and opening an account with us, you agree and affirm that you are not an individual or entity subject to any sanctions under any of the sanctions programs administered or enforced by OFAC. You agree that we can freeze and/or reject any transaction if we determine we are required to do so pursuant to any of the OFAC sanctions programs or by any Bank policy or procedure. You acknowledge and agree that any transactions through the Bank may be delayed or suspended, and that a hold may be placed on such funds while a transaction is reviewed for possible violations of any of the OFAC sanctions programs. Pursuant to our review, the transaction may be rejected, and/or the transaction may be blocked, at which time we would be required to place an indefinite hold on the funds. You acknowledge and agree that we will have no liability for any such delays, suspensions, holds and/or any resulting unavailability of funds.

You represent and warrant that (i) you are solely responsible for, and we are not responsible for, your tax affairs or obligations; (ii) you do not have reasonable grounds to suspect that any assets in, or to be deposited in, your Accounts with us are, or may in the future be, the proceeds of any criminal activity or conduct (including, but not limited to, tax crimes); (iii) the existence of your Accounts, the assets in your Accounts and the income derived from your Accounts have been or will be disclosed to the relevant tax authorities, if such disclosure is required by the laws that apply to your Accounts, the assets in your Accounts or, if applicable, to the beneficial or economic interest holder of your Accounts; and (iv) all information that has been, or will be, provided to us is complete and accurate, including any information pertaining to your country of citizenship, residence, principal place of business and any other relevant information to determine legal and tax status. Further, you undertake to (i) inform us immediately of any changes in connection with the information that you have provided us, and (ii) promptly provide us with such information and documentation relating to your tax affairs as we may request in order to comply with our regulatory obligations.

You make the representations and warranties contained herein for and on behalf of yourself and all other persons that may have a beneficial or economic interest in the assets held in the Accounts. You represent and warrant that you are authorized to make these representations and warranties, and that you are sufficiently knowledgeable about the matters contemplated hereby to make the representations and warranties contained herein. You hereby agree that you will notify us immediately if any of the representations and warranties contained herein cease to be true.

22.	Rules and Regulations

Your transactions will be effected in accordance with our internal rules and policies, the applicable rules, regulations, customs, and usages of any exchange, market, clearinghouse, or self-regulatory organization, and all applicable federal and state laws, rules, regulations, and treaties.

23.	Governing Law; Jurisdiction

Except as otherwise provided, or insofar as preempted by federal law, this Agreement shall be governed by the law of the State of New York without giving effect to its choice of law or conflict of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

Deposit accounts shall be governed by the law of the place where each deposit account is located.

This Agreement varies applicable law or regulation to the maximum extent permitted under any such law or regulation. Any provision of applicable law or regulation that cannot be varied by agreement or notice shall supersede any conflicting term of this Agreement. If any provision of this Agreement is held to be illegal or unenforceable, the validity of the remaining portions of this Agreement shall not be affected.

You submit to the exclusive jurisdiction of any federal or state court located in the county where the office holding your Account is situated for all legal proceedings arising out of this Agreement. You irrevocably waive any objection of inconvenient forum that you may now or later have.

24.	FDIC Insurance

Investment products (including mutual funds) are not bank deposits and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other agency of the United States, nor are they obligations of, nor insured or guaranteed by, JPMorgan Chase Bank, N.A. or any of its subsidiaries or affiliates. Investment products (including mutual funds) are subject to investment risks, including the possible loss of the principal amount invested.

Deposits held at U.S. branch offices are insured by the FDIC for the standard insurance amount of $250,000 per depositor, per insured bank, in the same ownership capacity. Deposits of non-U.S. dollar funds will be held in accounts outside of the United States. Under federal law, deposits that are maintained outside of the United States, including in any JPMCB branch located outside of the United States, are not insured by the FDIC or any other agency of the U.S. Federal Government; are subject to cross-border risks; and enjoy a lesser preference, as compared to deposits held in the United States, in the event JPMCB should be liquidated, become insolvent or be placed into receivership or be subject to other proceedings for the benefit of creditors. Certain of these foreign accounts may be considered reportable to the Internal Revenue Service on a Report of Foreign Bank and Financial Accounts.

If you have opened a deposit or custody account with a U.S. branch office of JPMCB on behalf of the beneficial owner(s) of the funds in the account (for example as a trustee, agent, nominee, guardian, executor, custodian or funds held in some other capacity for the benefit of others), those beneficial owners may be eligible for “pass-through” insurance from the FDIC. This means the account could qualify for more than the standard maximum deposit insurance amount (currently $250,000 per depositor in the same ownership capacity). You as the Accountholder must be able to provide a record of the interests of the beneficial owner(s) in accordance with the FDIC’s requirements as specified below. The FDIC has published a guide that describes the process to follow and the information you will need to provide in the event JPMCB fails. That information can be accessed on the FDIC’s website at https://www.fdic.gov/deposit/deposits/brokers/part-370-appendix.html.

In addition, the FDIC published an Addendum to the guide, section VIII, which is a good resource to understand the FDIC’s alternative recordkeeping requirements for pass-through insurance. The Addendum sets forth the expectations of the FDIC for pass-through insurance coverage of any deposit accounts, including those with transactional features. The Addendum will provide information regarding the records you keep on the beneficial owners of the funds, identifying information for those owners, and the format in which to provide the records to the FDIC upon bank failure. You must be able to provide this information in a timely manner in order to receive payment for the insured amount of pass-through deposit insurance coverage as soon as possible. For pass-through insurance coverage of accounts with transactional features, you will have an opportunity to validate the capability to deliver the required information in the appropriate format so that a timely calculation of deposit insurance coverage can be made.

If you maintain the account on behalf of the beneficial owner(s), you agree to cooperate fully with us and the FDIC in connection with determining the insured status of funds in such accounts at any time. In the event of a bank failure, if the account has transactional features, you agree to provide the FDIC with the information described above in the required format within 24 hours of a bank failure. As soon as a receiver is appointed, a hold will be placed on your account and that hold will not be released until the FDIC determines that you have provided the necessary data to enable the FDIC to calculate the deposit insurance. You understand and agree that your failure to provide the necessary data to the FDIC may result in a delay in receipt of insured funds and may result in legal claims against you from the beneficial owners of the funds in the account. If you do not provide the required data, your account may be held or frozen until the information is received, which will cause a delay when the beneficial owners could receive funds. Notwithstanding other provisions in this Agreement, this section survives after a receiver is appointed for us, and the FDIC is considered a third-party beneficiary of this section.

25.	Waiver of Jury Trial

To the extent permitted by law, we and you knowingly, voluntarily and irrevocably waive all right to trial by jury in any action, proceeding or counterclaim, of whatever type or nature, including, but not limited to, actions in contract or tort, arising out of this Agreement or the relationship established by this Agreement.

You acknowledge that this jury waiver is a material inducement to us to enter into this agreement and acknowledge that no representative of ours has represented (expressly or otherwise) that we might not enforce this jury waiver in the event of litigation.

26.	Legal Process and Requests for Information

“Legal Process” means any document that appears to have the force of law regarding restricting, holding or paying out funds from your Account, including a garnishment, attachment, execution, levy or similar order. You acknowledge and agree that Legal Process served on us may instruct us to take certain actions with respect to your account, which may create potential liability or other risks to us if we fail to take any action directed by the Legal Process.

You agree that it is your responsibility to consult with an attorney and/or to initiate, or participate in, legal proceedings related to the Legal Process if you do not believe that the Legal Process is valid; otherwise dispute any issue related to the Legal Process, and/or seek to claim any additional exemption of funds related to the Legal Process not otherwise applied by us. You further agree that we will have no obligation to initiate any legal proceedings, or seek clarification, of any kind regarding any issue related to Legal Process. If you fail to properly seek or obtain judicial relief related to Legal Process within the deadlines provided for in the Legal Process or by applicable law, you acknowledge and agree that we will continue to comply with the Legal Process, including paying out all funds as directed by the Legal Process. We do not have to determine whether the legal process was validly issued or enforceable; and we will have no liability for any action we take as directed by the Legal Process or otherwise permitted by this Agreement.

If a hold is in effect, we will continue to charge any applicable fees even though the Account cannot be closed. We also may remove your overdraft protection if a hold is placed, but you may ask us to relink your accounts after the hold is removed. As permitted by law, we will deduct from your balance a Legal Processing Fee or costs and expenses we incur in complying with the order, or both.

You will be liable to us for any loss, cost or expense (including attorneys’ fees that we incur) resulting from our compliance with any Legal Process or any related litigation.

You agree that we are authorized to comply with any subpoena (including arbitration panel subpoenas), court order or any request for information or documents from a government entity or arbitration panel relating to your account.

27.	Use and Exchange of Non-Public Personal Information

The J.P. Morgan Privacy Notice governs the use and exchange of non-public personal information about you, including by Morgan Affiliates.

28.	Appointment as Agent for Card Accounts and Automobile Finance or Lease Accounts (“Auto Account(s)”) with Chase Auto: Authorization

If Card Accounts have been issued in your name, you appoint us, or our designated Morgan Affiliate, as your agent and authorize us to represent you, in your name and place, with regard to providing instruction to the Morgan Affiliate that issued your Card Accounts. This appointment shall be limited to the provision of instructions regarding the operation and servicing of your Card Accounts. Our signature as well as any and all declarations or other documents executed by us on your behalf with respect to instructions provided to the Morgan Affiliate that issued the Card Accounts, will be fully binding on you, and you will be fully liable for any and all dispositions made by us. This power is coupled with an interest and will survive your disability or incompetence. Our appointment as agent pursuant to this paragraph will not be understood to impose upon us any additional duties not expressly undertaken in this Agreement. The card product agreement that is provided to you in connection with the Card Account (the “Cardmember Agreement”) shall govern your use of the Card Account. In the event of a conflict between the General Terms and the Cardmember Agreement with respect to your use of the Card Account, the Cardmember Agreement shall prevail.

If you have Auto Accounts with Chase Auto, you appoint us, or our designated Morgan Affiliate, as your agent and authorize us to represent you, in your name and place, with regard to providing instruction to the Morgan Affiliate that holds your Auto Accounts. This appointment shall be limited to the provision of instructions regarding the operation and servicing of your Auto Accounts. Our signature as well as any and all declarations or other documents executed by us on your behalf with respect to instructions provided to the Morgan Affiliate that holds the Auto Accounts, will be fully binding on you, and you will be fully liable for any and all dispositions made by us. This power is coupled with an interest and will survive your disability or incompetence. Our appointment as agent pursuant to this paragraph will not be understood to impose upon us any additional duties not expressly undertaken in this Agreement. The automobile finance or lease agreements that are provided to you in connection with the Auto Accounts (the “Auto Agreements”) shall govern your Auto Accounts. In the event of a conflict between the General Terms and the Auto Agreements with respect to your Auto Accounts, the Auto Agreements shall prevail.

29.	Offshoring

Certain services under this Agreement may be performed by any Morgan Affiliate, including affiliates, branches and units located in any country in which we conduct business or have a service provider. You authorize J.P. Morgan to transfer client information to such affiliates, branches and units at such locations as J.P. Morgan deems appropriate. J.P. Morgan reserves the right to store, access, or view data in locations it deems appropriate for the services provided.

30.	Successors and Assigns; Subcontracting

This Agreement shall be binding upon and inure to the benefit of each of us and our successors, assigns, heirs, and representatives. You will not assign any of your rights or obligations under this Agreement without our prior written consent. Except where prohibited by applicable law or regulation, each Morgan Affiliate providing accounts and services under this Agreement may assign its rights and obligations under this Agreement, or grant participations in its rights, such as its rights as a creditor, to any other party without notice to you or your consent. You agree that each Morgan Affiliate may arrange for another Morgan Affiliate or other entity to perform on its behalf any act required to be performed by such Morgan Affiliate under this Agreement.

31.	Entire Agreement, Amendment, Waiver, and Construction

This Agreement contains the entire agreement between you, us, and all Morgan Affiliates for the Accounts and services described, and supersedes any prior oral or written agreements relating to the Accounts opened and services contracted for. This Agreement continues to apply to your Account and issues related to your Account even after it closes. No prior conduct, past practice, or oral statement by our officers or employees will modify your or our obligations under the Agreement. If there are any conflicts between the General Terms and any product Agreement contained in this document, the product Agreement shall prevail. This Agreement and our fees and charges may be amended, and we may modify any aspect of an Account, at any time, by notifying you. We do not waive any right under this Agreement or under applicable law because we delay in exercising that right. If we exercise any single or partial right, we may exercise or further exercise that right or any other right or remedy at a later time. Our rights are cumulative under this Agreement and do not exclude any rights or remedies provided by law. No ambiguity in any provision of this Agreement shall be construed against us by reason of the fact that we or our legal counsel drafted such provision.

32.	Notice; Communications; Electronic Delivery

Unless otherwise provided herein, or separately agreed to by us, all Communications required under or related to this Agreement or our relationship with you shall be personally delivered or sent by first-class mail, postage prepaid or by overnight courier.

If you have provided your consent or agreement to the use of electronic records and signatures, any Communication may instead be delivered at our discretion electronically.

Such Communications may be sent electronically by us to you by (i) transmitting the Communication to the email address or mobile number provided by you or to such other email address or mobile number as you may specify from time to time in writing, or (ii) posting the Communication on a website and sending you a notice at your postal address or email address or mobile number informing you that the Communication has been posted, where it has been posted, and how to view it. Communications sent electronically to you will be effective when the Communication, or a notice advising of its posting to a website, is sent to your postal address, email address or mobile number.

33.	Electronic Delivery of Shareholder and Investment Materials

Unless otherwise agreed between you and J.P. Morgan, you agree that we may deliver Shareholder and Investment Materials to you electronically. We may deliver the Shareholder and Investment Materials to you using any electronic delivery method for Communications described in the previous section. We may, in our sole discretion, deliver Shareholder and Investment Materials to you in writing in addition to, or instead of, delivering them electronically.

34.	Definitions

“Agreement” means these General Terms, the applicable Agreements for Accounts and Services for the products and services you select, all relevant appendices, the Application, any supplemental forms you are asked to complete, and rate and fee schedules, all as the same may be amended or supplemented from time to time.

“Application” mean the application you have signed with respect to the Accounts and this Agreement, any supplemental or additional applications (including those amending or replacing a prior application) for products and services offered by J.P. Morgan. Your Application includes any agreements or applications you signed or submitted to a predecessor of a Morgan Affiliate, and further means any information you have given in writing to us or a predecessor of a Morgan Affiliate related to these products and services. “Authorized Persons” means you and those persons who have been authorized by you to act on your behalf in connection with an Account.

“Business Day” unless otherwise specified in the Agreement means a day on which a relevant Morgan Affiliate is generally open for the conduct of substantially all of its business functions. For any Morgan Affiliate that is an insured depository institution, a Business Day is any day other than Saturday, Sunday, or a legal holiday where the Morgan Affiliate is located.

“Card Accounts” include any business purpose or consumer credit card accounts issued by or on behalf of one or more Morgan Affiliates.

“Collateral” means all of your rights, title, and interest in and to any Deposit Accounts, or in and to any Property maintained in any other Account identified as Collateral on any Application or otherwise, and any proceeds thereof and substitutions and additions thereto.

“Communications” mean each disclosure, notice, agreement, change in terms, undertaking, fee schedule, periodic statement, record, tax statement, prospectus, trade confirmation, Shareholder and Investment Materials, response to claims, transaction history, privacy policy, document or other information required to be provided “in writing,” or that we otherwise provide to you, or that you sign or submit or agree to at our request, in connection with your relationship to us.

“Financial Institution Clients” mean entities that are clients of the Bank that, at our sole discretion and using a well-known industry-classification system, we categorize as Financial Institution Clients. Examples of Financial Institution Clients include, but are not limited to, hedge funds, private equity funds and certain special purpose vehicles.

“Item” means any check, draft and other negotiable instrument, including a substitute check, deposited to your Account or cashed, automated clearinghouse (“ACH“) entry and all other types of external and book-entry funds transfers.

“JPMCB” means JPMorgan Chase Bank, N.A.

“JPMS” means J.P. Morgan Securities LLC.

“JPM Fund” means a mutual fund or other collective investment fund which a Morgan Affiliate advises or to which it provides other services for which it is separately compensated.

“Morgan” or “Morgan Affiliate” means JPMorgan Chase & Co. or any entity controlled by, controlling, or under common control with JPMorgan Chase & Co. For the purpose of this definition, “control” means ownership of more than 50% of the voting securities of an entity or the ability to elect a majority of the board of directors or other governing body of such entity.

“Morgan Affiliate Fund“ means any JPM Fund or any other fund that is an “affiliate“ of JPMCB as defined in Regulation W promulgated by the Federal Reserve Board.

“Non-U.S. Client” or “non-U.S. person” means a person, trust, foundation, partnership or entity domiciled in a foreign jurisdiction.

“Obligations” means all obligations of payment or performance, whether joint or several, contingent or otherwise, that you have to a Morgan Affiliate arising under the Agreement or any other agreement relating to products or services offered by or through J.P. Morgan, including, but not limited to, agreements for borrowed money, guarantees, letters of credit, floors, collars, swaps, options, foreign exchange transactions (or any similar transaction or combination of these types of transactions), overdrafts and shortfalls of any kind, no matter how arising, as well as obligations to pay fees, to provide information, to make accurate representations and to provide security.

“Property” means, but is not limited to, Securities and Securities Entitlements of all kinds, money, deposits, bankers’ acceptances, commercial paper, contract rights of all kinds, accounts, goods, documents, general intangibles, chattel paper, commodities and commodity interests and the distributions, proceeds, products and accessions of and to the above.

“Securities Depository” means any securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities.

“Securities Entitlement” means the rights and property interests of an entitlement holder with respect to a financial asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security” or “Securities” means any share (including a mutual fund share or unit of a unit investment trust), stock, bond, debenture, note, certificate of indebtedness, warrant, option, or interest, in each case whether represented by a certificate or by a book entry on the records of the issuer or other entity responsible for recording such book entries or by other means by which a claim to an interest is evidenced; any security or property that we hold as Securities Intermediary in your Account; and any Security Entitlement in respect of any of the foregoing.

“Shareholder and Investment Materials” mean shareholder material including proxy materials, prospectuses, corporate actions, and class actions.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Property and act on its behalf in different jurisdictions and includes any Subcustodian Bank Affiliate. In no event will an entity that is a Securities Depository, whether or not acting in that capacity, be deemed to be a Subcustodian. For the avoidance of doubt, the transfer agent of a Security shall not be deemed to be a Subcustodian with respect to that Security.

“Subcustodian Bank Affiliate” means a Subcustodian that is both a subsidiary of JPMorgan Chase & Co. and either (i) a bank chartered or incorporated in the United States of America or (ii) a branch or subsidiary of such a bank.

35.	Important Information about Conflicts Relating to Flow of Information

While different areas within J.P. Morgan have separate reporting lines and conduct their day-to-day business independently of each other, certain selected employees have management responsibilities over more than one area. We have implemented and maintain procedures, processes and controls to reduce the risk of any such employee from exercising inappropriate influence in carrying out their duties. We have information barriers and other policies to regulate and restrict the flow of information between and within different business areas. Strict controls are in place to regulate and restrict the flow of confidential information and nonpublic material information between our private banking and investment banking units.

36.	Important Information about Benchmark Reforms; LIBOR

Interest rates (such as LIBOR or EURIBOR) and a wide range of other index levels, rates and values are treated as “benchmarks” and are the subject of recent regulatory reform.

There are certain risks associated with loans, derivatives, floating rate securities and other instruments or investments that rely on a benchmark that changes or is affected by benchmark reforms. While benchmark reforms are intended to make benchmarks more robust, the reforms may cause benchmarks to perform differently than in the past, to disappear entirely or have other consequences that cannot be predicted. This could have a material impact on any investments linked to or referencing such a benchmark. Such impact may include (i) reducing or increasing the volatility of the published rate or level of the benchmark, (ii) early redemption or termination of the investment or (iii) adjustments to the terms of the investment. Any of these impacts may be disadvantageous to investors. In particular, reforms may increase costs and risks associated with investments that use an affected benchmark.

The LIBOR rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. The U.K. Financial Conduct Authority (“FCA”) has publicly announced that certain tenors and currencies of LIBOR will cease to be published or representative of the underlying market and economic reality they are intended to measure on certain future dates; current information about these dates is available at https://www.jpmorgan.com/disclosures/interbank_offered_rates. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published, and we recommend that you consult your advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to implement new or alternative reference rates to be used in place of LIBOR. There is no assurance that the composition or characteristics of any such alternative reference rate will be similar to or produce the same value or economic equivalence as LIBOR or that it will have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability, which may affect the value or liquidity or return on certain investments in the Account and result in costs incurred in connection with closing out positions and entering into new trades.

ACCOUNTS AND SERVICES RELATING TO ASSETS HELD BY JPMORGAN CHASE BANK, N.A. AND AFFILIATED BANKS

ASSET ALLOCATION ADVISORY SERVICES

Upon your request, JPMCB or an affiliated bank (a “Bank”) will advise you about the allocation and management of your investments and cash under management or held by JPMCB or Morgan Affiliates. The Bank also may, in consultation with you, present to you investment ideas and strategies for assets held or managed by other financial institutions to the extent you disclose such assets in writing to the Bank.

The Bank may advise and assist you in the preparation of an investment plan based upon information provided by you. Such investment plan documents the Bank’s understanding of, among other things, your current wealth picture, investment goals, risk profile and strategic asset allocation with J.P. Morgan. To the extent that the Bank exercises discretion and executes investment ideas in your managed account at JPMCB or, at your direction, JPMS executes trades in brokerage accounts, such transactions will be executed pursuant to governing documents and applicable law.

You will review your investment plan from time to time and notify the Bank if you believe any information contained therein is incorrect or does not reflect your investment goals, risk profile, desired asset allocation and/or other considerations addressed therein. Rebalancing decisions and directing the movement of assets between your Accounts are your sole responsibility and neither the Bank nor JPMS will do so except pursuant to your express direction.

From time to time the Bank may recommend changes in your investment plan. No changes in such plan shall be effective unless agreed to in writing by you. Until notified in writing by you, the Bank is entitled to rely upon the most recent investment plan that you have adopted.

Asset allocation services are subject to the General Terms for Accounts and Services and Appendices contained herein (the “General Terms”) as well as the Asset Account Agreement. Capitalized terms not otherwise defined in this Agreement have the meanings given to them in the General Terms. To the extent there are any conflicts between the General Terms and this Agreement, this Agreement shall prevail.

ASSET ACCOUNT AGREEMENT

The “Asset Account” is a group of accounts and financial services that can be linked together. Account activity and holdings will be reported on an integrated and comprehensive statement. The following accounts and services may be linked:

●	An automatic sweep of deposits and uninvested cash balances into a J.P. Morgan Fund that is a money market mutual fund;
●	An Account which will hold Securities and other Property (“Custody Account”);
●	Direct purchase of J.P. Morgan Funds;
●	Banking services:
1.	check-writing capability
2.	an ATM or debit card (“Banking Card”) issued by a Morgan Affiliate for use to withdraw funds from an Account or to make purchases at participating merchants
3.	electronic banking and funds transfers services, including information about the Asset Account; and
●	Optional brokerage execution services offered through JPMS.

Each of these is described in more detail below.

1.	Deposits and Uninvested Cash

Uninvested cash balances and new cash deposits (collectively, “Cash Deposit”) in your Custody Account will be held on your behalf with JPMorgan Chase Bank, N.A., a wholly owned subsidiary of JPMorgan Chase & Co., unless otherwise provided herein. We may, but are not required to, pay interest on the Cash Deposit from time to time at our discretion (or charge a fee if, at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is negative). This rate is established on the basis of various market factors, including short-term rates, federal funds rates, and competitors’ rates. At any time and at our discretion, how the rate is determined on the Cash Deposit may change. This rate may be tiered based on the balances in your Accounts.

The interest rate and annual percentage yield (APY) applicable to the Cash Deposit on the date your Asset Account is opened will be set forth on a “rate sheet” or other interest rate disclosure provided when the Asset Account is opened. The interest rate disclosure is considered part of this agreement.

If designated as interest bearing, interest on Cash Deposit will be compounded monthly, calculated daily using the daily accrual method, and credited to your Account on the first day of the month. The daily accrual method applies the daily periodic rate to the principal balance in the account. Interest will begin to accrue on the first business day that funds are credited to the Account. Interest is computed on a 365-day basis, except in leap years when interest is computed on a 366-day basis. We pay interest only in whole cents. Therefore, at the end of each interest payment period, any fractional amount of interest less than half of one cent will be rounded down and any fractional amount of interest equal to half of one cent or more will be rounded up to the next whole cent, which means that certain low balances will accrue no interest, particularly in a low-interest rate environment. Interest on Cash Deposit will cease accruing on the date you instruct JPMorgan Chase Bank, N.A., or JPMorgan Chase Bank, N.A. notifies you, to close your Asset or Custody Account. See the “Exit Procedure” section of this Agreement for more details.

Cash Deposit held at U.S. branch offices is insured by the Federal Deposit Insurance Corporation (“FDIC”) for the standard insurance amount of $250,000 per depositor, per insured bank, for each account ownership category. The $250,000 limit on FDIC insurance generally represents the aggregate coverage available to an individual for all deposit accounts held in a custodial capacity on the individual’s behalf at any particular insured financial institution. If the combined balance of your Cash Deposit and any other single ownership categories that you have with the same bank exceeds $250,000, your total FDIC coverage for all single ownership categories with the same bank will be limited to $250,000, but if you have funds in two FDIC-insured Morgan Affiliate banks, those funds will be covered separately up to the applicable limits. Cash Deposit in excess of $250,000 in any single FDIC-insured institution will be uninsured.

This section describes our default approach to the calculation and payment of interest on Cash Deposits for custody, brokerage, and managed accounts other than those accounts held by Financial Institution Clients.

Cash Deposit, as previously defined as uninvested cash balances and new cash deposits, in managed accounts will be held with JPMorgan Chase Bank, N.A. as a deposit, unless you instruct otherwise or as may be required by applicable law or regulations. JPMorgan Chase Bank, N.A. benefits from these Cash Deposits. For example, JPMorgan Chase Bank, N.A. may use the deposits to make loans and other investments. The profitability on such lending activities and investments is generally measured by the difference, or “spread,” between the interest rate paid on the deposits and other costs associated with the Cash Deposit, and the interest rate or other income earned by JPMorgan Chase Bank, N.A. on loans and investments made with the deposits. Therefore, JPMorgan Chase Bank, N.A. has a financial incentive in the use of the Cash Deposit for uninvested cash balances.

As an alternative to this default approach, managed account clients and Non-U.S. clients can request to utilize the Money Market Sweep Fund as described and defined in the section immediately below. For Financial Institution Clients, the Money Market Sweep Fund is the default and typically sole approach. We may, at our sole discretion, make the Money Market Sweep Fund available to brokerage and custody accounts subject to certain criteria, including, but not limited to, relationship balance, the frequency of money market fund purchases in the account and market conditions, including prevailing interest rates. Generally, managed accounts, irrespective of whether they utilize the Money Market Sweep Fund, receive a higher rate of interest on Cash Deposits than brokerage and custody accounts. Please contact your J.P. Morgan team to learn more about the Money Market Sweep Fund as well as applicable rates on Cash Deposits and the Money Market Sweep Fund, all of which are subject to change.

Money Market Sweep Fund

Managed accounts, as well as certain brokerage and custody accounts as described in the section immediately above, can request to have uninvested cash balances swept into a dividend-paying money market mutual fund (the “Money Market Sweep Fund”) offered by a Morgan Affiliate, so long as the selected Money Market Sweep Fund is available to accept such funds for investment. If you have selected banking services and access Cash Deposit held in your Custody Account by check seven or more times within a quarter, then you will no longer be eligible for the Money Market Sweep Fund. Funds that are to be invested in a Money Market Sweep Fund will be held in a single consolidated JPMorgan Chase Bank, N.A. account overnight and invested in the designated Money Market Sweep Fund on the morning of the next business day. In the event of a failure of JPMorgan Chase Bank, N.A. on the day that the balances are swept from the beneficial owner’s account to the single consolidated JPMorgan Chase Bank, N.A. account, the balances will be considered deposits by the Federal Deposit Insurance Corporation (FDIC) and will be insured by the FDIC under its applicable insurance rules and limits. However, if JPMorgan Chase Bank, N.A. were to fail on the next business day, when the balances are invested in the Money Market Sweep Fund, the balance will not be considered deposits by the FDIC, and the beneficial owner’s swept balances will be treated in one of two ways: (i) if the failed JPMorgan Chase Bank, N.A.’s assets were transferred to an acquiring institution, the swept balances will be available to be returned back into the client’s account on the business day following the failure of JPMorgan Chase Bank, N.A.; or (ii) if the failed JPMorgan Chase Bank, N.A. will be dissolved, the client will receive a check or other payment from the FDIC for the value of the client’s allotted interest in the Money Market Sweep Fund in accordance with FDIC’s normal procedures. We have no duty to supervise any Money Market Sweep Fund and have not provided you with any investment advice or recommendation, nor are we responsible for any act or omission, or the solvency of, any Money Market Sweep Fund. The transfer agent or distributor of the Money Market Sweep Fund has the sole responsibility to provide information to you about it. In certain states, money market mutual funds are marketed through J.P. Morgan Securities LLC. Non-U.S. clients should consult their independent tax, accounting and legal advisors before investing in the Money Market Sweep Fund, including to determine if a particular Money Market Sweep Fund is a U.S. situs asset and potentially subject to U.S. estate taxes.

You could lose money by investing in a Money Market Sweep Fund. With respect to a Money Market Sweep Fund that qualifies as a “retail” or “government” money market fund under applicable money market fund regulations, although the Money Market Sweep Fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. If a Money Market Sweep Fund does not qualify as a “government” money market fund, the Money Market Sweep Fund may impose a fee upon sale of your shares or may temporarily suspend your ability to sell shares if the Money Market Sweep Fund’s liquidity falls below required minimums because of market conditions or other factors. An investment in a Money Market Sweep Fund is not insured or guaranteed by the FDIC or any other government agency. A Money Market Sweep Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time.

You appoint us, or our designated Morgan Affiliate, as your attorney-in-fact with full power and authority to purchase or redeem shares of the Money Market Sweep Fund or otherwise to effect transactions with your Money Market Sweep Fund as instructed by you, or to discharge any Obligation you owe to us or a Morgan Affiliate, or as required by the prospectus of the applicable Money Market Sweep Fund, or otherwise in accordance with this Agreement. You agree that we shall not be liable for any losses, direct or indirect, resulting from your investment in a Money Market Sweep Fund, including, but not limited to, the Money Market Sweep Fund’s variable net asset value, redemption gates or liquidity fees.

We are not obligated to continue to provide money market sweep services during any time that the Money Market Sweep Fund you select is not available to accept collected balances for investment.

If a Money Market Sweep Fund imposes a liquidity fee on the redemption of Money Market Sweep Fund shares, we will execute all scheduled redemption orders of the Money Market Sweep Fund shares, even though the fee will be deducted from the redemption proceeds and will reduce the amount actually received by you, and may cause an overdraft in your Account.

If a Money Market Sweep Fund imposes a redemption gate, you understand that: (i) you may not receive redemption proceeds for a predetermined period of time (up to applicable regulatory limits) in the Money Market Sweep Fund’s discretion; (ii) the Net Asset Value (“NAV”) of the Money Market Fund shares may fluctuate during the time period that the redemption gate is in effect; and (iii) redemption gates may cause an overdraft in your Account. You agree that when the Money Market Sweep Fund has imposed a redemption gate, we will not execute purchase orders of Money Market Sweep Fund shares and will process redemptions: (i) for a full suspension, when the gate is lifted; and (ii) for a partial suspension, the Money Market Sweep Fund will carry over the redemption order until it is fulfilled.

You acknowledge that a certain Money Market Sweep Fund may calculate its NAV multiple times per business day, as set forth in the Money Market Sweep Fund’s prospectus or offering documents. We will submit all purchase and redemption orders to the Money Market Sweep Fund on or before the Money Market Sweep Fund’s NAV calculation time of the next business day. You will receive the NAV per share next calculated after the Money Market Sweep Fund (or its designee) receives and accepts the order from us.

You acknowledge that a certain Money Market Sweep Fund may have new trade cutoff times that may be earlier than previously set by the Money Market Sweep Fund, and under certain circumstances such cutoff times may change from time to time.

Withdrawals from Your Cash Deposit or Sweep Fund

We may refuse withdrawals from the Cash Deposit or the Money Market Sweep Fund if funds are not available, or if the Account is pledged as collateral in respect of an outstanding Obligation or otherwise, or if we suspect legal violations, fraud, impropriety, or other irregularity, or if we are served with legal process affecting your Account.

On any day, and subject to the limitations described in this Agreement, you can withdraw the total balance of the available balance of the Cash Deposit or Money Market Sweep Fund. In the event that the total balance is zero or less or in any other circumstance when funds cannot be transferred to cover debits or withdrawals that would result in an overdraft, we will have no obligation to honor any withdrawal, debit, or instruction to transfer funds, including payments for purchases of Securities or other Property. In the event that your action creates an overdraft and we agree to pay it, you will pay the entire amount of such overdraft balance immediately. Interest will be charged on such overdraft at a rate computed in accordance with our current rate schedule.

2.	The Custody Account

Custody Accounts are maintained at the Morgan Affiliate determined to be most convenient when an Account is opened. Unless otherwise indicated on the periodic statement for the Custody Account, the Morgan Affiliate with which your Custody Account is held is JPMorgan Chase Bank, N.A.

General Terms of Custody

We will record, on our books, your interest in Property that we hold directly or indirectly for your account as your custodial agent. Property may be held through one or more Subcustodians or Securities Depositories we select and may be registered in the name of our nominee, or in the name of the nominee of any Securities Depository or Subcustodian that we use. Your Securities may be held in omnibus accounts and treated as fungible with all other Securities of the same class and denomination pursuant to the provisions of applicable law. We may hold in bearer form such Securities as are customarily held in bearer form or are delivered to us or a Subcustodian in bearer form. Property we hold for your account through a Subcustodian or Securities Depository will be held subject to this Agreement, applicable law and market requirements. For the avoidance of doubt, unless we have provided prior written approval, you may not instruct a third party to register any Security in the name of J.P. Morgan, a Subcustodian, a Securities Depository or any of their respective nominees. You agree that any Security registered in the name of J.P. Morgan, a Subcustodian, a Securities Depository or any of their respective nominees without our authorization shall not be considered to be held in custody under this Agreement.

We will receive distributions of dividends, interest, stock, rights, and other similar payments and distributions with respect to Securities, present for payment maturing Securities and those called for redemption, as well as income and interest coupons and other income items that call for payment upon presentation, sell any fractional interests in Securities resulting from a dividend of Securities, in all cases net of any applicable taxes or other charges withheld by the maker of such payment or distribution, and deposit funds received in your Custody Account.

In the event that, as a result of holding Securities in an omnibus account, you receive fractional interests in Securities arising out of a corporate action or class-action litigation, we will credit you with the amount of cash you would have received, as reasonably determined by us, had the Securities not been held in an omnibus account, and you shall relinquish to us your interest in such fractional interests.

We will execute in your name such certificates as may be required to obtain payment in respect of Securities, exchange interim or temporary documents of title for definitive ones, or obtain new certificates if the par value of any shares is changed.

You will be solely responsible for compliance with any notification or other requirement of any jurisdiction affecting your beneficial ownership of Property, and we will not be liable for your noncompliance with those requirements.

In accordance with the J.P. Morgan Privacy Notice, we are authorized to release your non-public personal information, including, but not limited to, your name, contact information, and share positions, in order to process your transactions, maintain your accounts, and comply with applicable law, including to Securities Intermediaries, Morgan Affiliates and competent regulators and law enforcement authorities.

Unless you have instructed us otherwise in writing, or unless such release is mandatory, we are authorized to release to issuing companies your name, contact information, and share positions, in compliance with applicable laws.

Appointment as Agent: Authorization

You appoint us, or our designated Morgan Affiliate, as your agent in connection with our provision of custody services and authorize us to represent you in every respect, in your name and place, with regard to our acting as your custodian pursuant to this Agreement. By way of example, but not by way of limitation, we or the appropriate Subcustodian are authorized to execute endorsements, assignments, or other instruments of conveyance or transfers of Securities or other Property in the Account and to execute any other documents deemed necessary or desirable and proper in connection with our provision of custody services under this Agreement. Our signature or that of the appropriate Subcustodian, as well as any and all declarations or other documents, will be fully binding on you, and you will be fully liable for any and all dispositions made by us. This power is coupled with an interest and will survive your disability or incompetence. Our appointment as agent pursuant to this paragraph will not be understood to impose upon us any additional duties not expressly undertaken in this Agreement.

We, in our sole discretion, are also expressly authorized to employ agents and sub-agents in connection with our provision of custody services under this Agreement and pay reasonable compensation to such agents and sub-agents directly from the Account.

In cases where you hold assets in an account maintained in your name at the Subcustodian (in which case assets held in that account will not be part of the Custody Account unless otherwise agreed with the Subcustodian), you appoint us as your agent to act on your behalf upon your instructions and to take such actions as are deemed necessary to comply with applicable law or market requirements or to exercise any right or remedy available to us under applicable law or otherwise.

Acting on Instructions; Unclear Instructions

You authorize us to accept, rely upon and/or act upon any instructions received by you without inquiry. You are solely responsible for the accuracy and completeness of instructions, their proper delivery to us, for updating instructions as may be necessary to ensure their continued accuracy and completeness, and for monitoring their status. We will not be responsible for any liabilities resulting from your failure to perform these responsibilities.

We shall promptly notify an Authorized Person if we determine that an instruction does not contain all information reasonably necessary for us to carry out the instruction. We may decline to act upon an instruction if we do not receive missing information, clarification or confirmation satisfactory to us. We will not be liable for any liabilities arising from any reasonable delay in carrying out any such instruction while we seek any such missing information, clarification or confirmation, or in declining to act upon any instruction for which we do not receive such missing information, clarification, or confirmation satisfactory to us.

Corporate Events

Corporate actions include any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to Securities that requires discretionary action by the beneficial owner of the Securities, but does not include rights with respect to class-action litigation or proxy voting. Promptly after receipt from issuers, we will forward to you corporate actions relating to Securities held in your Custody Account. We will act in accordance with your instructions in relation to such corporate actions. If you fail to provide us with timely Instructions with respect to any corporate action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that corporate action, except as otherwise agreed in writing by you and J.P. Morgan.

In the event of a rights offering by an issuer of Securities, if you do not instruct us how to exercise your rights under such offering by the applicable deadline, then we will take no action, and the rights will expire (such expiration may be subject to further action by the issuer of Securities in certain circumstances). In the event of a partial redemption of Securities, if your Securities are part of a fungible group, then we, the issuer, the Securities Depository, and the Subcustodian each may select, in any nondiscriminatory manner, the Securities to participate in such partial redemption, partial payment, or other action affecting less than all Securities of the relevant class.

With respect to any corporate events not otherwise described above, we may (in the absence of an instruction from an Authorized Person within any prescribed deadline) take any action that we consider appropriate under the circumstances, provided that we will not be obligated to take any action with respect to any corporate event or any legal proceedings involving holders of Securities.

You acknowledge that J.P. Morgan’s ability to act on your instructions or directions for corporate events may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to: (i) the Securities being on loan or out for registration; (ii) the pendency of conversion or another corporate action; (iii) the Securities being held in a margin or collateral account with J.P. Morgan or another bank or broker, pledged to a counterparty, or otherwise in a manner which affects voting; (iv) local law or market practices, or restrictions by the issuer; and (v) J.P. Morgan being required to take action with respect to all shares held for a particular issue for all of our clients on a uniform basis (i.e., a “yes” or “no” for the total position based on net instructions received from all its clients).

Class Action Settlements

Any notices received by J.P. Morgan regarding settled securities class-action litigation that requires action by affected beneficial owners of the underlying Securities will be promptly forwarded to the client if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that the client was a shareholder and held the relevant Securities in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of the client in respect to such notifications except as otherwise agreed in writing between the client and J.P. Morgan.

Proxies

J.P. Morgan shall not be obligated to take any action or render any advice with respect to the voting of proxies related to issues of securities held in your Custody Account(s). Further, there may be instances when you may not be able to exercise voting or other rights of ownership. J.P. Morgan will forward all proxies received by it from issuers, including proxy solicitation material and other related material, including interim reports, annual reports and other issuer mailings to you, and you are responsible for providing J.P. Morgan with any applicable instructions or directions contemplated by such communications.

You acknowledge that J.P. Morgan’s ability to act on your instructions or directions with respect to the voting of proxies may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to: (i) the Securities being on loan or out for registration; (ii) the pendency of conversion or another corporate action; (iii) the Securities being held in a margin or collateral account with J.P. Morgan or another bank or broker, pledged to a counterparty, or otherwise in a manner which affects voting; (iv) local law or market practices, or restrictions by the issuer; and (v) J.P. Morgan being required to vote all shares held for a particular issue for all of our clients on a uniform basis (i.e., a “yes” or “no” vote for the total position based on net voting instructions received from all its clients).

Subcustodians and Securities Depositories

To the extent permitted by applicable law, we will require each Subcustodian to identify that Securities held at such Subcustodian by us on behalf of our clients belong to our clients, by means of differently titled accounts on the books of the Subcustodian or other equivalent measures that achieve the same level of protection. We reserve the right to refuse to accept delivery of Securities or cash in certain countries and jurisdictions.

Unless instructions require another location acceptable to us or as otherwise provided herein, Securities will be held in the country or jurisdiction in which their principal trading market is located, where such Securities may be presented for payment, where such Securities were acquired, or where such Securities are located. We reserve the right to restrict your access to the services we provide in, and the liabilities we incur with respect to, certain markets that are deemed by us to be restricted markets from time to time.

You remain responsible for assessing and managing investment-related exposures arising out of the country risk of investing or holding assets in a particular country or market. Accordingly, we will not be responsible for any liabilities resulting from country risk. Country risk includes, but is not limited to, risks arising from nationalization, expropriation, capital controls, currency restrictions or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of assets held in custody; the regulation of the banking and securities industries, including changes in market rules; currency devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets. If an event resulting from country risk leads to restrictions on, or losses of, cash or cash equivalents held by us or any Subcustodian Bank Affiliate in any market for the purpose of facilitating our custody business, we may, at our sole discretion, apply the impact of those restrictions or losses to the relevant currency held in your Custody Account in a proportional manner as we may reasonably determine.

Liability for Subcustodians and Securities Depositories

Any agreement that we enter into with a Subcustodian for holding your assets will provide (i) that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and (ii) that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration, unless in each case required otherwise by applicable law in the relevant market. We shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against your assets. Where a Subcustodian deposits Securities with a Securities Depository, we will direct the Subcustodian to identify on its records that the Securities deposited by the Subcustodian at such Securities Depository belong to us, as your agent.

We will be liable for direct liabilities incurred by you with respect to your Custody Account that result from the gross negligence, fraud or willful misconduct of a Subcustodian in the provision of custodial services by it according to the standards prevailing in the relevant market, or the insolvency of any Subcustodian Bank Affiliate.

We will use reasonable care in the selection, monitoring and continued appointment of Subcustodians. Subject to our duty in the foregoing sentence and our duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by us in our oversight process, we will not be responsible for any losses (whether direct or indirect) incurred by you that result from the insolvency of any Subcustodian which is not our branch or a Subcustodian Bank Affiliate.

We are not responsible for the selection or monitoring of any Securities Depository and will not be liable for any liabilities arising out of any act or omission by (or the insolvency of) any Securities Depository. In the event you incur any liabilities due to an act or omission, negligence, willful misconduct, fraud or insolvency of a Securities Depository, we will make reasonable efforts, in our discretion, to seek recovery from the Securities Depository, but we will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

Deposit of Cash

Any cash in any currency received by or on our behalf for your account will be either (i) deposited in one or more custody accounts held by us in the United States or at one of our non-U.S. branch offices and will constitute a debt owing to you by us as banker, provided that any cash so deposited with a non-U.S. branch office will be payable exclusively by that branch office in the applicable currency, subject to compliance with applicable law, including, without limitation, any applicable currency restrictions, or (ii) deposited in an account maintained in your name at the Subcustodian in the relevant market, in which case the deposit will constitute a debt owing to you by that Subcustodian as your banker and not by us, payable exclusively in the applicable currency at that Subcustodian; for the avoidance of doubt, cash held in that account will not be part of the Custody Account.

Deposits at the London Branch

The London Branch of JPMorgan Chase Bank, N.A. is a participant in the UK Financial Services Compensation Scheme (the “FSCS”), and the following terms apply to the extent any of your cash deposits are held at the London Branch. The terms of the FSCS offer protection in connection with deposits to certain types of claimants in the event that they suffer a financial loss as a direct consequence of the London Branch being unable to meet any of its obligations and, subject to the FSCS rules regarding eligible deposits, you may have a right to claim compensation from the FSCS. Subject to the FSCS rules, the maximum compensation payable by the FSCS in relation to eligible deposits is as set out in the relevant information sheet, which is available online as referenced below. For the purposes of establishing such maximum compensation, all your eligible deposits at the London Branch are aggregated and the total is subject to such maximum compensation.

For further information about the compensation provided by the FSCS, refer to the FSCS website at www.FSCS.org.uk. Further information is also available online at http://www.jpmorgan.com/pages/deposit-guarantee-scheme-directive.

Settlement of Transactions

We will act in accordance with instructions with respect to settlement of transactions. Settlement of transactions will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, you authorize us to deliver Securities or cash payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and you acknowledge and agree that such action alone will not of itself constitute negligence, fraud, or willful misconduct from us, and the risk of loss arising from any such action will be borne by you. If your counterparty (or other appropriate party) fails to deliver the expected consideration as agreed, we will notify you of such failure. If your counterparty continues to fail to deliver the expected consideration, we will provide information reasonably requested by you that we have in our possession to allow you to enforce your rights against your counterparty, but neither we nor our Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

We will make purchases, sales, and deliveries only in accordance with instructions given by you or an Authorized Person, but we are not obligated to make payments for purchases unless the total balance of your Cash Deposit or Money Market Sweep Fund can cover the payment. If, however, we do make a payment on your behalf which exceeds the total balance, you will reimburse us immediately for the amount of the excess. We are not obligated to exchange or transfer Securities unless sufficient Securities actually are in the Account and available for delivery.

We will post such transaction on the date on which the cash or Securities received as consideration for the transaction is actually received and settled by us. In some securities markets and cash clearing systems, deliveries of Securities and cash may be reversed under certain circumstances. Accordingly, credits of Securities and/or cash to the Account are provisional and subject to reversal if, in accordance with relevant local law and practice, the delivery of the Securities or cash is reversed. We reserve the right to reverse any transactions that are credited to the Accounts due to mispostings, errors and other similar actions.

We may, but shall not be obliged to, make available to you from time to time special settlement services (including continuous linked settlement) for transactions involving Securities, cash, foreign exchange, and other instruments or contracts.

You shall comply, and shall cause your Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

Foreign Exchange Transactions

We may, in our discretion, hold non-U.S. dollar currencies in your Account to effect transactions denominated in non-U.S. dollar currencies. We may convert one currency into another at any time and without prior notice at the current market rate for spot foreign exchange transactions or for forward foreign exchange transactions as reasonably determined by us or any Morgan Affiliate in our or its sole discretion. Deposits may be held, and transactions effected through, an account with a Morgan Affiliate or another bank in the country where such currency is the lawful currency or in other countries where such currency may be lawfully held on deposit.

To facilitate your trading and investment activity, we may, but will not be obliged to, enter into spot or forward foreign exchange contracts as principal with you or an Authorized Person, and may also provide foreign exchange contracts and facilities through Morgan Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts and facilities, but we may establish rules or limitations concerning any foreign exchange contract or facility made available. In all cases where J.P. Morgan or Morgan Affiliates or Subcustodians enter into foreign exchange contracts or facilities with you, J.P. Morgan will not be executing or otherwise placing any foreign exchange transaction as your agent, and such transactions will be governed by the terms and conditions of such foreign exchange contracts or facilities (as the case may be). Such foreign exchange contracts and facilities shall not be deemed as part of the custodial, settlement or associated services under this Agreement. With respect to your foreign exchange contracts or facilities with J.P. Morgan, J.P. Morgan will be acting on a principal basis as your counterparty on such foreign exchange contracts or facilities (as the case may be).

Standing Broker Transactions

We are authorized to accept and act on all instructions received from JPMS, its employees and agents to either receive or deliver Property against payment into or from your Custody Account and to take funds from your Cash Deposit or Money Market Sweep Fund to pay for any transaction, service, or other fee on behalf of JPMS. You agree to assume all risks that may result from any action we take in reliance in good faith on instructions from JPMS. You will not send us separate settlement instructions for your Securities transactions.

We are authorized to receive from or deliver to any broker Securities as specified by the broker through the Depository Trust Company (“DTC”) Interactive Institutional Delivery System or similar system. We will accept instructions through DTC from any broker and will automatically affirm and settle for your Custody Account each Securities transaction for which your broker provides us information through DTC’s Interactive Institutional Delivery System or any other electronic execution, affirmation, confirmation, or delivery system for Securities in common use in the relevant market or markets for any particular instrument that we determine to be appropriate under the circumstances in our sole discretion. In carrying out these transactions, your broker will furnish you with confirmations directly, and your broker will be responsible for the accuracy of the trade and any other transaction details.

Investing in Non-U.S. Markets

When you invest in a non-U.S. market, you may receive J.P. Morgan’s “Investor Kit” and other market information products for the relevant market (collectively, “Investor Information”). By investing in the market, you confirm that you have read and understand the Investor Information for the relevant market, including information regarding trading and settlement practices, and other nuances or special considerations for the market.

3.	Direct Purchase of J.P. Morgan Funds

Subject to applicable law, you may purchase shares directly in one or more J.P. Morgan Funds. In certain states, however, J.P. Morgan Funds are available only through JPMS.

Your positions in J.P. Morgan Funds will appear on your Asset Account statement, and you will not receive a separate statement from any Fund. All cash proceeds of redemptions of J.P. Morgan Funds will be credited to your Asset Account. Dividends and capital gains distributions from J.P. Morgan Funds will be reinvested unless you otherwise notify us at the time of purchase.

4.	Banking Services

If you have selected banking services for your Custody Account, Cash Deposit held in the Account can be accessed through use of banking services, including checks, a banking card, electronic banking and funds transfer services. The use of banking services is governed by the Deposit Account Agreement; Appendix: Other Banking Services Relating to Accounts; and Appendix: Asset Account and Deposit Account— Funds Availability Policy Statement. You understand that you must also refer to the Banking Card Agreement you will receive when the Card is delivered to you.

Use of the Banking Card by an Authorized Person, presentment of a check signed by an Authorized Person, and requests for funds transfers will be an instruction to us to redeem shares of your Money Market Sweep Fund. We are also authorized to redeem the shares in your Money Market Sweep Fund to discharge any Obligation you owe to us or any Morgan Affiliate, or as required by the prospectus of the applicable Money Market Sweep Fund. This authorization extends to your Money Market Sweep Fund only, not to other Securities held in the Custody Account.

You may elect to transfer funds into or out of your Money Market Sweep Fund or Cash Deposit in the Custody Account by funds transfers, “Payment Orders” (fund transfers NOT governed by the Electronic Fund Transfer Act) or through electronic funds transfer (“EFT”) networks such as the Automated Clearing House (“ACH”) System, the Real-Time Payment System (“RTPS”) or other similar networks. If you request us to arrange for domestic and/or international fund transfers and related services, you authorize us to accept such funds transfer instructions from you by telephone, tested telex, facsimile transmission, or in writing or other methods upon which we agree, and to receive funds sent to your Account.

Specific Terms for Notice Deposit

Upon your request, a specified amount of your U.S. dollar-denominated Cash Deposit may be designated as a notice deposit payable only upon receipt of notice from you (“Notice Deposit”). If selected, the Notice Deposit terms set forth in this section, in any Notice Deposit confirmation, and in the interest rate and annual percentage yield (“APY”) disclosure applicable to the Notice Deposit, shall apply during the entire term of the Notice Deposit. In the event of a conflict between the Notice Deposit terms set forth herein and the terms disclosed in any Notice Deposit confirmation, the terms in the Notice Deposit confirmation shall prevail.

The standard minimum deposit amount to establish a U.S. dollar-denominated Notice Deposit is $1,000. There is no minimum balance requirement after the initial deposit in the Notice Deposit. Once established, any new cash deposits or uninvested cash balances (including credited interest) in your Custody Account will not be added to the Notice Deposit unless otherwise instructed by you. You agree that the Notice Deposit shall remain on deposit in your Custody Account until the Maturity Date (defined below). If, on the Withdrawal Date, the Withdrawal Amount requested is more than the total amount of funds available for withdrawal in the Notice Deposit, the Withdrawal Amount will be readjusted to the maximum amount available for withdrawal from the Notice Deposit at that time. Depending on market conditions, we may choose not to offer Notice Deposits.

Payment and Calculation of Interest. The interest rate and APY applicable to the Notice Deposit will be set forth on a separate rate sheet or other interest rate disclosure in effect on the date the Notice Deposit is established. The interest rate disclosure is considered a part of these terms. The interest rate and APY applicable to the Notice Deposit (excluding the Withdrawal Amount) may change at any time, at our discretion, without prior notice to you. The interest rate and APY applicable to the Withdrawal Amount from the date of the Withdrawal Notice to up to, but not including, the Withdrawal Date will be fixed at the interest rate and APY in effect on the date of the Withdrawal Notice, as set forth on the interest rate disclosure provided with your periodic account statement. Interest on the Notice Deposit (including the Withdrawal Amount) will be credited monthly to the Custody Account. As of the date of the Withdrawal Notice, interest on the Withdrawal Amount will be credited to the Custody Account on the Withdrawal Date. Interest will be computed on a 365-day basis, using the daily balance method. This method applies a periodic rate each day to the balance in the Notice Deposit. Interest begins to accrue on the business day the funds are credited to the Notice Deposit up to, but not including, the Withdrawal Date.

Term; Maturity Date. The maturity date of the Notice Deposit (“Maturity Date”) shall be the date that is 35 or 95 days, as applicable, from (but not including) the date the Notice Deposit is established. The Maturity Date shall be automatically extended each day for one additional day until the Notice Deposit is terminated. You may terminate the automatic extension of the Maturity Date in respect of all or part of the Notice Deposit by providing J.P. Morgan with notice (“Withdrawal Notice”) of your intention to withdraw all or part of the Notice Deposit (“Withdrawal Amount”). Upon J.P. Morgan’s receipt of the Withdrawal Notice, the Maturity Date of the Notice Deposit in respect of the Withdrawal Amount (“Withdrawal Date”) shall be fixed at a date 35 or 95 days, as applicable, from (but not including) J.P. Morgan’s receipt of the Withdrawal Notice, or the next business day thereafter if the specified date does not fall on a business day.

Withdrawal Penalty. Following 35 or 95 days, as applicable, after the establishment of the Notice Deposit, if requested by you and agreed to by J.P. Morgan, any funds withdrawn from the Notice Deposit less than 7 days after the date such funds were designated or added to the Notice Deposit, or less than 7 days after a previous withdrawal from the Notice Deposit, will be subject to an early withdrawal penalty. The early withdrawal penalty will be calculated as 7 days of interest on the amount withdrawn. The amount of your penalty will be deducted from the Notice Deposit.

Termination. You may terminate the Notice Deposit designation at any time upon 35 or 95 days’ advance notice to J.P. Morgan, as applicable. Once J.P. Morgan receives your notice of termination, no additional funds (including interest) can be added to the Notice Deposit. As of the termination date: (i) the Notice Deposit terms, including the Notice Deposit interest rate and APY, will no longer apply to the respective Cash Deposit, and (ii) if designated as interest bearing, such Cash Deposit will earn interest in accordance with the non-notice Cash Deposit interest rate and APY disclosure provided to you when the Custody Account was opened, as may have been amended from time to time.

Specific Terms for Time Deposits

Upon your request, a specified amount of your U.S. dollar-denominated Cash Deposit may be designated as a time deposit. The standard minimum deposit amount to establish a U.S. dollar-denominated time deposit (“TD”) is $1,000. The maturity date is the last day of your TD’s term. The maximum term available is 365 days. By establishing your TD, you have agreed to keep the designated amount (principal) on deposit for the agreed upon stated term. The TD terms set forth herein, in any TD confirmation and interest rate disclosure, including the Annual Percentage Yield (“APY”), shall apply during the entire term of the TD. In the event of a conflict between the TD terms set forth herein and the terms disclosed in any TD confirmation or renewal notice, the terms in the TD confirmation or renewal notice shall prevail. If your TD is automatically renewable, and has a maturity of longer than one month, the Bank may change any provision of these terms for successive renewal periods (the interest rate and the APY may be modified pursuant to the Maturity Conditions section below) with at least 30 days written notice prior to the maturity date of the existing TD or at least 20 days before the end of the 10-day grace period. The Bank may change these terms at any time for a TD with a maturity of one month or less.

Grace Period. The grace period is the 10 days after the maturity date for TDs with a term of 14 days or longer. During the grace period, you can change the term of the TD or close the TD and withdraw the full principal amount without paying an early withdrawal penalty.

Payment and Calculation of Interest. Interest on J.P. Morgan TDs will be compounded daily and computed on a 365-day basis using the daily balance method. This method applies a periodic rate each day to the balance in the TD. The APY assumes interest will remain on deposit until maturity. Interest begins to accrue on the business day the principal amount is credited to the TD up to, but not including, the maturity date. If the TD is maturing, and not being automatically renewed, interest on the TD will be credited to the Custody Account on the maturity date, or the next business day thereafter if the maturity date does not fall on a business day. The interest rate and APY applicable to your TD will be set forth on a separate rate sheet, confirmation or other interest rate disclosure provided to you when your Asset Account is opened or when your TD is established. That interest rate disclosure, as may be amended, is considered part of these terms.

Maturity Conditions. For automatically renewable TDs, your TD will automatically be re-established for the same time period as the initial term, and thereafter for successive like periods of time, unless (i) you have a different renewal term as part of a TD ladder; (ii) you close your Asset Account; or (iii) we notify you otherwise. Once your TD renews, any reference to the maturity date means the last day of the new term, or the next business day thereafter if the maturity date does not fall on a business day. For the renewal term, your TD will earn interest at the rate then in effect on the renewal date for like TDs. Closures made during the grace period are not subject to early withdrawal penalties described below. For single maturity TDs, your TD will not automatically renew on the maturity date. No interest is earned or paid on the TD on or after the maturity date. As of the maturity date: (i) the TD terms, including the TD interest rate and APY, will no longer apply to the respective Cash Deposit, and (ii) if designated as interest bearing, such Cash Deposit will earn interest in accordance with the non-TD interest rate and APY disclosure provided to you when the Asset Account was opened, as may have been amended from time to time.

TD Ladders. We may offer a TD ladder, which is a group of TDs established by you on the same calendar day but with different maturity dates. When each TD matures, its term will automatically renew for the longest term of the original group. For example, in a 12-month TD ladder, you may open four TDs with original terms of 3, 6, 9 and 12 months, respectively. When each TD matures, its new term will be 12 months. The result will be four 12-month TDs with a TD maturing every three months.

Reinvestment of Interest. When you establish a TD and elect for automatic renewal, you may additionally elect for interest earned from the TD to be reinvested at the time of maturity. If you elect to reinvest interest, you authorize and instruct the Bank to override any other standing instructions you may have regarding interest and dividend payments in your Asset Account. The reinvested interest will be considered principal of the re-established TD.

Early Withdrawal Penalties. There is a penalty for withdrawing principal prior to the maturity date. If the term of the TD is less than 6 months, the early withdrawal penalty is calculated as 90 days of interest on the principal amount withdrawn. If the term of the TD is 6 months or more, the early withdrawal penalty is calculated as 180 days of interest on the principal amount withdrawn. For all early withdrawal penalty calculations, the early withdrawal penalty charged during the term will not exceed the total interest earned less any prior early withdrawal penalty charged. The amount of your penalty will be deducted from principal. If the withdrawal occurs less than 7 days after the TD was established, the amount of the early withdrawal penalty will be calculated as described above, but it cannot be less than 7 days’ interest. Partial withdrawals will not be permitted.

We will waive early withdrawal penalties under the circumstances described below, unless the withdrawal occurs less than 7 days after the TD was established or a previous withdrawal was made:

Death of a TD owner or a grantor of a revocable family/living trust;

Disability of a TD owner;

Court determination that a TD owner is incompetent;

Re-titling of the Asset Account that holds the TD to transfer ownership of funds into a living trust without moving funds from the Bank and where no change in term or rate occurs; and

For No-Penalty TDs, which we may make available for designed term(s) and deposit amount(s) set forth on the rate sheet provided when the Asset Account is opened.

Record Retention. We shall abide by federal and applicable state record retention laws and may dispose of any records that have been retained or preserved for the period set forth in these laws. Any action by or against us based on, or the determination of which would depend on, the contents of records for which a period of retention or preservation is set forth in these laws shall be brought within the time for which the record must be retained or preserved, unless applicable law provides a shorter limitation period. Any action against us on an automatically renewable TD must be brought within the retention period applicable to that TD based on the stated maturity date in the most recent record evidencing the existence and term of the TD.

Specific Terms for Non-U.S. Time Deposits

Upon your request, a specified amount of your non-U.S. dollar-denominated Cash Deposit held in the London Branch of JPMorgan Chase Bank, N.A. may be designated as a time deposit. The standard minimum deposit amount to establish a non-U.S. dollar-denominated time deposit (“non-USD TD”) is $250,000 U.S. dollar equivalent. The maturity date is the last day of your non-USD TD’s term. The maximum term available is 365 days. By establishing your non-USD TD (including any renewals thereof), you have agreed to keep the designated amount (principal) on deposit for the agreed upon stated term. The non-USD TD terms set forth herein or in any non-USD TD confirmation and interest rate disclosure shall apply during the entire term of the non-USD TD. In the event of a conflict between the non-USD TD terms set forth herein and the terms disclosed in any non-USD TD confirmation, the terms in the non-USD TD confirmation shall prevail.

Payment and Calculation of Interest. Interest on non-USD TDs will be computed on a 360- or 365-day basis, depending on the currency, using the daily balance method. This method applies a periodic rate each day to the balance in the non-USD TD. Interest begins to accrue on the business day the principal amount is credited to the non-USD TD up to, but not including, the maturity date. Interest on the non-USD TD will be credited to the Custody Account on the maturity date, or the next business day thereafter if the maturity date falls on a U.S., London or foreign holiday for the relevant currency. The interest rate applicable to your non-USD TD will be set forth on a separate confirmation or other interest rate disclosure provided when your non-USD TD is established. That interest rate disclosure, as may be amended, is considered part of these terms.

Maturity Conditions. Your non-U.S. TD will not renew automatically at maturity. We reserve the right to accelerate the maturity of your non-USD TD upon notice. No interest is earned or paid on the non-USD TD on or after the maturity date. As of the maturity date: (i) the non-USD TD terms, including the non-USD TD interest rate, will no longer apply to the respective Cash Deposit, and (ii) if designated as interest bearing, such Cash Deposit will earn interest in accordance with the interest rate and APY disclosure provided to you when the Asset Account was opened, as may have been amended from time to time.

Early Withdrawal. J.P. Morgan is not required to permit you to withdraw any part of your time deposit early, or prior to maturity. However, if J.P. Morgan agrees to do so, J.P. Morgan will have the right to deduct losses it may incur in breaking the time deposit, and/or an early withdrawal penalty fee and an administration fee may be assessed.

5.	Conflicts of Interest

You hereby authorize J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Morgan Affiliates may have a material interest in transactions entered into by you with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or Morgan Affiliates may act as a market maker in the Securities to which your instructions relate, provide brokerage services to other clients, act as financial adviser to the issuer of such Securities, act in the same transaction as agent for more than one client, have a material interest in the issuance of the Securities, or earn profits from any of the activities listed herein; and (b) J.P. Morgan or any of its divisions, branches or Morgan Affiliates may be in possession of information tending to show that any client instruction received may not be in the best interests of the client. J.P. Morgan is not under any duty to disclose any such information to the client.

Assets Not Controlled by J.P. Morgan

We will not be obliged to (i) hold Property with any person not agreed to by J.P. Morgan, or (ii) register or record Property in the name of any person other than J.P. Morgan, a Subcustodian, or their respective nominee, or (iii) register or record Property in J.P. Morgan’s name or its nominee if we conclude that cannot be operationally supported, or (iv) register or record on J.P Morgan’s records Property held outside of our control. If, however, you make any such request and we agree to the request, the consequences of doing so will be at your own risk. We shall not be responsible for the control of any such Property, for verifying your initial or ongoing ownership of any such Property or for income collection, proxy voting, class-action litigation or corporate action notification and processing with respect to any such Property.

From time to time, at your request, we may agree to hold in our vault on your behalf documentation relating to Property not held in our control. Notwithstanding anything in this Agreement to the contrary, we shall not be responsible for reviewing this documentation for any purpose, including authenticity, sufficiency or relevance to the Property to which it purports to relate.

6.	Exit Procedure

You will provide us full details of the persons to whom we must deliver your Account assets within a reasonable period before the effective time of termination of this Agreement. If you fail to provide such details in a timely manner, we shall be entitled to continue to be paid fees under this Agreement until such time as we are able to deliver your Account assets to a successor custodian, but we may take such steps as we reasonably determine to be necessary to protect ourselves or effect the closure of the Account following the effective time of termination, including, without limitation, liquidating non-cash assets or ceasing to provide transaction settlement services in the event that we are unwilling to assume any related credit or other risk.

If the Cash Deposit is designated as interest bearing, interest shall cease to accrue as of the date you instruct J.P. Morgan, or J.P Morgan notifies you, to close your Asset or Custody Account or to transfer the Account assets to another custodian, up to and including the date the assets are withdrawn or transferred from the Account.

AGREEMENTS FOR ACCOUNTS AND SERVICES OFFERED THROUGH J.P. MORGAN SECURITIES LLC AND J.P. MORGAN ENTITIES

The parties to the agreements set forth below shall consist of the client and J.P. Morgan Securities LLC (“JPMS”), its successor firms, present and future direct or indirect subsidiaries, affiliates and assigns (together with JPMS, “J.P. Morgan entities” or “J.P. Morgan”) with which the client transacts securities brokerage business.

JPMS is not a bank and is a separate legal entity from JPMorgan Chase Bank, N.A. (“JPMCB”). The obligations of JPMS are not obligations of JPMCB or any other Morgan Affiliate (unless explicitly stated otherwise), and neither JPMCB nor any other Morgan Affiliate is responsible for securities sold, offered or recommended by JPMS. JPMCB and other Morgan Affiliates may be lenders to issuers of Securities that JPMS underwrites, in which case, proceeds of offerings underwritten by JPMS may be used for the repayment of such loans. The disclosure documents relating to particular Securities will discuss any such lending relationships.

As a condition to J.P. Morgan Securities LLC (“JPMS”) acceptance of your orders/ instructions, you represent that you will, and undertake to, comply with and fulfill all of your obligations under applicable laws and regulations (including, in particular, those relating to short sales) and will not breach such applicable laws or regulations. You also agree to provide us promptly with all information necessary for us to perform our obligations under applicable laws and regulations. Specific additional provisions which apply when trading on certain markets will be included on http://www.jpmorgan.com/pages/disclosures from time to time.

Brokerage Accounts, as defined below, will be subject to the Brokerage Account Agreement below. Margin Accounts will be subject to the Margin Account Agreement (which incorporates the terms of the Brokerage Account Agreement).

BROKERAGE ACCOUNT AGREEMENT

1.	Nature of Services

(a) JPMS offers both a self-directed (“Self-Directed Investing Account”) and a full service (“Full Service Account”) model for brokerage products and services. In both Self-Directed Investing Accounts and Full Service Accounts (together, “Brokerage Accounts”) a J.P. Morgan entity accepts client orders and executes trades. Differences between the service models are described below. The same or similar products, accounts and services may vary in price or fee charged to a client depending on the service model of the Brokerage Account.

(b) In a Full Service Account, J.P. Morgan may, but is not obligated to, make recommendations about whether to buy, sell or hold securities. Such recommendations are considered part of the brokerage services provided and a separate fee is not charged for this advice. Where J.P. Morgan contacts clients about investment opportunities J.P. Morgan believes may be of interest to a client, these opportunities may include only selective investment opportunities or may be limited to investments issued, managed, advised or otherwise affiliated with J.P. Morgan. J.P. Morgan’s recommendation in connection with transactions in a Full Service Account does not imply any guarantee of future performance.

(c) In Self-Directed Investing Accounts, J.P. Morgan will not provide investment advice or investment recommendations or offer any opinion regarding the suitability of any security, order, transaction or strategy. Any transactions executed through a Self-Directed Investing Account will be solely the client’s own decision and based on the client’s own evaluation of the client’s personal financial situation, needs, risk tolerance and investment objective(s). Any suitability information collected by J.P. Morgan, including, but not limited to, information concerning a client’s investment objectives, liquidity needs and tolerance for risk, will not be considered by J.P. Morgan or any representative for trading activities in the Self-Directed Investing Account.

(d) In Self-Directed Investing Accounts, the Self-Directed Investing Team accepts orders from clients and may assist clients with administrative functions. Clients with Self-Directed Investing Accounts may buy and sell a variety of products, including, but not limited to, certain market traded equities, including exchange-listed and widely held over-the-counter stocks, certain mutual funds, and certain bonds and certificates of deposit. Clients with Self-Directed Investing Accounts may also sell or redeem certain securities that are not available for purchase through a Self-Directed Investing Account. Products available for purchase and sale are subject to change at any time without notice, and all purchases and sales are subject to J.P. Morgan’s procedures with respect to such investments. Self-Directed Investing Accounts are not designed for investors who trade in low-priced securities or enter special orders, including, but not limited to, block and algorithmic trades. Self-Directed Investing Accounts do not offer trade execution during extended trading hours.

(e) All investments executed through a Brokerage Account are made upon the client’s sole discretion, risk and responsibility. Neither J.P. Morgan nor its personnel take discretion over Brokerage Accounts, although the client may obtain such services from JPMCB under separate agreements.

(f) Any J.P. Morgan entity that is a party to this Brokerage Account Agreement is acting as a broker-dealer and/or custodian, and, in performing services under this Brokerage Account Agreement, is not acting as an investment adviser under the Investment Advisers Act of 1940 with respect to the client’s Brokerage Account(s) under this Agreement. Brokerage activities are regulated under different laws and rules than advisory activities, and generally do not give rise to the fiduciary duties that an investment adviser has to its clients. When acting in a brokerage capacity, J.P. Morgan has a duty to deal fairly with brokerage clients but may face certain conflicts of interest and, as such, J.P. Morgan’s interests may differ from those of its clients. In performing services for Self-Directed Investing Accounts under this Brokerage Account Agreement, no J.P. Morgan entity acts as a “fiduciary” as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”). However, when we provide “investment advice” (as defined under those same sections) under this Brokerage Account Agreement for Full Service Accounts which are subject to ERISA or are held under a “plan” as defined in Section 4975(e)(1) of the Code, J.P. Morgan acts as such a fiduciary.

(g) The account covered by this Brokerage Account Agreement is a brokerage account and, unless otherwise agreed in writing, you acknowledge J.P. Morgan will not act as an investment adviser to you. Brokerage services primarily involve assisting you with the purchase and sale of securities based on your instructions, whereas investment advisory services primarily involve offering you advice about securities that you may buy and sell, often in the context of a comprehensive review of your financial situation. When acting in a brokerage capacity, J.P. Morgan is subject to rules requiring the suitability of recommendations made to you, the rules of self-regulatory organizations, such as the FINRA, involving conduct and sales, and for certain clients, we will make investment recommendations that are in your best interest, based on information you have shared with us about you and your investing preferences. For more information on our brokerage services, please refer to the J.P. Morgan Private Bank Guide to Investment Services and Brokerage Products, as applicable.

(h) In providing brokerage services, to the extent permitted by applicable law J.P. Morgan may sell securities to you and buy securities from you through our own account as principal and act as agent for you and another client in the same trade without first obtaining your consent, so long as we disclose this to you on trade confirmations sent to you. J.P. Morgan is not obligated to monitor your account to ensure that your investment objectives are implemented or for any other reason. Unless otherwise agreed in writing, J.P. Morgan does not have any discretionary authority or obligation to review or to make recommendations for the investment of cash or securities in your account.

(i) In providing investment advisory services, J.P. Morgan would have a fiduciary duty to you. We would be required to put your interests ahead of our own and to treat all of our investment advisory clients fairly and equitably. Additionally, J.P. Morgan would be required to disclose all material conflicts between our interests and your interests, and follow rules requiring your consent when effecting trades between your account and another client’s account or, in rare instances, engaging in trading where J.P. Morgan, through our own account, would sell a security to, or buy a security from, your account. We would also be obligated to monitor your account to ensure that transactions were effected in accordance with your investment objectives.

(j) Quotes, news, research, ratings and other information provided by J.P. Morgan are obtained from sources it believes to be reliable, but J.P. Morgan cannot guarantee the accuracy, timeliness or completeness of such information for any particular purpose. Such data and information and any research opinions should not be construed as investment advice, or a solicitation by J.P. Morgan for the purchase or sale of any securities, or a representation that any securities are suitable for any client with a Brokerage Account. J.P. Morgan assumes no responsibility for the accuracy and completeness of, or the performance, outcome or tax consequences of, any investment made by the client as a result of receiving information from J.P. Morgan, and J.P. Morgan has no obligation to update the information provided.

(k) J.P. Morgan may provide clients with financial tools and education, including calculators. The tools and calculators may allow clients to model “what-if” scenarios for various financial goals, the results of which are illustrative and are based on the information and assumptions identified. There is no guarantee that the results shown will be achieved, and changes in tax laws, financial markets or a client’s financial situation may cause actual results to deviate substantially from those reflected in these tools. In addition, these tools and calculators are provided to clients at no charge and are not part of any fee-based service, even though assets subject to a fee may be included in a tool or calculator. In addition, no tools, education or calculators are intended to provide individual product recommendations or investment strategies.

(l) J.P. Morgan and its employees are not authorized to, and shall not provide, and the client shall not solicit, legal, estate planning, tax or accounting advice or services. The client has consulted or will consult with the client’s own technical, legal, regulatory, tax, business, investment, financial and accounting advisors to the extent the client deems necessary in determining the investment and trading strategy appropriate for the client and the appropriateness of each transaction.

(m) J.P. Morgan shall not be obligated to take any action or render any advice with respect to the voting of proxies related to issues of securities held in the client’s Brokerage Account(s). Further, there may be instances when the client may not be able to exercise voting or other rights of ownership. The J.P. Morgan entity that acts as custodian for the Brokerage Account will forward all proxies received by it, including proxy solicitation material and other related material, including interim reports, annual reports and other issuer mailings to the client, and the client is responsible for providing J.P. Morgan with any applicable instructions or directions contemplated by such communications.

(n) In addition to retaining the sole responsibility for investment decisions and shareholder actions, the client is responsible for knowing the rights and terms of all securities in the client’s Brokerage Account, specifically including valuable rights that may expire unless the client takes action. This includes, but is not limited to, warrants, stock rights, convertible securities, bonds, and securities subject to a tender or exchange offer. J.P. Morgan has no obligation to notify the client of any upcoming expiration or redemption dates, or, except as required by applicable law or regulation, to take any action on the client’s behalf without specific instructions from the client.

(o) Unless the client has instructed J.P. Morgan otherwise in writing, or such release is mandatory, J.P. Morgan is authorized to release to issuing companies the client’s name, address, and share positions, in compliance with applicable laws.

2.	Satisfaction of Liabilities; Security Interest and Lien

(a) The client agrees to satisfy each and every obligation or liability owed to J.P. Morgan (such obligations or liabilities, whether fixed, matured, unmatured, liquidated, unliquidated or contingent, “Obligations”) when due, including, without limitation, to pay any debit balance in any Account and any costs described in this Brokerage Account Agreement, and in the event of a sell or redemption order by the client, to deliver the applicable security in good deliverable form no later than the deadline set by J.P. Morgan if the applicable security is not credited to an Account at the time such order is placed or settled.

(b) If required payment or delivery of securities is not made by settlement date, positions may be closed out and charges (including interest) may be taken out of your account.

(c) To secure the payment and performance of Obligations to each J.P. Morgan entity providing products or services to the client pursuant to this Brokerage Account Agreement, the client hereby grants each such J.P. Morgan entity a lien on and a valid and first priority, perfected, continuing security interest in the following: (i) all property, including all investment property, held, carried or controlled by or through any J.P. Morgan entity in which J.P. Morgan presently has or in which the client acquires an interest in the future, including all property in each Account in the client’s name, (ii) any and all rights, claims or causes of action the client may now or hereafter have against any J.P. Morgan entity and (iii) all proceeds of or distributions on the foregoing (collectively (i) through (iii) are referred to in this Agreement as “Collateral”). Each item of property, including Investment Property, a Security, a general intangible, contract rights, an Instrument and cash, held in or credited to any Securities Account at a Securities Intermediary shall be treated as a Financial Asset. All undefined terms in the preceding sentence shall have the meanings ascribed to them in the New York Uniform Commercial Code (“NYUCC”), as in effect from time to time.

(d) Any Collateral held by a J.P. Morgan entity is held by such J.P. Morgan entity as agent and bailee for itself and all other J.P. Morgan entities. Each J.P. Morgan entity holding Collateral shall, without the client’s further consent, comply with

(i) entitlement orders or instructions from a J.P. Morgan entity with respect to the Collateral, and (ii) if such J.P. Morgan entity holding Collateral is a commodity intermediary, any instructions to such J.P. Morgan entity from another J.P. Morgan entity to apply any value distributed on account of a commodity contract. Additionally, each J.P. Morgan entity holding Collateral has the right, in its sole discretion, (i) to decline to enter into control agreements with third parties and (ii) to decline to comply with (a) any entitlement order or instruction from the client or a third party with respect to the Collateral, and (b) any instruction from the client to apply any value on account of any commodity contract, if a J.P. Morgan entity requests that such order or instruction not be complied with in order to maintain security for the payment and performance of the client’s Obligations to it. Further, each J.P. Morgan entity is authorized, at any time and without notice to the client, to transfer Collateral from any Account to any account of an obligor for which J.P. Morgan has provided a guarantee within such J.P. Morgan entity and/or at any other J.P. Morgan entity to collateralize or satisfy any Obligations of such obligor. The client agrees that the actions of a J.P. Morgan entity in declining to comply with orders or instructions as allowed in this Section 2(c) satisfies any duties J.P. Morgan may have under the NYUCC.

(e) The client agrees that the client’s execution of this Brokerage Account Agreement shall constitute notice to each J.P. Morgan entity of the security interest the client has granted to each other J.P. Morgan entity herein, and each J.P. Morgan entity holding Collateral is on notice of the security interest granted to each other J.P. Morgan entity.

(f) The reasonable costs and expenses of collection of any such indebtedness or debit balance, including, but not limited to, attorneys’ fees and expenses, shall be payable by the client to J.P. Morgan.

(g) In order to secure the payment and performance of any of the client’s outstanding Obligations to any J.P. Morgan entity, J.P. Morgan may, to the fullest extent permitted by law, without prior notice to the client use, apply or transfer Collateral as it determines. Unless otherwise agreed in writing, J.P. Morgan may register and hold Collateral in its name or the name of its designee.

(h) The client appoints J.P. Morgan with full power as the client’s true and lawful attorney in fact, to the fullest extent permitted by law, for the purpose of perfecting the security interest granted in this Brokerage Account Agreement and taking any action and executing any instrument that J.P. Morgan deems necessary or advisable to accomplish the purposes of this Agreement.

3.	Restrictions on Trading

In its sole discretion, J.P. Morgan may prohibit or restrict trading in a Brokerage Account. The client shall nevertheless remain liable for all of the client’s Obligations to J.P. Morgan under this Brokerage Account Agreement or otherwise.

4.	Representations and Warranties

The client hereby represents and warrants to J.P. Morgan that: (i) no other party has an interest or shall have an interest in the Property or Collateral unless J.P. Morgan has consented in writing to the other party’s interest; (ii) the client has the right to pledge and assign Collateral to J.P. Morgan; (iii) except as the client may have informed or may from time to time inform J.P. Morgan in writing, the client is not an affiliate (as defined in Rule 144(a)(1) under the Securities Act of 1933) of the issuer of any Security held in a Margin Account; (iv) since the date of the client’s most recent audited or unaudited financial statements (if any) there has been no material adverse change in the client’s business, financial condition, results of operations or prospects; (v) the client has not taken or failed to take, and shall not take any action or fail to take, any action with respect to an Account(s) that would result in a non-exempt prohibited transaction under ERISA, the Code or any applicable state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code; and (vi) all of the client’s other representations made in the Account application and under the General Terms and Brokerage Account Agreement continue to be true.

5.	Confirmation Reports and Account Statements

The client agrees to review their confirmations reports and periodic statements in a timely manner. Confirmation reports of transactions shall be conclusive if not objected to in writing by the client within five (5) Business Days after such documents have been transmitted to the client by mail or otherwise. Statements of Accounts shall be conclusive if not objected to in writing by the client within thirty (30) Business Days after transmission. In all cases, J.P. Morgan reserves the right to challenge a client’s objections.

6.	Service Fees; Taxes

(a) J.P. Morgan may charge Brokerage Accounts for brokerage commissions, mark-ups, inactivity fees (if applicable) and other fees for the maintenance of Account(s), the execution of transactions, fails, buy-ins, and currency conversions, and for furnishing other services to the client (collectively, “Service Fees”). Service Fees may be implemented or increased from time to time.

(b) The client will be responsible for and pay any applicable value added tax and such other taxes, duties and fees applicable to activities in the client’s Account(s). Amounts owed to J.P. Morgan shall not be affected by any taxes duties or other amounts J.P. Morgan may owe to any third party. If the client is required by law to make any deduction or withholding from any payment due to J.P. Morgan, the client shall pay to J.P. Morgan simultaneously with making such payment an additional amount as may be necessary in order for the total amount received by J.P. Morgan after all deductions and withholdings to be equal to the amount which J.P. Morgan would have received had no deduction or withholding been made. Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws upon or in respect to the client’s Account(s), activities or upon or in respect of income thereof, shall be paid by the client. All Service Fees, charges, expenses, disbursements and taxes as described above may be deducted by J.P. Morgan from the client’s Account(s).

7.	Payments to J.P. Morgan

J.P. Morgan may receive payments or other remuneration from the advisors, distributors or other affiliates of certain of the mutual funds available through J.P. Morgan. Such payments or remuneration are for administrative, technological or other services provided in connection with fund Accounts and generally are calculated based on the amount of assets held in the Accounts. Such payments or other remuneration are in addition to shareholder servicing and distribution fees that J.P. Morgan may receive. Funds whose affiliates do not make payments to J.P. Morgan, including funds that may provide a higher or lower return, may be available to clients. Further, in certain instances, J.P. Morgan may be paid both by clients and certain other third parties who compensate J.P. Morgan based upon what clients purchase and J.P. Morgan’s profits and compensation may vary by product and over time.

8.	Control or Restricted Securities

The client hereby agrees, prior to placing an order with J.P. Morgan, to inform J.P. Morgan if the securities are restricted or control securities and subject to: Rule 144, 144A, 145 or 701 of the Securities Act of 1933 (“Securities Act”); an effective registration statement; and/or any contractual limitation. The client understands and agrees that J.P. Morgan may not execute any orders regarding restricted or control securities until J.P. Morgan has conducted its due diligence surrounding the transaction, and may in its sole discretion decline to execute the order until the securities have cleared legal transfer. The client further agrees to provide, without cost to J.P. Morgan, all documentation required by J.P. Morgan to complete the order, including, but not limited to, any required forms, representation letters, opinions of seller’s counsel and transfer documentation, and authorizes J.P. Morgan to communicate with the issuer of the restricted or control securities, its attorneys and its transfer agent in connection with the client’s transaction. Furthermore, the client acknowledges and agrees that there may be time delays in connection with the due diligence process, the execution of the order and the processing of the transaction, and further acknowledges and agrees that the proceeds of the transactions may not be paid until the securities have been transferred into street name and delivered, free of restrictive legend and stop transfer instruction. J.P. Morgan shall not be liable for any losses, direct or indirect, that may have been caused by such delays.

9.	Dividend Reinvestment Program

J.P. Morgan provides you with the ability to enroll in a dividend reinvestment program to reinvest any and all dividend, capital gains and return of capital distributions (collectively for purposes of this section, “Distributions”) for securities eligible for participation (for purposes of this section, “DRIP”). By participating in DRIP, all Distributions paid on eligible individual securities you have selected will automatically be reinvested into the shares of the same security. The important terms of DRIP include:

●	Eligibility. Most equities, open end mutual funds, closed end funds and ETFs are eligible for participation in DRIP. Exclusions will be identified at the time you are enrolled. American Depositary Receipts are not eligible for DRIP.
●	Voluntary Participation. Participation in DRIP is voluntary and you may modify or discontinue your participation at any time. You may enroll by specifying eligible securities for participation in DRIP; modify your elections; or unenroll from DRIP by contacting your J.P. Morgan team.
●	Trade Execution. With the exception of open end mutual funds, reinvestment will occur through either J.P. Morgan, or, for certain eligible securities, the Depository Trust Company (DTC). For non-margin brokerage accounts, reinvestment made through J.P. Morgan or DTC will occur after the pay date of the Distribution, and in the case of J.P. Morgan be done through a series of transactions. Consequently, you should expect to receive these shares at a date later than the pay date for the Distribution. For margin accounts, reinvestment made through J.P. Morgan will occur on the pay date and reinvestment made through DTC after the pay date. There may be a difference in price depending on whether the DRIP trade is made through J.P. Morgan or DTC. DRIP trades made through DTC will post to your account when the shares are made available to J.P. Morgan by DTC and will be reflected on your statement. Irrespective of whether reinvestment is made through DTC or J.P. Morgan or in a non-margin brokerage or margin account, the number of shares you receive will be based on an average weighted price of the security and you must be enrolled in DRIP prior to the record date for the relevant security for reinvestment to be made in that security. Notwithstanding your enrollment in DRIP, there may be instances where your Distribution is a partially reinvested or not reinvested at all, for example because of low trading value in that particular security or other market conditions. If your Distribution is not fully reinvested, any portion not reinvested will be deposited in your account in cash. DRIP transactions excluding those conducted by DTC or in open ended mutual funds are processed by JPMS on an agency basis.
●	No Fees. No commissions or fees are charged for DRIP trades.
●	Shares Credited. For reinvestments made through J.P. Morgan or DTC, you should expect to receive the number of whole shares that could be purchased by dividing your Distribution by the average weighted price of the security and the remaining Distribution will be deposited in your account in cash. For open end mutual funds, participation in DRIP may give you interests in fractional shares of securities which will be credited to your account. In that case, you will receive dividend payments proportionate to your partial share holdings.
●	Confirmation of Transactions. All DRIP trades will be reflected on monthly account statements. You will not receive separate immediate confirmations for DRIP trades. You may request the details of any DRIP trade by contacting J.P. Morgan. Transactions that are not part of DRIP will continue to receive confirmations contemporaneously with the trade.
●	No Recommendation. The inclusion of any security in DRIP is not a recommendation by J.P. Morgan to buy, hold or sell such security. Participation in DRIP does not assure profits on your investments and does not protect against loss in declining markets.
●	DRIP Changes. DRIP participants will be notified in advance if there are any material changes to DRIP though no notice will be given if there are changes to the eligibility of a particular security.

10.	Short and Long Sales

Short sales must be executed in a Margin Account. In placing any sell order for a long Account, the client will designate the order as such and hereby authorizes J.P. Morgan to mark the order as being “long.” The designation by the client of a sell order as being for a long Account shall constitute a representation by the client that the client owns the security with respect to which the sell order has been placed, that such security may be sold without restriction in the open market and that, if J.P. Morgan does not have the security in its possession at the time the client places the sell order, the client shall deliver the security by settlement date in good deliverable form, and if the client fails to deliver as such, J.P. Morgan is authorized (but is not required) to borrow, purchase, or otherwise acquire the security in order to make delivery. The client shall be liable to J.P. Morgan for any losses and expenses it may incur or sustain as a result of the client’s failure to make delivery on a timely basis and for any loss, expense, premium and other costs incurred in connection with borrowing, purchase or acquisition of the required securities.

11.	Obligations Upon Termination

Upon termination of this Brokerage Account Agreement or the closing of the client’s Account(s), the client will be responsible for issuing instructions in writing with regard to the assets held in the Account(s). Unless and until J.P. Morgan receives such instructions, it will be under no obligation to take any action with regard to the Securities and Property in the Accounts. The client agrees to be responsible for any transaction costs associated with the client’s instructions, including commissions and related costs.

THE FOLLOWING SECTION REGARDING ARBITRATION APPLIES ONLY TO BROKERAGE AND MARGIN ACCOUNTS WITH A J.P. MORGAN ENTITY

12.	Arbitration; Consent to Jurisdiction; Service of Process

(a) THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

●	ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

●	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

●	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

●	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD, UNLESS, IN AN ELIGIBLE CASE, A JOINT REQUEST FOR AN EXPLAINED DECISION HAS BEEN SUBMITTED BY ALL PARTIES TO THE PANEL AT LEAST 20 DAYS PRIOR TO THE FIRST SCHEDULED HEARING DATE.

●	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

●	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

●	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

●	NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

I)	THE CLASS CERTIFICATION IS DENIED;
II)	THE CLASS IS DECERTIFIED; OR
III)	THE CLIENT IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

●	BY ENTERING INTO THIS AGREEMENT THE CLIENT AND J.P. MORGAN AGREE THAT CONTROVERSIES ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY ACTIVITY BETWEEN THE CLIENT AND J.P. MORGAN, ITS PREDECESSORS, AND ANY OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND ANY OF THEIR, DIRECTORS, EMPLOYEES, AND ANY OTHER CONTROL PERSONS AND ANY OF THEIR AGENTS, WHETHER ARISING PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION AND IN ACCORDANCE WITH THE RULES OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC. (“FINRA”) BEFORE AN ARBITRATION PANEL APPOINTED BY FINRA IN ACCORDANCE WITH ITS RULES, AND SUCH HEARING OR HEARINGS SHALL BE CONDUCTED IN A LOCALE SELECTED BY FINRA. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

(b) Notwithstanding the provisions of subparagraph (a) above, either party may, at any time prior to the initial arbitration hearing pertaining to such dispute or controversy, seek by application to the U.S. District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York any such temporary or provisional relief or remedy (“Provisional Remedy”) provided for by the laws of the U.S. or the laws of the State of New York as would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties acknowledge and agree that it is their intention to have any such application for a Provisional Remedy decided by the Court to which it is made and that such application shall not be referred to or settled by arbitration. No such application to either said Court for a Provisional Remedy, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration in accordance with subparagraph (a) above.

(c) With respect to any application for a Provisional Remedy and any application for judgment on an arbitration award, each party irrevocably (i) submits to the jurisdiction of the U.S. District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York, (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such party, and (iii) consents to service of process by certified mail, return receipt requested, to the address provided for herein.

(d) The client hereby agrees to receive service of process in connection with any legal matters or actions or proceedings based upon, arising out of or relating in any way to this Agreement by confirmed, return-receipt requested mail and that delivery shall be presumed if such service is mailed to the address maintained by J.P. Morgan in its records.

(e) The client agrees that in any arbitration proceeding with J.P. Morgan, the arbitrators shall be bound by, and obligated to follow, the substantive law of the State of New York and of the United States regardless of where the agreement was executed, except to the extent that such laws would permit the arbitrators to disregard the substantive laws of the State of New York and the United States.

(f) The client agrees that the terms of any settlement or any award determined by arbitration shall be confidential and shall not be disclosed by the client, the client’s attorneys or the client’s representatives under any circumstances unless required by applicable law, judicial proceeding, or self-regulatory organization rule or order.

(g) Notwithstanding any other provision of this Agreement to the contrary, with respect to the provision of broker-dealer services, in no event shall the client be obligated to indemnify and hold J.P. Morgan harmless to the extent payment or demand thereof would violate any applicable securities laws or self-regulatory organization rules.

(h) This arbitration provision may be waived only with the written agreement of J.P. Morgan.

13.	Severability

If and to the extent any term or provision herein is or should become invalid or unenforceable, then (i) the remaining terms and provisions hereof shall be unimpaired and remain in full force and effect, and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

14.	Affiliations

If the client is a natural person, the client represents that unless the client has notified J.P. Morgan to the contrary, neither the client nor any member of the client’s immediate family is: (i) an employee or member of any exchange, (ii) an employee or member of FINRA, (iii) an employee of any corporation or firm engaged in the business of dealing, as broker or principal, in securities, options or futures, or (iv) an employee of any bank, trust company or insurance company. Persons signing on behalf of others should indicate the titles or capacities in which they are signing. If any of the foregoing information changes, the client agrees to notify J.P. Morgan promptly. If the client is required to obtain his or her employer’s consent before opening a securities account, the client has obtained such consent.

Further, the client hereby represents that the client does not have an entity affiliate of a Canadian Person as defined in the Ontario Securities Commission’s Rule 91-507 who is responsible generally for all or substantially all of the client’s liabilities. For the purpose of this rule, such Canadian Person affiliate does not include individuals.

15.	Custody

Unless otherwise indicated on the periodic statement for the Account, JPMCB will act as custodian of the Property in all Brokerage Accounts in accordance with the provisions relating to the Custody Account in the Asset Account Agreement.

16.	Prohibition Against Trading Ahead of Customer Orders

FINRA Rule 5320 generally prohibits member firms that accept and hold orders for equity securities from trading those securities for their own account at a price that would satisfy the underlying orders, unless the member immediately thereafter executes the underlying orders at the same or better price than it traded for its own account. Described below are certain exceptions to the Rule and an explanation of how J.P. Morgan will handle those exceptions. Please note that consistent with regulatory guidance, not-held orders are outside the scope of the Rule.

Large orders (orders of 10,000 or more shares with a total value of $100,000 or more) and orders executed on behalf of institutional accounts are excepted from the requirements of Rule 5320. JPMS will generally work such orders in accordance with customer instructions. While working such orders, JPMS may trade for its own account at prices that would satisfy the customer order. Clients who wish to opt in to the Rule 5320 protections in regards to large orders or orders executed on behalf of institutional accounts should contact their J.P. Morgan team.

In addition, if a firm implements and utilizes an effective system of internal controls, Rule 5320 permits the respective separate units to trade independent of one another for purposes of the Rule. JPMS maintains Rule 5320 internal controls known as information barriers between its trading units. The information barriers are designed to prevent one trading unit from having knowledge of customer orders held by a different trading unit. With these barriers in place, one trading unit may hold a customer order while another trading unit, including the market making trading unit, executes an order for a firm account that would satisfy the customer order.

Clients with questions should contact their J.P. Morgan team.

17.	SEC Rule 13h-1 Large Trader

A Large Trader is, among other definitions, a person who directly, or indirectly through the control of another person, exercises investment discretion over one or more accounts which trade equities and/or listed options in an aggregate amount that equals or exceeds 2 million shares or $20 million fair market value during any calendar day; or equals or exceeds 20 million shares or $200 million fair market value over any calendar month. If you or another person exercising investment discretion over your accounts with J.P. Morgan is a Large Trader, you are required to complete an SEC Form 13H application and submit it to the SEC. If you, or another person exercising investment discretion over your accounts with J.P. Morgan, have been assigned a Large Trader ID (LTID) by the SEC or are assigned one in the future, it is your responsibility to provide the appropriate LTID information to J.P. Morgan so that your account information can be updated accordingly.

18.	SEC Regulation NMS Rule 607—Payment for Order Flow

JPMS does not receive payment for order flow from market makers for customer orders in equity securities. JPMS receives rebates from and pays fees to some registered securities exchanges for providing or taking liquidity on those exchanges, according to those exchanges’ published fee schedules approved by the SEC. Alternative trading systems also charge fees and, in some cases, pay rebates for the provision or removal of liquidity. In addition, JPMS receives marketing fees from options exchanges under marketing fee programs sponsored by some exchanges. Under some circumstances, the amount received by JPMS from a trading center over a period of time may exceed the amount that JPMS is charged by a trading center. These practices are one of many factors that may impact routing decisions and do not alter JPMS’s policy to route customer orders in securities to the trading centers where it believes customers will receive the best execution, taking into account, among other factors, price, transaction cost, volatility, reliability, market depth, and speed.

Affiliates of JPMS have ownership interests in some trading centers. Accordingly, JPMS stands to share in any profits that these trading centers earn from the execution of JPMS customer orders on those trading centers. Additional information on the material aspects of JPMS’s relationships with the primary trading centers to which JPMS routes, including descriptions of arrangements for payment for order flow and profit-sharing relationships, is available in JPMS’s SEC Rule 606 reports at https://www.jpmorgan.com/disclosures/sec-order-execution.

19.	Trading Outside of Normal Market Hours

Under CBOE Rule 6.1A(j), NASDAQ Rule 4631 and FINRA Rule 2265, and to the extent available in/for the account, JPMS may not accept an order from a client for execution during extended trading hours (as defined therein) without disclosing the potential risks involved in such extended trading hours (“ETH”), such as:

(a) Risk of Lower Liquidity. Liquidity refers to the ability of market participants to buy and sell securities. Generally, the more orders that are available in a market, the greater the liquidity. Liquidity is important because with greater liquidity, it is easier for investors to buy or sell securities, and, as a result, investors are more likely to pay or receive a competitive price for securities purchased or sold. There may be lower liquidity in ETH as compared to regular trading hours (“RTH”). As a result, orders may only be partially executed, or not at all.

(b) Risk of Higher Volatility. Volatility refers to the changes in price that securities undergo when trading. Generally, higher volatility results in greater price swings. There may be greater volatility in ETH than in RTH. As a result, orders may only be partially executed, or not at all, or may receive a price in ETH that would be inferior to the price during RTH.

(c) Risk of Changing Prices. Prices of securities traded in ETH may not reflect the prices either at the end of RTH, or upon the opening of the next morning. As a result, a price in ETH may be inferior to a price during RTH.

(d) Risk of News Announcements. Normally, issuers make news announcements that may affect the price of their securities after RTH. Similarly, important financial information is frequently announced outside of RTH. In extended-hours trading, these announcements may occur during trading and, if combined with lower liquidity and higher volatility, may cause an exaggerated and unsustainable effect on the price of a security.

(e) Risk of Wider Spreads. The spread is the difference in price between the purchase price and sale price of a security. Lower liquidity and higher volatility in ETH may result in wider than normal spreads for a particular security.

(f) Risk of Lack of Calculation or Dissemination of Underlying Index Value or Intraday Indicative Value (“IIV”). For certain Derivative Securities Products, an updated underlying index value or IIV may not be calculated or publicly disseminated in ETH. Since the underlying index value and IIV are not calculated or widely disseminated during the premarket and post-market sessions, an investor who is unable to calculate implied values for certain Derivative Securities Products in those sessions may be at a disadvantage to market professionals. Additionally, securities underlying the indexes or portfolios will not be regularly trading as they are during RTH, or may not be trading at all. This may cause prices during ETH to not reflect the prices of those securities when they open for trading.

(g) Risk of Lack of Regular Trading in Securities Underlying Indexes. Securities underlying the indexes or portfolios will not be regularly trading as they are during RTH, or may not be trading at all. This may cause prices during ETH to not reflect the prices of those securities when they open for trading.

(h) NASDAQ/FINRA Risk of Unlinked Markets. Depending on the ETH system or the time of day, the prices displayed on a particular extended-hours system may not reflect the prices in other concurrently operating ETH systems dealing in the same securities. Accordingly, clients may receive an inferior price in one ETH system than they would in another ETH system.

20.	SE Rule 11(d)(3)

When handling an order of 500 contracts or more on behalf of a client, JPMS may solicit other parties to execute against the order and may thereafter execute the order using the International Securities Exchange’s Solicited Order Mechanism. This functionality provides a single-price execution only, so that the entire order may receive a better price after being exposed to the Exchange’s participants, but will not receive partial price improvement. For further details on the operation of this please refer to International Securities Exchange Rule 11, available at www.ise.com.

21.	Electronic Services and/or Extra Services

(a) Electronic and/or Extra Services; Services Provided Generally:

1. JPMS may from time to time directly or indirectly make available to you or your agents or provide or arrange access for you or your agents to various electronic systems and services, automated telephone services, and non-broker-dealer services (collectively, Electronic and/or Extra Services), including, without limitation: (i) any device, software, network or system used by you for the purpose of entering, facilitating or routing orders or trading (Trading System); (ii) any software, system, electronic functionality or service, including, without limitation, interactive devices, Internet capability, functionality, site or service, hardware, device or communications facility (Electronic Tools); (iii) any research reports or materials, market data (including any valuations of securities or other investments), news, documents and other information, reports, analytics, calculators, data or content whether provided through Electronic Tools or otherwise (Content); (iv) any electronic access to view your holdings, values and transactions along with statements, confirmations, reports or information relating to an Account or activity therein; and/or (v) any products or services not directly related to JPMS’s business as a broker-dealer, including, but not limited to, the ability to participate in JPMS’s purchasing programs. All or any part of the Electronic and/or Extra Services may be developed, licensed and/or provided by third-party licensors, vendors, subcontractors or other third-party sources (collectively, Sources).

2. In addition to the Agreement, Electronic and/or Extra Services will also be subject to the terms of all online agreements and such other agreements (collectively, Online Agreements) that govern your or your agents’ use of Electronic and/or Extra Services and the rights and responsibilities of JPMS and you with respect to particular Electronic and/or Extra Services. In the event of a conflict between this Agreement and the Online Agreements and such other agreements that govern the use of Electronic and/or Extra Services, this Agreement will control.

3. JPMS and/or the Source(s) may provide you or your agents (each of the foregoing an Authorized User) with identifiers and/or security devices or prescribe security procedures relating to use or access to some or all of the Electronic and/or Extra Services, which may include, but may not be limited to, any digital certificate(s), unique identifiers, user name(s) and/or password(s) under separate cover that may be required to access or use the Electronic and/or Extra Services (collectively, User Code(s)). You agree that: (i) you will not, nor will you permit any other person to, remove, modify, exchange, disable, penetrate or otherwise defeat any such security procedures; (ii) you shall restrict access to the User Codes and to the Electronic and/or Extra Services to those persons who are duly authorized to have such access on your behalf; (iii) you shall notify JPMS or other applicable Source immediately in writing in the event that (A) the authority of any Authorized User has been or is about to be terminated (in which case you will promptly return to JPMS any security device previously issued to such Authorized User); (B) any such User Code is lost, stolen or the confidentiality of any such User Code issued to any Authorized User has been compromised in any way; or (C) you learn about a possible or actual unauthorized access to and/or use of the Electronic and/or Extra Services; (iv) you are responsible for all acts or omissions that occur under any User Code provided to an Authorized User; and (v) you are responsible for ensuring that all information contained in any request for a User Code is complete and correct.

4. You will be responsible for all orders, instructions and transactions that are identified by any of the Electronic and/or Extra Services as coming from an Authorized User and all consequences thereof, whether entered by an Authorized User or by any other person. Furthermore, you agree that any agreement, consent or assent communicated from such access to the Electronic and/or Extra Services under a User Code issued to one of the Authorized Users will be deemed to be duly signed in writing by you and sufficient to bind you thereto.

5. JPMS may from time to time provide you or your agents with access to Electronic Tools and/or Content. The accuracy, completeness, timeliness or correct sequencing of the Electronic Tools and/or Content, however, cannot be guaranteed by JPMS or any Source. You acknowledge and agree that neither JPMS nor the Sources will be liable for the accuracy, availability or usage of such Electronic Tools and/or Content and that neither JPMS nor the Sources will have any duty to verify, correct, complete or update any Electronic Tools and/or Content.

6. JPMS and its respective control persons, successors and assigns, officers, directors, employees and agents, and the Sources hereby expressly disclaim any and all warranties, guaranties, conditions, covenants and representations relating to any Electronic and/or Extra Service, including, but not limited to, any relating to merchantability, quality, accuracy, fitness for a particular purpose, title, non-infringement, timeliness, currency, absence of viruses or damaging or disabling code, and any warranties or representation (i) that any Electronic and/or Extra Service or access to any portion of it will be uninterrupted or error-free, or (ii) that any defects in such Electronic and/or Extra Services will be correctable or corrected. Notwithstanding anything herein to the contrary, neither JPMS nor the Source will be liable for any loss, cost, claim or damage (including, but not limited to, direct, indirect or consequential damages or lost profits) arising out of or otherwise relating to any Electronic and/or Extra Services or the use or access to or unavailability of any of the same.

7. Notwithstanding any tools or support JPMS provides, you have sole responsibility for, and will ensure, your compliance with any and all applicable law that may apply to: (i) your use of any of the Electronic and/or Extra Services; and (ii) any transaction executed through, or order or instruction communicated using, any of the Electronic and/or Extra Services or otherwise.

8. To the extent that you cannot enter an order through the Electronic Services for any reason, you agree that it is your responsibility to try another method to place your trade including contacting your J.P. Morgan team. JPMS will not be responsible for any damages or losses associated with your failure to try an alternate method to place your trade.

9. You hereby agree not to use any of the Electronic and/or Extra Services to effect transactions: (a) in restricted or control securities (within the meaning of Rule 144 of the Securities Act of 1933 (“Securities Act”)); (b) in securities that are subject to Rules 144A, 145 or 701 of the Securities Act, a Securities Act registration statement, or any contractual or internal policy limitation to which you are subject; (c) as an “affiliated purchaser” within the meaning of Rule 10b-18 of the Securities Exchange Act of 1934 (“Exchange Act”); or (d) in circumstances subject to tender-offer or change-of-control regulations (such as, without limitation, section 14(e) of the Exchange Act and Regulation 14E thereunder).

(b) License, Confidentiality and Use:

1. You agree that JPMS has granted you and your Authorized Users a nonexclusive, nontransferable license for the term of this Agreement to access and use the Electronic and/or Extra Services as they may be amended from time to time. You agree to keep confidential and not publish, broadcast, retransmit, reproduce, commercially exploit or otherwise re-disseminate the data, information or services provided under this Agreement. You agree that the Electronic and/or Extra Services are JPMS’s proprietary property or the proprietary property of third parties including the Sources from whom you have obtained rights to provide access to your customers and that the Content is protected by copyright. You agree not to assign, sublicense or otherwise convey or transfer your rights under this Agreement to another person or entity. You agree not to reproduce, retransmit, disseminate, sell, distribute, publish, broadcast, circulate or commercially exploit, in any manner, any aspect of the Electronic and/or Extra Services provided hereunder, including, without limitation, the Content, without JPMS’s or a Source’s, as applicable, express written consent. You agree to comply with our reasonable written requests to protect contractual, statutory and common law rights in the Content. You shall be responsible for the confidentiality and use of your password(s), ID(s) and other security data, methods and devices. You understand that you shall be solely responsible for all orders electronically transmitted, or use of any data, information or services obtained, using your passwords and other security data. You agree not to use the Electronic and/or Extra Services except as authorized by this Agreement.

2. You agree that you shall use the Electronic and/or Extra Services for your personal, non-commercial use only. You will use the information that you access through the Electronic and/or Extra Services solely in connection with your Brokerage Account(s) and not on behalf of others. If you are a securities broker-dealer, investment advisor, futures commission merchant, commodities introducing broker or commodity trading advisor, member of a securities exchange or association or futures contract market, or an owner, partner, agent or associated person of any of the foregoing, you will not use the Electronic and/or Extra Services to perform functions for any professional securities or commodities futures trading or business activities for clients or customers except with respect to your Brokerage Account with JPMS. If you are employed by a bank or insurance company or an affiliate of either that performs functions for any securities or commodity futures trading activity, you will not use the Electronic and/or Extra Services to perform functions for any securities or commodities futures trading or business activities except with respect to your Brokerage Account with JPMS.

(c) Electronic Orders and Information:

1. You further understand and agree that any orders given by you and any information furnished to you by use of the Electronic and/or Extra Services, in addition to the other terms and conditions of this Brokerage Account Agreement, shall be subject to the following terms and conditions:

2. If an order has been placed through the Electronic and/or Extra Services and you have not received an accurate written confirmation pursuant to this Agreement, you shall immediately notify JPMS. It is your responsibility to check with your J.P. Morgan team, any automated telephone trading system made available, or the order status screen online to determine whether any order placed through the Electronic and/or Extra Services was rejected or otherwise not executed.

3. You understand that, if an order has been placed through the Electronic and/or Extra Services, you will receive the price at which such order executes in the marketplace, which may be different from the price at which the security or option is trading when you entered your order into the Electronic and/or Extra Services. If JPMS believes any particular stock is or may be volatile, we may, but are not obligated to, decline to allow you and other clients to place orders for that stock through the Electronic Services. In addition, if made available, JPMS reserves the right, but is not obligated, to prevent any IPO stock from being traded through the Electronic Services. In either of these situations, you, or your J.P. Morgan team, may be required to contact a JPMS representative to assist you with transactions in these stocks. JPMS is not liable to you for any losses, lost opportunities or increased commissions that may result from you being unable to place orders for these stocks through the Electronic Services.

4. You understand that only unsolicited orders may be entered through the Electronic and/or Extra Services. If you place an order that is based on a recommendation from us or any of our affiliates, you agree to contact your J.P. Morgan team to execute such order.

5. You understand that if you place a request to cancel an order through the Electronic and/or Extra Services, the cancellation of that order is not guaranteed. You understand your order will only be canceled if your request is received in the marketplace and matched up with your original order before the original order executes. Market orders are subject to immediate execution. During market hours, it is rarely possible to cancel market orders.

6. If you have received confirmation of an order that you did not place or any similar conflicting report, you shall immediately notify JPMS.

7. You understand that you may, from time to time, receive late reports from exchanges and market makers reporting the status of transactions. Accordingly, you understand that you will be subject to late reports related to orders that were previously unreported to you or reported to you as being expired, canceled or executed. In addition, any reporting or posting errors, including errors in execution prices will be corrected to reflect what occurred in the marketplace.

8. You shall immediately notify JPMS if there is a discrepancy in your online Account balance or security positions.

9. If you fail to notify JPMS by email or in writing as required above when any of the above conditions occur, or when any of the conditions described in paragraph a.3 of this section occur, JPMS and any of its respective employees, agents, affiliates, subsidiaries or parent, and any Source, cannot or will not have any responsibility or liability to you or to any other person whose claim may arise through you for any claims with respect to the handling, mishandling or loss of any order; this is in addition to any other limitation of liability contained in the Agreement. You understand that JPMS shall not be deemed to have received any order electronically transmitted by you or any Authorized User until you have received an acknowledgment that the order has been received for your Brokerage Account(s). You accept full responsibility for the monitoring of our Brokerage Account(s) and for any of your instructions, including any error therein.

10. You agree that, in the event that you cannot place an order through the Electronic and/or Extra Services for any reason, you will reasonably try to place the order through your J.P. Morgan team.

11. Any liability, if any, arising out of any action or omission by JPMS to provide Electronic and/or Extra Services to you hereunder shall be limited to an amount equal to the benefit that would have resulted from the transaction during the five (5) business days in which you should have acted.

12. Termination of this Brokerage Agreement shall be deemed a cancellation of all your outstanding orders, if any, submitted before the effective date of such termination of this Agreement.

(d)	Additional Indemnity for Electronic and/or Extra Services:

You agree to indemnify and hold JPMS and the Sources, as applicable, harmless from and against any and all claims, losses, liability, costs and expenses (including, but not limited, to attorney fees) arising from your violation of the portions of this Agreement relating to Electronic and/or Extra Services or from your violation of any third party’s rights, including, but not limited to, copyright, proprietary and privacy rights. In addition, if you allow third parties to access the Electronic and/or Extra Services (including your Account(s)), you will defend and indemnify JPMS against any liability, costs or damages (including attorney fees) arising out of claims or suits by such third parties based upon or relating to such access and use. This indemnification and hold-harmless obligation will survive the termination of this Brokerage Agreement.

(e) Termination of Electronic and/or Extra Services:

You agree that JPMS and/or the Sources may modify or change the terms of such services and any fees charged and/ or discontinue any of the Electronic and/or Extra Services, in whole or in part, at any time and from time to time. You agree that JPMS may immediately terminate your Account(s) or your access to the Electronic and/or Extra Services (i) if you breach this Agreement; (ii) if you make, or allow any third party to make, any unauthorized use of the Electronic and/or Extra Services; or (iii) if you have jeopardized the proper and efficient operation of the Electronic and/or Extra Services.

22.	Applicable Laws, Rules and Regulations

All transactions shall be subject to the applicable laws, rules and regulations of all federal, state and self-regulatory authorities, including, but not limited to, the rules and regulations of the Board of Governors of the Federal Reserve System; U.S. Securities and Exchange Commission no-action letters; and the constitution, rules and customs of the exchange or market (and clearing house) where such transactions are executed, including, where appropriate, securities laws in other jurisdictions where transactions for your Account may be carried out (collectively, Applicable Laws).

23.	Data Sources

J.P. Morgan’s confirmation reports and communications in connection with the client’s transactions contain (i) information from multiple direct, indirect, affiliated, unaffiliated, public and/or proprietary data sources (including, but not limited to, identifying information, market data, calculated data, reference data, valuations, ratings, coupon and dividend rates and other fundamental data), and (ii) information which is calculated based upon such information (including, but not limited to, market values, estimated yield and estimated annual income). Although J.P. Morgan believes these sources are reputable, it does not independently review or verify such information and neither J.P. Morgan nor any such source have a duty or obligation to verify, correct, complete or update any such information. Such information is being provided to the client for client’s use entirely at client’s own risk.

MARGIN DISCLOSURE STATEMENT

This Margin Agreement provides some basic facts about purchasing Securities on margin and will alert the client to certain risks involved with trading Securities in a Margin Account. Before trading Securities in a Margin Account, the client will fully review all terms and conditions of this Margin Agreement and the client will consult J.P. Morgan regarding any questions or concerns the client has about the Margin Account.

When the client purchases Securities, the client may pay for Securities in full unless the client borrows part of the purchase price from J.P. Morgan through a Margin Account. The Securities purchased are J.P. Morgan’s Collateral for the loan extended to the client. If the Securities in the Account decline in value, so does the value of the Collateral supporting the loan and, as a result, J.P. Morgan can take action, including issuing a margin call and/or selling Securities or other assets in any of the client’s Accounts, in order to maintain the required ratio of debt to equity in the Account.

The client fully understands the risks of trading Securities on margin, which are heightened over purchasing them in full with the client’s own existing funds. These risks include, but are not limited to, the following:

●	The client can lose more funds than the client deposits in the Margin Account. A decline in the value of Securities that are purchased on margin may require that the client provide additional funds to avoid the forced sale of those Securities or other Securities or assets in the client’s Accounts.
●	J.P. Morgan can force the sale of Securities or other assets in the client’s Accounts. If the equity in an Account falls below the margin requirements or J.P. Morgan’s higher “house” requirements, J.P. Morgan can sell the Securities or other assets in the Accounts to cover the margin deficiency. The client will also be responsible for any shortfall in the Account after such a sale.
●	J.P. Morgan is not required to contact the client for a margin call to be valid, and J.P. Morgan may liquidate Securities or other assets in Accounts to meet the margin call without contacting the client first or obtaining the client’s permission. J.P. Morgan may take all necessary steps to protect its financial interests, including immediately liquidating Securities or other assets without prior notice to the client and without the client’s consent.
●	Because the Securities are collateral for the margin loan, the client is not entitled to choose which Securities or other assets in the Accounts will be liquidated or sold to meet a margin call. J.P. Morgan has the sole right to decide which Securities and assets to sell in order to protect its interests.
●	J.P. Morgan can increase its “house” maintenance margin requirements at any time and is not required to provide to the client advance notice, in writing or otherwise. These changes in J.P. Morgan’s policy often take effect immediately and may result in the issuance of a maintenance margin call. The client’s failure to satisfy the call may result in the liquidation or sale of Securities in the client’s Accounts.
●	The client is not entitled to an extension of time on a margin call. While an extension of time to meet margin requirements may be available to clients under certain circumstances and at J.P. Morgan’s sole discretion, a client does not have the right to an extension.

MARGIN ACCOUNT AGREEMENT

1.	Margin and Other Collateral Requirements

The client agrees (i) to deposit and maintain such margin in the client’s margin Account(s) as J.P. Morgan may in its sole discretion require; (ii) to pay on demand any debit balance owing with respect to any of the client’s margin Account(s); (iii) that margin calls may be communicated orally, without subsequent written confirmation; (iv) to deposit promptly and maintain such other Collateral with J.P. Morgan as is required by applicable law or regulation or by J.P. Morgan under this Agreement or any other agreement; and (v) that no demands, calls, tenders or notices that J.P. Morgan may have made or given in the past shall obligate J.P. Morgan to make or give the same in the future.

2.	Breach, Bankruptcy or Default; Remedies

(a) Each J.P. Morgan entity may elect to consider the client in default of any or all agreements the client may then have with it if: (i) the client does not pay any liability or perform any Obligation to any J.P. Morgan entity by the time the client is obligated to do so; (ii) the client otherwise breaches, repudiates or defaults under this Agreement or any other agreement the client may have with any J.P. Morgan entity; (iii) the client commences a proceeding in bankruptcy or insolvency or one is commenced against the client; (iv) any guarantor, co-signer or other party (a “Responsible Party”) liable for or providing security for the client’s Obligations to any J.P. Morgan entity defaults in its obligation to J.P. Morgan or commences a proceeding in bankruptcy or insolvency or one is commenced against it; (v) an attachment is made against the client or a Responsible Party’s Account(s) with any J.P. Morgan entity; (vi) a receiver is appointed with respect to the client, any of assets of the client or the assets of a Responsible Party; (vii) if the client is a natural person, the client dies or becomes incompetent, and if the client is an entity, the client merges, liquidates or dissolves; or (viii) an event, circumstance or condition occurs that, in J.P. Morgan’s judgment, materially impairs the client’s creditworthiness, ability to timely perform Obligations to J.P. Morgan or otherwise causes J.P. Morgan to view itself as insecure. The occurrence of any of the foregoing is referred to as an “Event of Default.”

(b) Upon the election by J.P. Morgan to consider the client in default, each J.P. Morgan entity shall have all of the rights and remedies of a secured party upon default under the NYUCC and other applicable laws and may, without notice to the client among other things, (i) in whole or in part, accelerate, cancel, terminate, liquidate or otherwise close out this Agreement in accordance with the terms of this Agreement and (ii) foreclose, collect, sell or otherwise liquidate any Collateral a J.P. Morgan entity selects in its sole discretion, in any order and at any time, and apply, in a manner determined by J.P. Morgan in its sole discretion, the proceeds to satisfy any of the client’s Obligations to any J.P. Morgan entity and (iii) buy any property that may have been sold short and (iv) retain any Collateral and (v) set-off, net, and/or recoup a J.P. Morgan entity’s obligation to the client against any of the client’s Obligations to any J.P. Morgan entity, and the client’s Obligations to a J.P. Morgan entity shall be deemed performed and discharged to the extent any J.P. Morgan entity has effected a valid and unavoidable set-off, netting or recoupment, and the client expressly waives any requirement of mutuality to allow one J.P. Morgan entity to set-off, net or recoup any Obligation owed by the client to a J.P. Morgan entity against any obligation of a different J.P. Morgan entity to the client and (vi) calculate any obligation due to the client by first deducting any Obligation that the client owes to any J.P. Morgan entity before determining the final amount of any such obligation and (vii) in each J.P. Morgan entity’s discretion, convert at the client’s expense any Obligation from one currency into another currency at such rates as J.P. Morgan shall determine and (viii) take any other action permitted by law or in equity to protect, preserve or enforce J.P. Morgan’s rights or to reduce any risk to J.P. Morgan of loss or delay, including entering into hedging transactions for the client’s Account(s) and risk.

(c) At any sale of Collateral or other sale or purchase permitted hereunder or otherwise, J.P. Morgan may sell or purchase to or from itself or third parties, and the client hereby acknowledges and agrees that the securities subject to such sale or purchase are instruments traded in a recognized market. The client will pay each J.P. Morgan entity for any losses and costs incurred by J.P. Morgan as a result of any default by the client. The client waives marshalling of assets and any similar doctrine dealing with the application of Collateral. J.P. Morgan’s rights and remedies hereunder are cumulative and are in addition to any other rights and remedies available at law or in equity. Purchases or sales may be public or private, and may be made without notice and in such manner as J.P. Morgan may in its discretion determine. You shall remain liable for any balance due and any loss incurred by J.P. Morgan in acting pursuant hereto.

3.	Short Sales

The client will designate any short sales as such and hereby authorizes J.P. Morgan to mark the order as being “short” or “short exempt.” Short sales are margin transactions and must be conducted in a Margin Account. Short sale transactions are subject to certain regulatory rules and cannot be executed under certain market conditions. J.P. Morgan does not guarantee that it will be able to locate Securities to facilitate a short sale. J.P. Morgan may, in its discretion and without notice to the client, “buy in” Securities to cover any short security position in the client’s Margin Account. If the client is unable to cover a short security position (either through delivery of the Security or through J.P. Morgan “buying in” the Security) in enough time for J.P. Morgan to deliver the Security to its lender (to whom J.P. Morgan is obligated), the client agrees to reimburse J.P. Morgan for the losses J.P. Morgan sustains as a result of the client’s failure to cover.

4.	Charges for Short Sales

With respect to any short sale transactions, the client’s Account(s) may be charged fees that are based on a fluctuating rate applied to the market value of the securities sold short. These fees, which are in addition to interest charged on any debit balances in the client’s Account(s) created in connection with the client’s short positions, are based on a fluctuating rate applied daily to the market value of the securities. These fees are based on: (i) the costs and expenses incurred by J.P. Morgan to settle and maintain those transactions, and (ii) service fees in connection with the establishment and/or maintenance of short positions. The rates upon which these fees are imposed and calculated may be disclosed at the time a short position is established, but J.P. Morgan may impose fees with respect to short sale transactions at any time. Such rates are not guaranteed or otherwise fixed for any period of time and are subject to change without notice. They may vary depending upon market conditions, including the then-prevailing difficulty in the market of borrowing the particular security. For example, increased short selling of a security in the market and a resulting increase in demand to borrow that security may increase the cost and expense to J.P. Morgan in establishing and/or maintaining a short position in that security for the client’s Account(s). Accordingly, the cost of borrowing any particular security may change rapidly and materially and such change is not predictable. The client agrees to pay all fees charged in connection with short sale transactions at the rates established by J.P. Morgan.

THE FOLLOWING SECTIONS REGARDING THE LOAN, PLEDGE OR USE OF SECURITIES AND FREE CREDIT BALANCES APPLY ONLY TO MARGIN ACCOUNTS WITH A J.P. MORGAN ENTITY AND NOT TO ANY OTHER ACCOUNT

5.	Consent to Loan, Pledge or Use Securities in Margin Accounts

(a) To the greatest extent permitted under Applicable Laws, the client hereby authorizes J.P. Morgan to lend either to itself or to others and to otherwise use, sell or pledge any securities held by J.P. Morgan in any of the client’s Margin Account(s), to convey therewith all attendant rights of ownership (including voting rights) and to use all such property as Collateral for J.P. Morgan’s general loans and/or other obligations or with respect to repurchase transactions. Any such property, together with all attendant rights of ownership, may be pledged, repledged, sold, hypothecated, rehypothecated, become subject to a repurchase transaction either separately or in common with other property for any amounts due to J.P. Morgan thereon, and for a greater sum than, and for periods longer than, any Obligation that the client owes to J.P. Morgan, and J.P. Morgan shall have no obligation to retain a like amount of similar property in its possession and control. The client hereby acknowledges that, as a result of such activities, (i) J.P. Morgan may receive and retain certain benefits to which the client will not be entitled and (ii) the securities in a margin Account(s) may be used as Collateral by J.P. Morgan for loans made to it in excess of the client’s indebtedness to J.P. Morgan.

(b) In certain circumstances, such loans or other use may limit, in whole or in part, the client’s ability to receive dividends directly from the issuing company and/or the client’s right to exercise voting and other attendant rights of ownership with respect to the loaned, sold or pledged securities. Such circumstances include, but are not limited to, loans of securities that the client owns in margin Account(s) that continue over record dates for voting purposes and ex-dividend dates for dividend distributions. Record dates and ex-dividend dates are declared by the issuing company. In many instances, the record date and the ex-dividend date will be the same. If J.P. Morgan does not receive dividends directly from the company, the client may receive payments-in-lieu of dividends which may cause the client to lose the benefit of the preferential tax treatment accorded to dividends.

6.	Free Credit Balances

Free credit balances are carried in clients’ Margin Accounts(s) pending, and with a view towards, investment in securities. The client hereby authorizes J.P. Morgan to use any free credit balance in any of the client’s Margin Account(s) in accordance with all applicable laws. You should not expect J.P. Morgan to pay any interest on free credit balances in your Margin Account(s). J.P. Morgan may, in its sole discretion, pay interest on such free credit balances at such rate or rates and under such conditions or arrangements as J.P. Morgan establishes from time to time by J.P. Morgan for such Margin Account(s) and for the amounts of cash so used. J.P. Morgan may determine not to pay interest on free credit balances (i) representing either uncollected funds (i.e., any deposited non-cash items (e.g., checks) for which J.P. Morgan has not yet received credit) or funds that are deposited and subsequently withdrawn prior to the expiration of the minimum time period required by J.P. Morgan, or (ii) where prohibited by applicable law.

7.	Custody

A J.P. Morgan entity will act as custodian of all Collateral and/or Property held pursuant to this Margin Account Agreement.

8.	General Terms; Definitions

This Agreement is subject to the General Terms for Accounts and Services (the “General Terms”) and to the terms and conditions, including, without limitation, those pertaining to arbitration, contained in the Brokerage Account Agreement (other than terms pertaining to custody). References to the Brokerage Account shall be deemed to be references to the Margin Account and references to the Brokerage Account Agreement shall be deemed to be references to this Agreement.

Capitalized terms not defined in this Agreement have the meanings given to them in the General Terms and the Brokerage Account Agreement. To the extent there are any conflicts between the General Terms and the terms of this Agreement or between the Brokerage Account Agreement and this Agreement, this Agreement will prevail.

DISCLOSURE TO CLIENTS IN COMPLIANCE WITH FINRA RULE 4370 REGARDING CONTINUITY AND CONTINGENCY PLANS AND EMERGENCY CONTACT INFORMATION FOR J.P. MORGAN

J.P. Morgan adheres to a Resiliency Risk Management (“RRM”) Program which is an integral part of JPMorgan Chase & Co. normal business operations, and as such, is part of business planning and a critical responsibility of management. The RRM Program establishes and assesses the criticality of business processes, in addition to documenting strategies, gathering recovery information, identifying resources, and developing and maintaining a plan for action to recover business processes in a timely manner following a disruption, and to meet local and country regulatory requirements. The Resiliency Plans (contingency plans) are designed to respond to a worst-case scenario. This means the loss of a single location or an entire zone. Also, pursuant to the Resiliency Risk Management Policy, J.P. Morgan establishes minimum requirements for supporting and sustaining business resiliency services at levels commensurate with the associated business impact.

The following business continuity control practices are in place:

A recovery plan designed to restore the J.P. Morgan environment, which includes alternative work spaces and back-up computer systems. The recovery plan is subject to periodic review, examination and/or testing by internal and independent auditors. The recovery test utilizes, in part, off-site copies of data, applications, and system software and synchronous or asynchronous systems. A regular review of resource needs is performed to update processing and storage requirements.

J.P. Morgan’s risk mitigation strategies are commensurate with our obligations to our clients, markets and regulators. J.P. Morgan will endeavor to sustain business on behalf of its clients on that same business day or, where applicable, on a best efforts basis, during any and all contingency events, recognizing that service may be impacted for longer periods depending upon the seriousness of the event. In addition, in that J.P. Morgan is dependent upon various infrastructures (e.g., transportation, telecommunications, exchanges, industry utilities, etc.) J.P. Morgan’s ability to implement its plans may be impacted by issues with these infrastructures.

The recovery and business continuity plans of J.P. Morgan are subject to modification without notice. Updates will be posted to the Morgan Online website and customers may request this information by contacting their J.P. Morgan team.

RISKS OF CERTAIN INVESTMENTS

The types of investments below involve special risks that should be evaluated carefully before a decision is made to invest through a brokerage account at JPMS LLC or to include certain investments in guidelines for a managed account at JPMCB or one of its banking affiliates. Not all of the risks and other significant aspects of these investments are discussed here. Clients are advised to consult with their own legal, tax, financial and accounting advisors to the extent deemed necessary and are expected to rely upon their own evaluation of information they receive when making investment decisions.

1.	Over-the-Counter Derivatives

Most Over-the-Counter (“OTC”) Derivatives are contracts that take one of four basic forms, although the forms can be overlapping and one transaction can involve elements of all four forms. These basic forms are (1) swaps, (2) options, (3) forwards and (4) hybrid instruments (which are debt obligations or other securities with embedded swaps, options or forwards). OTC Derivatives may be structured to be settled in a variety of ways, including in cash or by physical delivery of property against cash. No matter what form is involved, a common feature of OTC Derivatives is that the obligations of one or both of the parties are based on the value or market price of one or more underlying financial or commodity markets, to which the transaction is linked. A Client should not enter into an OTC Derivative unless the Client understands, at a minimum:

●	The fundamentals of the market underlying such OTC Derivative;
●	The legal terms and conditions of the documentation for such OTC Derivative;
●	The extent of the economic risk to which the Client is exposed as a result of such OTC Derivative;
●	The tax treatment of such OTC Derivative; and
●	The regulatory treatment of such OTC Derivative.

The Client must determine that such investment and its risk are suitable in the light of the Client’s financial circumstances and objectives.

The following points should be considered in deciding whether to enter into a particular OTC Derivative:

●	Market Risk. To the extent the obligations or rights in respect of an OTC Derivative are linked to prices or values in a particular market, the Client will be exposed to a risk of loss as a result of price or value movements in that market.
●	Credit Risk. JPMorgan Chase Bank, N.A. or one of its affiliates (a “Morgan Affiliate,” and together with JPMorgan Chase Bank, N.A., “JPMCB”) will generally be the counterparty in an OTC Derivative arranged by any Morgan Affiliate, including J.P. Morgan Securities LLC (“JPMS”). The Client therefore will be dependent upon the financial capacity of JPMCB to meet its obligations under each OTC Derivative contract prior to settlement, and may be unsecured with respect to those obligations of JPMCB (as opposed to being a creditor of a central clearing corporation as may generally be the case with exchange-traded futures and options). An OTC Derivative with JPMCB as counterparty will not represent a deposit or savings account, and the Client’s claim against JPMCB will not be insured by the FDIC or any other government entity.
●	Non-Transferability and Non-Marketability. OTC Derivatives will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or other country unless otherwise specified in writing. OTC Derivatives will ordinarily be sold and offered in a transaction that is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D thereunder. There will be no public market for OTC Derivatives. In this regard, the Client will be required to represent that OTC Derivatives, or any securities underlying the OTC Derivatives, are being acquired for investment purposes only and not with a view to resale or distribution. OTC Derivatives generally cannot be assigned or transferred by a party without the prior written consent of the other party. JPMCB may, but is not obligated to, consent to the early termination of an OTC Derivative prior to its scheduled maturity at a negotiated price. It therefore may be impossible for the Client to liquidate a position in an OTC Derivative prior to maturity. Because OTC Derivatives are not standardized, engaging in another OTC Derivative transaction to offset an OTC Derivative the Client has entered into with JPMCB will not automatically close out those positions (as may be true in the case of exchange-traded futures and options) and will not necessarily function as an effective hedge. The Client will continue to be obligated with respect to an OTC Derivative until it matures or is otherwise terminated.
●	Trade Execution & Price Transparency. JPMCB will be your only counterparty in an OTC Derivative. Terms and pricing of OTC Derivatives are individually negotiated and there is no central source for obtaining prices. As similar transactions may be priced differently, we do not represent that our prices will always be the best prices available to you.

●	Option Risk. Option transactions can be very risky. The risk of selling (writing) options is considerably greater than the risk involved in buying options. If the Client buys an option, the Client cannot lose more than the premium. If the Client sells (writes) an option, the risk can be unlimited. Fluctuations in currency exchange rates may affect the value of any OTC Option on securities trading in or denominated in a foreign currency, as well as the value of any payment or delivery of securities in connection with such OTC Option. Fluctuations in currency exchange rates may affect the value of any payment or delivery of securities in connection with such OTC Option.
●	Leverage Risk. Certain derivatives can be structured to allow for significant leverage. The use of leverage may have the effect of magnifying an investor’s losses or gains and causing an investor to be highly exposed to risk with very little capital or cash investment. As a result, a relatively small, unexpected change in the notional amount of an investor’s position could have a much larger adverse impact on the principal amount invested.
●	Collateral. Collateral may be required to support the Client’s obligations under OTC Derivatives. Additional collateral may be required after the Client has entered into an OTC Derivative. JPMCB and JPMS will not provide the collateral for any OTC Derivative transaction.

Clients should not rely upon J.P. Morgan for an understanding of the risks, terms and conditions of OTC Derivatives, and the Client must review carefully the documentation for any OTC Derivative with a personal attorney or other adviser. J.P. Morgan will assume that when the Client enters into OTC Derivatives, the Client understands the characteristics and risk associated with such transactions.

2.	Special Statement for Uncovered Option Writers

There are special risks associated with uncovered option writing which expose the investor to potentially significant loss. Therefore, this type of strategy may not be suitable for all customers approved for options transactions.

(1)	The potential loss of uncovered call writing is unlimited. The writer of an uncovered call is in an extremely risky position, and may incur large losses if the value of the underlying instrument increases above the exercise price.

(2)	As with writing uncovered calls, the risk of writing uncovered put options is substantial. The writer of an uncovered put option bears a risk of loss if the value of the underlying instrument declines below the exercise price. Such loss could be substantial if there is a significant decline in the value of the underlying instrument.

(3)	Uncovered option writing is thus suitable only for the knowledgeable investor who understands the risks, has the financial capacity and willingness to incur potentially substantial losses, and has sufficient liquid assets to meet applicable margin requirements. In this regard, if the value of the underlying instrument moves against an uncovered writer’s options position, the investor’s broker may request significant additional margin payments. If an investor does not make such margin payments, the broker may liquidate stock or options positions in the investor’s account, with little or no prior notice in accordance with the investor’s margin agreement.

(4)	For combination writing, where the investor writes both a put and a call on the same underlying instrument, the potential risk is unlimited.

(5)	If a secondary market in options were to become unavailable, investors could not engage in closing transactions, and an option writer would remain obligated until expiration or assignment.

(6)	The writer of an American-style option is subject to being assigned an exercise at any time after he has written the option until the option expires. By contrast, the writer of a European-style option is subject to exercise assignment only during the exercise period.

NOTE: It is expected that you will read the booklet entitled CHARACTERISTICS AND RISKS OF STANDARDIZED OPTIONS available from your broker. In particular, your attention is directed to the chapter entitled “Risks of Buying and Writing Options.” This statement is not intended to enumerate all of the risks entailed in writing uncovered options.

3.	Emerging Markets

Emerging markets securities and transactions involving emerging markets securities are subject to substantial risk arising from a number of factors including, but not limited to: (1) economic and political instability in the regions where emerging markets issuers conduct business, (2) significant volatility in the markets for emerging markets securities and the currencies in which they may be denominated and (3) the potential for loss of the Client’s entire investment as a result of insolvency, market or government action, or other similar factors which could render the securities valueless. Generally less information is publicly available with respect to emerging markets issuers and obligors than is available with respect to United States companies. Many emerging markets companies are not subject to the uniform accounting and financial reporting requirements applicable to issuers and obligors in the United States; additionally, accounting, auditing, financial and other reporting standards in emerging markets jurisdictions are often not equivalent to the standards established in the United States and therefore disclosure of certain material information may not be made.

There may exist only small markets for certain emerging markets securities, resulting in low or non-existent volumes of trading in such assets, and therefore a lack of liquidity and price volatility of such assets. Settlement periods for transactions of emerging markets securities may also be longer than settlement times for assets of United States issuers, and settlement systems may be unreliable.

This may also affect the liquidity and price volatility of emerging markets securities.

The risks are significantly more pronounced in derivative instruments (options, swaps, futures, etc.) on emerging markets securities.

4.	Non-Traditional Investment Strategies

Non-traditional, or alternative, investment strategies include investments in hedge funds, private equity funds, real estate funds, and funds comprised of such funds. Such funds are sometimes referred to as private investments because they are typically organized pursuant to exemptions from registration under federal securities laws and therefore are not offered to the general public. They are appropriate for certain qualified investors only. Such funds: (1) often engage in leveraging and other speculative investment practices that may increase the risk of the complete loss of the investment; (2) can be highly illiquid because of the absence of any trading market and restrictions on resale as a result of regulatory or contractual provisions; (3) are not required to provide periodic pricing or valuation information to investors; (4) may involve complex tax structures and delays in distributing important tax information; (5) are not subject to the same regulatory requirements as mutual funds; (6) often charge high fees; (7) may be exposed significantly to foreign currency and investment risk; and (8) may experience high return volatility. In addition, any number of conflicts of interest may exist in connection with the sale, distribution, management or operation of such funds.

Although interests in private investment funds sometimes may be resold in privately negotiated transactions, the prices realized on these sales could be less than the original investment. It is a condition of many fund investments offered through J.P. Morgan that the Client maintain an investment management, trust, or custody/ asset account at JPMCB or one of its affiliates for so long as the Client owns the investment. Private funds are offered only by confidential private placement memorandum or similar document (the “PPM”). The PPM provides important detailed information regarding fees, merits, risks, investment objectives, and other matters of interest, and must be read carefully before a decision is made on whether to invest. However, generally no PPM will be delivered to the Client for whom JPMCB exercises investment discretion. JPMCB will provide a copy of the PPM to a discretionary Client upon request.

Morgan Affiliates may provide advisory, management, administrative or other services to issuers of interests in these funds, and may be compensated separately for such functions. Morgan Affiliates may also be the issuer of interests in such funds. JPMS or other Morgan Affiliates act as placement agent for such interests and will earn fees from the fund sponsors or the funds for providing placement or other ongoing services to the fund, or both. The fees earned are a percentage of the fund’s management fees and, in some instances, a percentage of the fund’s performance fees. The fees earned by JPMS or another Morgan Affiliate are in addition to fees the Client pays in connection with purchasing an interest or in connection with the Client’s investment management, brokerage or custody account.

Investments in private funds entail the execution and delivery of a subscription agreement. If JPMCB is investing on behalf of a discretionary Client, JPMCB will complete and execute the subscription agreement on the Client’s behalf. The subscription agreement will require JPMCB to make certain representations and warranties relating to the Client. Such representations and warranties relate to, but are not limited to, the Client’s status as an “accredited investor,” a “qualified purchaser,” a “qualified eligible person,” or “U.S. person” within the meaning of applicable securities laws; whether the Client or the Client’s account is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”); organizational data if the Client is an entity; whether the Client is a regulated institution that is subject to legal or regulatory restrictions or limitations on the nature of its investments (such as a bank or an insurance company); whether the Client is restricted by rules of the Financial Industry Regulatory Authority from participating in initial public offerings by reason of the Client’s association with any broker, dealer, bank or other securities business; and whether the Client falls into a category of person whose ability to do business with a financial institution is limited by laws intended to prevent money laundering and terrorist financing. JPMCB will rely on information provided to it by the Client in making all representations and warranties contained in a subscription agreement and may be liable to a fund if any such representation or warranty is untrue. In the event of such liability, the Client will be required to indemnify JPMCB and its affiliates for all loss and damage, including attorneys’ fees. Clients who invest in private funds through their brokerage account(s) at JPMS will sign subscription agreements containing the same representations and warranties.

5.	Complementary/Structured Strategies

Structured strategies are securities in which swaps, options, futures, forwards or other combinations or types of derivatives are embedded. Their returns typically are linked to the performance of one or more underlying U.S. or international securities, indices, rates, currencies, or commodities (please see Section 11 below for a discussion of the special risks of investing in commodities and Section 12 below for a discussion of the special risks of investing in currencies), and may incorporate leverage.

Investments in structured strategies may not be suitable for all investors. These types of investments entail varying degrees of risk, and while some structured strategies offer full or partial principal protection, others can subject the Client to the loss of the full amount invested. Structured strategies offered by J.P. Morgan (referred to herein as “Structures”) may be structured using unsecured and unsubordinated debt obligations of JPMorgan Chase & Co. or its affiliates (“JPM”) or various non-Morgan affiliate issuers, and may also take the form of deposits (which may or may not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government authority), equity or partnership interests, certificates, warrants or interests in special purpose vehicles. The Client therefore will be dependent upon the issuer’s financial capacity to meet its obligations under a Structure. Structures may or may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or other country and if not registered, will be sold and offered in a transaction that is intended to be exempt from registration under the Securities Act. Structures may or may not be publicly listed or traded on an exchange and therefore may be illiquid investments. Prior to maturity Structures issued by JPM may be repurchased by JPM only and only upon terms and conditions acceptable to it, and in most cases the Structures are not transferable and are non-negotiable.

In the event that JPM consents to early liquidation, the Client will likely not fully participate in any benefits of the Structure, such as principal protection, buffers, or enhanced returns.

Structures will be offered by prospectus, term sheet or offering memorandum (collectively, an “offering document”), and the offering document will provide more detailed information regarding the Structures. The applicable offering document must be read carefully before a decision is made to invest. However, generally no offering document will be delivered to a Client for whom J.P. Morgan exercises investment discretion.

The issue price of a Structure will reflect the costs associated with issuing, selling, structuring and hedging a Structure and will include compensation to an issuer or its affiliate for structuring work involved in packaging a Structure as one instrument. Costs and compensation will vary with each Structure. A Structure may also include an annual fee embedded in an index or calculation, payable to the issuer or index sponsor (which may be JPMC or a non-Morgan affiliate issuer) for structuring or calculating a proprietary index or formula. In addition, the issue price of a Structure sold to a Client’s brokerage account will include a mark-up to compensate JPM for marketing and distributing the Structure. If a Structure has an early redemption feature and is redeemed prior to maturity, the compensation will not be prorated and limited to the period during which the Structure was outstanding and, in such event, the compensation will be higher.

The issuer or one of its affiliates, which may include JPM, also generally acts as calculation agent for Structures and determines the amount, if any, that will be paid to the Client at maturity. In performing its duties, the calculation agent may have interests adverse to the interest of the holders of the Structures, which may affect the Client’s return on a Structure, particularly where the calculation agent is entitled to exercise discretion.

If JPMCB invests in a Structure on behalf of a Client for whom it exercises investment discretion, JPMCB may be required to make certain representations and warranties relating to the Client. Such representations and warranties relate to, but are not limited to, the Client’s status as an “accredited investor” as defined by the Securities Act. JPMCB will rely on information provided to it by the Client in making all required representations and warranties and may be liable to the issuer or the issuer’s placement agent if any such representation or warranty is untrue. In the event of such liability, the Client will be required to indemnify JPMCB and its affiliates for all loss and damage, including attorneys’ fees.

6.	Mutual Funds

Mutual funds are sold only by prospectus, and the prospectus contains important information regarding the fund’s investment objectives, merits, risks, charges, expenses and other matters of interest. Mutual funds may not be suitable for all investors and the Client agrees to request the prospectus and read it carefully before deciding to invest. However, no prospectus will be delivered to the Client prior to an investment if JPMCB is investing on behalf of a Client for whom it exercises investment discretion. JPMCB will provide a copy of the prospectus to a discretionary Client upon request. Although most mutual funds available through J.P. Morgan will follow a traditional long-only investment strategy, some mutual funds may utilize investment strategies similar to those employed by private funds. Such funds may or may not have the liquidity of traditional mutual funds, provide periodic pricing or valuation information to investors, and are subject to the same regulatory requirements as traditional mutual funds, but they engage in leveraging and other speculative investment practices commonly used by hedge funds that may increase the risk of the complete loss of the investment. Such funds generally also charge higher fees than traditional mutual funds and have higher expenses. The use of leverage increases risk to a fund, and the more a fund invests in leveraged instruments, the more it could magnify gains or losses to those investments.

JPMCB, JPMS or their affiliates may provide administrative, custodial, sales, distribution or shareholder services to funds established, sponsored, advised, or managed by their affiliates as well as by third parties, and JPMCB, JPMS or their affiliates may be compensated for such services. Where J.P. Morgan chooses to contact Clients about open-end mutual fund investment opportunities in a Full Service Account, those opportunities are generally expected to be limited to open-end mutual funds established, sponsored, advised or managed by JPMCB, JPMS or their affiliates. In Self-Directed Investing Accounts, generally the share classes available for purchase are no load share classes or load waived fund shares. Institutional, retirement and certain other fund share classes that may have lower aggregate fees are available in a Full Service Account or a managed account at JPMCB, subject to certain criteria. JPMS or its affiliates may earn higher fees from the fund, the fund management company or their affiliates when it sells no-load share classes or load waived fund shares, rather than institutional, retirement or other share classes. If select, institutional, or retirement shares of a JPM Fund were purchased in a Full Service Brokerage account prior to April 2017 and the account was transitioned to a Self-Directed Investing Account in April 2017, that same share class (or, if no longer available, its nearest equivalent) will be available in the Self-Directed Investing Account for additional purchases of that particular JPM Fund or exchanges into another JPM Fund.

7.	Municipal Bonds

Municipal bonds are offered by an official statement and may not be suitable for all investors. A Client should consult with an independent tax advisor regarding whether municipal bonds are appropriate for the Client’s particular situation.

JPMS or Morgan Affiliates may hold a position or act as market maker in the financial instruments of any issue the Client may invest in, or act as underwriter, placement agent, advisor, or lender to an issuer. If municipal bonds are sold prior to maturity, prices may be higher or lower than the original purchase price and actual yields may be higher or lower than the yields indicated at the time of Client’s investment. Yield quotations and market values will thus fluctuate over time and in certain instances interest from some municipal bonds will be subject to the Alternative Minimum Tax (AMT).

8.	Real Estate

Real estate investments are likely to be risky, illiquid and long-term. Real estate ownership and the real estate industry in general are subject to many risks, including the burdens of ownership of real property; local, national and international economic conditions; supply and demand for properties; the financial condition of tenants, buyers and sellers; changes in interest rates and the availability of mortgage funds; changes in environmental laws and regulations, planning laws and other governmental rules and fiscal and monetary policies; claims arising out of undisclosed or unknown environmental problems or as to which inadequate reserves have been established; changes in real property tax rates; changes in energy prices; force majeure events; terrorist events; and underinsured or uninsurable losses. Real estate assets are subject to long-term cycles that gives rise to significant volatility in values.

Illiquidity may result from the absence of an established market for the property. The possibility of partial or total loss of capital will exist and investors should not invest in real estate unless they can readily bear the consequences of such loss. Even if real estate investments are successful, they are unlikely to produce a realized return to the investors for a period of years.

Securities issued by real estate fund companies, including real estate investment trusts (“REITs”) are subject to the risks associated with the direct ownership of real estate as well as the risks associated with the fund company or REIT itself. Such companies carry the risks of possibly limited operating history, unspecified portfolios, uncertainties in calculating net asset value due to reliance upon appraisals, and restrictions on redemption arising out of the illiquidity of the underlying portfolio. REITs also carry the risk of the possible failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which will have adverse tax consequences for investors.

9.	ETFs and Index Mutual Funds

Exchange-traded funds (ETFs) and index mutual funds are marketable securities that are interests in registered funds, and are designed to track, before fees and expenses, the performance or returns of a relevant basket of assets, usually an underlying index. Unlike mutual funds, an ETF trades like a common stock on a stock exchange. ETFs experience price changes throughout the day as they are bought and sold. ETFs typically have higher daily liquidity and lower fees than mutual fund shares. ETFs, including leveraged or inverse ETFs, may not be suitable for all investors.

Leveraged or inverse ETFs are highly complex financial instruments and, due to the effects of compounding, their performance over longer periods of time can differ significantly from their stated daily objective. Leveraged and inverse ETFs typically are designed to achieve their stated performance objectives on a daily basis. Some investors might invest in these ETFs with the expectation that the ETFs may meet their stated daily performance objectives over the long term as well. Investors should be aware that performance of these ETFs over a period longer than one day can differ significantly from their stated daily performance objectives. Leveraged and inverse ETFs may pursue a range of investment strategies through the use of swaps, futures contracts and other derivative instruments, and are inherently more volatile than their underlying benchmark or index. Additionally, leveraged ETFs positions will be subject to applicable maintenance margin requirements, which may be greater or differ from margin requirements on their non-leveraged counterparts.

ETFs are sold by prospectus. The prospectus contains important information regarding the investment objectives of the ETF, its merits, risks, charges, expenses and other matters of interest, and must be read carefully before a decision is made to invest. However, no prospectus will be delivered to the Client prior to an investment if JPMCB makes the investment on the Client’s behalf pursuant to a discretionary portfolio mandate. JPMCB will provide a copy of the prospectus to a discretionary Client upon request.

ETFs and index mutual funds do not fully replicate their underlying indices and may hold securities different from those included in their underlying indices. Physical replication and synthetic replication are two of the most common structures used in the construction of ETFs and index mutual funds. Physically replicated ETFs and index mutual funds buy all or a representative portion of the underlying securities in the index that they track. In contrast, some ETFs and index mutual funds do not purchase the underlying assets, but gain exposure to them by use of swaps or other derivative instruments.

In addition to the general risks of investing in funds, there are specific risks to consider with respect to an investment in these passive investment vehicles. ETF and index mutual fund performance may differ from the performance of the applicable index for a variety of reasons. For example, ETFs and index mutual funds incur operating expenses and portfolio transaction costs not incurred by the benchmark index, may not be fully invested in the securities of their indices at all times, or may hold securities not included in their indices. In addition, corporate actions with respect to the equity securities underlying ETFs and index mutual funds (such as mergers and spin-offs) may impact the variance between the performances of the funds and applicable indices. Passive investing differs from active investing in that managers are not seeking to outperform their benchmark. As a result, managers may hold securities that are components of their underlying index, regardless of the current or projected performance of the specific security or market sector. Passive managers do not attempt to take defensive positions based upon market conditions, including declining markets. This approach could cause a passive vehicle’s performance to be lower than if it employed an active strategy.

With respect to ETFs, shares are bought and sold in the secondary market at market prices. Although ETFs are required to calculate their net asset values (NAV) on a daily basis, at times the market price of an ETF’s shares may be more than the NAV (trading at a premium) or less than the NAV (trading at a discount). Given the differing nature of the relevant secondary markets for ETFs, certain ETFs may trade at a larger premium or discount to NAV than shares of other ETFs depending on the markets where such ETFs are traded. The risk of deviation from NAV for ETFs generally is heightened in times of market volatility or periods of steep market declines. For example, during periods of market volatility, securities underlying ETFs may be unavailable in the secondary market, market participants may be unable to calculate accurately the NAV per share of such ETFs, and the liquidity of such ETFs may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in ETFs. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of ETFs. As a result, under these circumstances, the market value of shares of an ETF may vary substantially from the NAV per share of such ETF, and the Client may incur significant losses from the sale of its ETF shares. In addition, for all of the foregoing reasons, the performance of any ETF may not correlate with the performance of its underlying index as well as the NAV per share of such ETF.

Trading in the shares of one or more ETFs may be halted due to market conditions or for reasons that, in the view of the exchange on which such shares are traded, make trading in such shares inadvisable. In addition, trading in the shares of ETFs may be subject to trading halts caused by extraordinary market volatility pursuant to the relevant exchange’s “circuit breaker” rules. If a trading halt or unanticipated early closing of an exchange occurs, it may not be possible to purchase or sell shares of an ETF. There can be no assurance that the requirements of an exchange necessary to maintain the listing of an ETF will continue to be met or will remain unchanged. While shares of ETFs are generally listed on an exchange, there can be no assurance that active trading markets for the shares of any ETF will be maintained.

10.	High Yield Fixed Income Securities

High yield fixed income securities come in many forms. Common ones are high yield bonds, asset-backed securities, mortgage-backed securities, mezzanine securities, and collateralized bond obligations (“CBOs”).

High yield bonds (sometimes known as “junk” bonds) are noninvestment grade bonds of varying maturities. They generally will be in the lower rating categories of the major rating agencies or may be unrated. High yield bonds typically pay more interest than other bonds because they involve a greater risk that the issuer will default in the timely payment of interest and principal. Issuers of high yield bonds may have a lot of debt. During an economic downturn, a period of rising interest rates or a recession, high yield issuers with a lot of debt may experience financial problems leading to a default, and high yield bonds tend to fall in price during such periods. They also may have other creditors with the right to be paid before the high yield bond holder. High yield bonds fluctuate more widely in price and yield than investment grade bonds and are not as liquid.

Asset-backed securities are bonds backed by a pool of assets, usually loans such as installment sale contracts or credit card receivables. The loans underlying asset-backed securities may be unsecured, with no collateral to seize if the underlying borrower defaults. Asset-backed securities may be prepaid at any time, which will reduce their yield and market value. When interest rates fall, prepayment rates rise as borrowers pay off existing debt and refinance at new lower rates. As a result, reinvestment of the prepayment proceeds generally will be at a lower rate of return than the return on the assets that were prepaid. Mortgage-backed securities are subject to the same risks as asset-backed securities except that the underlying loans generally will be secured by real property.

Mezzanine investments are subordinated debt securities which receive payments of interest and principal after more senior secured creditors are paid. They generally are issued in private placements in connection with an investment in an equity security. They carry the risk that the issuer will default on payment of interest and principal and that the equity securities purchased with the proceeds of mezzanine investments will lose value.

CBOs are securities backed by a diversified pool of high yield securities and are subject to the same risks as the high yield securities in the pool.

11.	Commodities

(a) In general, commodities include hard assets, such as agricultural products, metals, or petroleum as well as securities futures based on common stock, certain exchange-traded funds and American Depositary Receipts, and securities indices.

Commodity futures contracts can be used for speculation, hedging, and risk management. Commodity futures contracts are not appropriate investments for all investors. When they are used for speculation, it is possible to realize substantial profits in a short period of time, but it is also possible to incur substantial losses in a short period of time. Such losses may be larger than the initial commitment of capital because futures trading is highly leveraged.

Because of the leverage involved and the nature of futures contract transactions, losses may be felt immediately because gains and losses are credited or debited to the investor’s account, at a minimum, on a daily basis. The purchase or sale of a futures contract requires the investor to make an initial deposit of money, known as margin. Margin, in the context of futures trading, is different than the margin involved in the purchase of stocks. The purchase of stocks on margin involves a cash down payment and credit extended by the broker for the purchase. The margin required to buy or sell a futures contract is a deposit of money that can be drawn on by the broker to cover any daily losses. If movements in the markets for futures contracts or the underlying commodity decrease the value of the investor’s positions in futures contracts, the investor may be required to deposit additional funds in his or her account as margin. If an account is under the minimum margin requirements set by the exchange or the investor’s broker, the position may be liquidated at a loss, and the investor will be liable for any deficit in the account. Minimum margin requirements for a particular futures contract at a particular time are set by the exchange on which the contract is traded and are subject to modification based on market conditions. An increase in market volatility and the range of daily price movements is frequently a reason for raising margins.

Futures contracts cannot be sold like stocks or bonds. They generally must be liquidated by the investor entering into an equivalent but opposite position in another contract month, on another market, or in the underlying commodity. If a position in a futures contract cannot be liquidated, the investor may not be able to realize a gain in the value of the position or prevent losses from mounting. An inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in either the futures contract or the underlying commodity; if trading is halted due to recent news events involving the issuer of the underlying commodity; if systems failures occur on an exchange or at the investor’s broker; or if the position is on an illiquid market. An exchange may set a maximum daily limit on market price increases and decreases, and will halt trading when the limit is reached. In the event prices have risen or fallen by the maximum daily limit, and there is no trading in the contract permitted (known as a “lock limit” market), it may not be possible to execute an order at any price. Markets may be lock limit for more than one day, resulting in substantial losses to futures investors who may find it impossible to liquidate losing futures positions.

Even if the investor can liquidate the position, it may be at a price that involves a large loss. For the same reasons, it may also be difficult or impossible to manage risk from open futures positions by entering into offsetting positions.

An alternative method of participating in futures trading is through a commodity pool, which is a pooled investment vehicle that invests in commodities (and, typically, securities as well). A commodity pool participant will not have an individual trading account. Instead, the funds of all pool participants are combined and traded as a single account. Each investor shares in the profits or losses of the pool in proportion to his or her investment in the pool. Although commodity pools can offer benefits such as greater diversification among commodities than an investor might obtain in an individual trading account, the absence of margin calls, and a limitation on losses to the amount invested, the risks a pool incurs in any given futures transaction are no different than the risks incurred by an individual trader. The pool still trades in futures contracts which are highly leveraged and in markets that can be highly volatile. And like an individual trader, the pool can suffer substantial losses as well as realize substantial profits.

(b)	Securities Futures

Trading in security futures contracts requires knowledge of both the securities and the futures markets. Under certain market conditions, the prices of security futures contracts may not maintain their customary or anticipated relationships to the prices of the underlying security or index. These pricing disparities could occur, for example, when the market for the security futures contract is illiquid, when the primary market for the underlying security is closed, or when the reporting of transactions in the underlying security has been delayed. For index products, it could also occur when trading is delayed or halted in some or all of the securities that make up the index. The investor may be required to settle certain security futures contracts with physical delivery of the underlying security. If a position in a physically settled security futures contract is held until the end of the last trading day prior to expiration, the investor will be obligated to make or take delivery of the underlying securities, which could involve additional costs. The actual settlement terms may vary from contract to contract and exchange to exchange.

Although security futures contracts share some characteristics with options on securities (options contracts), these products are also different in a number of ways.

The purchaser of an options contract has the right, but not the obligation, to buy or sell a security prior to the expiration date. The seller of an options contract has the obligation to buy or sell a security prior to the expiration date. By contrast, if an investor has a position in a security futures contract (either long or short), the investor has both the right and the obligation to buy or sell a security at a future date. The only way to avoid the obligation incurred by the security futures contract is to liquidate the position with an offsetting contract.

A person purchasing an options contract runs the risk of losing the purchase price (premium) for the option contract. Because it is a wasting asset, the purchaser of an options contract who neither liquidates the options contract in the secondary market nor exercises it at or prior to expiration will necessarily lose his or her entire investment in the options contract. However, a purchaser of an options contract cannot lose more than the amount of the premium. Conversely, the seller of an options contract receives the premium and assumes the risk that he or she will be required to buy or sell the underlying security on or prior to the expiration date, in which event his or her losses may exceed the amount of the premium received. Although the seller of an options contract is required to deposit margin to reflect the risk of its obligation, he or she may lose many times his or her initial margin deposit. By contrast, the purchaser and seller of a security futures contract each enter into an agreement to buy or sell a specific quantity of shares in the underlying security. Based upon the movement in prices of the underlying security, a person who holds a position in a security futures contract can gain or lose many times his or her initial margin deposit. In this respect, the benefits of a security futures contract are similar to the benefits of purchasing an option, while the risks of entering into a security futures contract are similar to the risks of selling an option.

12.	Currencies and Foreign Exchange

Foreign currencies or baskets of currencies may be very volatile and may experience significant drops in value over a short period of time. The value of a foreign currency will depend, among other economic indicators, on movements in exchange rates. Risks and special considerations with respect to foreign currencies include, but are not limited to, economic uncertainties, currency devaluations, political and social uncertainties, exchange control regulations, high rates of interest, a history of government and private sector defaults, significant government influence on the economy, less rigorous regulatory and accounting standards than in the United States, relatively less developed financial and other systems and limited liquidity and higher price volatility of the related securities markets. The Bank is acting as a dealer, on a principal basis, in the foreign exchange spot, forwards, and swaps markets. In a principal capacity, we act as an arm’s-length party to transactions with our counterparties and our sales and trading personnel do not serve as brokers or agents to a counterparty.

DEPOSIT ACCOUNTS AND SERVICES OFFERED BY JPMORGAN CHASE BANK, N.A.1

DEPOSIT ACCOUNT AGREEMENT

This agreement governs personal and business deposit accounts identified in this Deposit Account Agreement at JPMorgan Chase Bank, N.A. (the “Agreement”). By signing a services application, deposit account signature card, or by otherwise opening or maintaining a checking, savings or certificate of deposit account with us, you accept and agree to be bound by the terms and conditions of this Agreement. However, if your account is maintained with a business unit of the Bank that provides you a different deposit agreement, or if you contract for services that require your consent to a different deposit agreement, your account will be governed by that agreement.

To the extent there are any conflicts between the General Terms and this Agreement, this Agreement shall prevail. As used in this Agreement, “we,” “us,” “our” and the “Bank” mean JPMorgan Chase Bank, N.A. Your “Account” means each deposit account you have with us that is governed by this Agreement. “You” or “your” means each person or entity in whose name the Account at the Bank is maintained or who exercises an ownership interest therein, as well as any assignee or successor in interest to the Account. Your “State” means the U.S. state where you opened your account, or the state where you reside if you opened your Account by mail, internet, or other remote means and you reside in a state where we have branch offices. However, if you opened your Account by remote means and you do not reside in a U.S. state where we have branch offices, your “State” shall be the State of Ohio, where we are headquartered.

This Agreement includes the following disclosures applicable to the Bank’s personal and business deposit accounts that the Bank has provided to you: (1) the rate sheets for interest bearing accounts, (2) a fee schedule, and (3) any additional disclosures regarding your Account that the Bank will provide to you. Fees mentioned throughout this agreement can be found on the fee schedule referenced above.

1 Deposit products and services offered by JPMorgan Chase Bank, N.A. Member FDIC.

GENERAL ACCOUNT TERMS AND CONDITIONS

Deposits or Cashed Items

Checks, drafts and other negotiable instruments, including substitute checks (see the section of this booklet entitled Check 21—Substitute Check and Your Rights) (collectively, “checks”) deposited to your Account or cashed, automated clearinghouse (“ACH”) entries and all other types of external and book-entry funds transfers (checks and funds transfers collectively referred to herein as “items”), may be charged back against the Account (or an Account for split deposits) or any other Account of yours at the Bank if we are informed that the item is being or has been returned unpaid (or, for checks drawn on other accounts with us, the check is dishonored by us for any reason), without regard to whether such return or dishonor is timely. When a deposited or cashed item is returned, you may be charged a Deposited Item Returned fee. We may charge your Account whether or not the check is returned to us, and whether or not we can return the item or a copy to you. Even if we verify a deposited or cashed check and tell you that the check has been paid, that will not release your liability as an endorser. This right shall extend to any check or other item deposited into your Account or cashed, that is finally paid and then is returned because a claim is made that the check or other item was altered, forged, unauthorized, has a missing signature or should not have been paid for any reason. In lieu of charging your Account we may withhold an amount equal to such check or other item from your Account until a final determination of the validity of such claim has been made. We have no duty to return a check that has been charged back to an Account if that Account has become overdrawn. We are not required to give you next-day notice if a deposited or cashed item is dishonored.

Any check deposited to your Account that lacks an endorsement may be, or may be deemed to be, endorsed by us on your behalf. With respect to any such check, our rights and your liabilities shall be determined as though you actually endorsed and deposited the item. Further, any check deposited to your Account that bears your stamped or facsimile endorsement shall be deemed to bear your actual endorsement whether such endorsement was affixed by you or by someone having no authority to supply your endorsement. You agree to assume responsibility for and to indemnify us for any loss we may incur as a result of your failure to comply with the endorsement standards set forth in our Endorsement Standards section of this Agreement. If you deposit a remotely created check, you guarantee that the check was authorized by the account holder for payment in the amount shown. Remotely created checks are created when an account holder authorizes a payee to draw a check on the account, but instead of the account holder’s actual signature, the check identifies that the account holder authorized the check.

You agree not to issue or deposit electronically created items, as such term is defined in the Federal Reserve Regulation CC. An electronically created item is an electronic image that looks like a check, but was created electronically and not derived from a paper check. If you deposit an electronically created item to your Account, you authorize the Bank to debit your Account for any claim, return or adjustment related to the electronically created item, and you agree to indemnify and hold the Bank harmless from and against any claims, liabilities, costs and expenses (including attorneys’ fees) resulting directly or indirectly from your deposit of the electronically created item.

We may rely on the account number on any deposit record received, even if the record identifies a party different from the entity identified by name in the record, and we have no duty to detect any such inconsistency in identification.

We may return or refuse to accept all or any part of a deposit or credit to your Account at any time and will not be liable to you for doing so even if such action causes outstanding items to be dishonored and returned. Returned or refused deposits (or the legal equivalent of the deposited item) will be returned to you. In addition, you will be solely responsible for any loss or liability we sustain in connection with the deposit of substitute checks.

We will not give you next day notice of receipt of an electronic deposit to your Account but will provide such notice to you on your next periodic Account statement. You may call us to confirm an ACH or wire transfer deposit.

Credits for Deposits

A receipt may be provided or made available upon request for all deposits to your Account (except for remote deposits, e.g., lock box, night depository services and certain funds transfers). However, the amount on your deposit receipt is based solely on your deposit ticket. Funds from your deposits to your Account may not be made immediately available. We shall not be construed to have received for deposit checks sent by mail or placed in the night depository until we have either received actual delivery from the U.S. Postal Service or have removed the checks from the depository. Checks placed in such depository will be removed not later than the next business day. We will not accept cash deposits by mail. Check deposits made by mail should be addressed to: National Bank By Mail, PO BOX 6185, Westerville, OH 43086. All deposits made by mail and addressed to any other Bank location may be forwarded to the National Bank By Mail facility in Westerville, Ohio, and will be considered received on the date the deposit is received by that facility. For checking accounts, funds will be made available according to Federal Reserve Regulation CC and our Funds Availability Policy. Credits for all deposits are subject to final verification and, after review, we may make adjustments to your Account for any errors, including any errors appearing on your deposit ticket. In addition, the availability of funds for withdrawal does not mean that the deposited check or other item is “good,” has “cleared” or has been paid by the paying bank, or that the item will not be returned unpaid and your Account subsequently debited, notwithstanding the passage of any period of time or any representation or belief to the contrary. We may accept credits to your Account that have been originated by third parties (e.g., ACH credits, wire transfers). However, we may reverse any credit to your account that the originator of such deposit has informed us was in error, or was intended for another account, without investigating whether such credit was not properly payable to you.

We need not accept for deposit items drawn on a non-U.S. bank or items payable in a foreign currency and may instead accept such items on a collection basis, even after we have taken physical possession of such items. If accepted on a collection basis, we will not be obligated to credit your account for such items until we have received final payment. The actual credit for items payable in a foreign currency will be at the exchange rate in effect at the time of final collection in U.S. dollars. Specifically, we reserve the right to convert incoming electronic payments that are denominated in non-U.S. currency to U.S. denominated currency and accept the U.S. denominated currency for deposit subject to standard foreign exchange trade settlement times. Regardless of whether such items are accepted for deposit or on a collection basis, our Funds Availability Policy will not apply.

We do not accept mutilated cash. Mutilated cash is United States currency or coin that has been damaged and one-half or less of the original note remains, or that the value of the cash is questionable. If you have attempted to deposit mutilated cash, we may adjust the amount of your deposit and destroy the mutilated cash at our sole discretion. If you are in lawful possession of mutilated cash, you may submit the mutilated cash to the United States Treasury’s Bureau of Engraving and Printing for examination.

Collection of Deposits

You agree that we act only as your collecting agent in receiving items for deposit or collection and assume no responsibility beyond reasonable care. We will use reasonable care in the selection of collecting agents but will not be liable in case of their failure or negligence or for losses in transit.

If you present contaminated cash on a collection basis, which means we will not add funds to your balance until we have been credited for the contaminated cash, we act only on your behalf with the Federal Reserve and U.S. Treasury. We will not be liable for the lack of care of any third party. We may charge a collections or processing fee, and will deduct that from your Account, or the amount credited to you. These charges or fees may be assessed even if we are not credited for the contaminated cash, or the funds have already been credited to your Account.

You agree that we, and each of our correspondents, may send checks subject to collection, directly or indirectly, to any bank, depository, maker or drawee in accordance with our usual custom and may accept checks, drafts or credits as conditional payment.

You agree to use reasonable care to assist us in locating or obtaining replacements of items lost while in our possession. We may agree with other banks and clearing houses to vary procedures regarding the collection or return of items, and deadlines to the extent permitted by applicable law.

Withdrawal Procedures and Limitations

In accordance with the features of your Account, you agree that we may charge your Account for any withdrawal or transfer that you make or authorize another to make. We may, as a condition of withdrawal, require you to provide us with identification or information acceptable to us and/or your signature on certain withdrawal documents signed in the presence of our personnel. If you request to withdraw large amounts in cash, we may place reasonable restrictions on the time and method of your withdrawal and may require that you sign a document releasing us from any liability in case you are robbed or assaulted. We may refuse the withdrawal if you do not agree with these conditions.

For all savings accounts, interest bearing checking accounts and holding sub-accounts, we reserve the right to require seven (7) days prior written notice of withdrawal. In addition, any personal checking account for which a one-time promotional payment to or for the account is made by us as a premium or other consideration upon account opening may cause such account to be considered an interest bearing checking account for this Agreement (and, for statutory purposes, a NOW account) and subject to the potential seven-day withdrawal notice requirement, even though such account may not accrue interest on a periodic basis.

Payment and Deposit of Checks

You agree not to issue incomplete, postdated or conditional checks or present them for deposit to your Account. Also, we have no duty to discover, comply with or have any liability for accepting any incomplete, postdated, conditional checks or checks more than six months old, even if you have provided us with notice describing this check. We may charge a person who cashes your check a fee, or refuse to cash your check, if that person is not a deposit or loan customer of ours. We have no duty to honor and we may disregard any information on a check other than the identification of the paying bank and payee, the amount (we may rely upon either the numeric amount or the amount in words if contradictory) and any MICR encoded information, and specifically have no duty to visually inspect signatures. We may construe as “or” any symbol, mark or word (other than the word “and”) used as a connective, or may imply an “or” in the absence of any connective, on the payee line of any check containing multiple payees. In addition, for both personal and business Accounts, we may debit an Account based on a single signature, and a multiple-signature requirement is for the customer’s internal use only, notwithstanding any communication to us to the contrary.

You agree that if you utilize an automatic check writing service which operates through the use of a personal computer, employ the use of a facsimile signature or do not otherwise provide your personal signature on a check, you agree that you shall have the sole responsibility for maintaining security of any such computer, stamp or device by which your signature is affixed and that you shall bear the entire risk of unauthorized use of any such device or of any facsimile signature that reasonably resembles the signature you use, whether or not you are negligent. You also agree that the treatment of each check presented against your Account through the use of such a service and our rights and obligations with regard to such check will be the same as if the check was signed or initiated personally by you. You further agree to indemnify and hold us harmless from and against any and all loss, cost, damage, liability or expense (including attorney fees) we may suffer or incur as a result of the unlawful use, unauthorized use or misuse by any person of any such device or of any facsimile signature that reasonably resembles the signature you use.

Your Account may be debited on the day a check is presented by electronic or other means, or at an earlier time based on notification received by us that such check drawn on your Account has been deposited for collection at the Bank or at another financial institution. A determination of your Account balance for purposes of making a decision to dishonor a check for insufficiency of available funds may be made at any time between the receipt of such presentment or notice and the time of return of the check, and no more than one such determination need be made. If the Bank dishonors any check, we shall treat any subsequent representment the same as the original presentment in all respects, and shall have no duty to take any steps to prevent representments of such checks.

Check and Forms Specifications/Protection of Documents

All checks, withdrawal forms, deposit slips and transfer instructions used in connection with your Account must be on forms obtained through or approved by us. You agree to maintain adequate safeguards to ensure the authorized use of the forms you retain, and agree to notify us immediately if you become aware that any checks or other forms are lost or stolen. We are not responsible for losses you may suffer due to improper printing on forms not obtained through or approved by us, your failure to maintain adequate safeguards against unauthorized use, or your failure to issue checks in a manner so as to prevent unauthorized completion, alteration or addition. You agree that we may refuse to accept for deposit or to process any check or other item that is presented to us in a form that cannot be processed or photographed using equipment that we regularly use in our normal operations.

Transaction Records and Receipts

We may rely on the account number on any deposit slip, payment instruction, or similar record we receive, even if that account number is associated with a name that is different from the name you have provided. It is not our responsibility to detect any inconsistency between the account number you provide and the name.

If you make a deposit, we may provide a receipt, but the amount on your deposit receipt is based entirely on the deposit slip you complete. We may confirm the funds you deposit and, after review, may adjust your account for any errors, including any errors on your deposit slip.

We are permitted to adjust (debit or credit) your account, and we may notify you, if we:

●	Determine a discrepancy exists between the declared and the actual amount of the funds in your account, or
●	Misdirected a transaction to or from your account or made a transaction that we reasonably believe to be in error.

Posting Order: Checking and Savings Accounts

Posting order is the order in which we apply deposits and withdrawals to your account. We provide you with visibility into how transactions are posted and in what order to help you better manage your account.

When we transition from one business day to the next business day we post transactions to and from your account during our nightly processing. The order in which we generally post items during nightly processing for each business day is:

●	First, we make any previous day adjustments, and add deposits to your account.
●	Second, we subtract transactions in chronological order by using the date and time of when the transaction was authorized or shown as pending. This includes ATM and Chase branch withdrawals, transfers and payments; automatic payments; J.P. Morgan online and mobile transactions; checks drawn on your account; debit card transactions; wire transfers; and real-time payments. If multiple transactions have the same date and time, then they are posted in high to low dollar order. There are some instances where we do not have the time of the transaction, therefore we post at the end of the day the transaction occurred:
—	We are unable to show the transaction as pending; or
—	We do not receive an authorization request from the merchant, but the transaction is presented for payment.
●	Third, there are some transactions that we cannot process automatically or until we complete posting of your chronological transactions. This includes overdraft protection transfers or transfers to maintain target balances in other accounts. We subtract these remaining items in high to low dollar order.
●	Finally, fees are assessed last.

If you review your account during the day, you will see that we show some transactions as “pending.” For details, refer to the section “Pending Transactions.” These transactions impact your available balance, but have not yet posted to your account and do not guarantee that we will pay these transactions to your account if you have a negative balance at that time. We may still return a transaction unpaid if your balance has insufficient funds during that business day’s nightly processing, even if it had been displayed as a “pending” transaction on a positive balance during the day. If a transaction that you made or authorized does not display as “pending,” you are still responsible for it and it may still be posted against your account during nightly processing.

Pending Transactions

Throughout the day we post debits and credits to your account that may appear as “pending” when we become aware of the transaction. The following are the most common types of debit transactions that may appear as “pending” and reduce your available balance by the amount of the transaction:

●	ATM and Chase Branch Withdrawals, Transfers and Payments
●	Automatic Payments
●	J.P. Morgan Online and Mobile Transactions
●	Checks Drawn on Your Account
●	Debit Card Transactions
●	Wire Transfers

ATM and Chase Branch Withdrawals, Transfers and Payments: For payments or cash withdrawals, we will apply the transactions and update your available balance as soon as the transaction is complete.

Automatic Payments (ACH Transactions): We will generally apply transactions against your available balance as pending at the start of the business day of the effective date of the payment. These transactions will be applied in the order we receive them. If you initiate ACH transactions on the same day as the effective date, we will apply them in the order we receive them from the merchant.

J.P. Morgan Online and Mobile Transactions: For any payment or transfer, once you approve the transaction, we will apply it to your account. For recurring or future dated payments, it is applied on the effective “send on” date.

Checks Drawn on Your Account: When cashed or deposited at a Chase ATM, branch or online, will be pending on your account at the time the item was cashed or deposited. Checks that are deposited at other banks will show as pending throughout the day as the other banks submit the item to us for payment. If the amount of the check identified in the notice exceeds your balance at the time we receive the notice, we may notify the other bank of that fact.

Debit Card Transactions: For more information on debit card transactions, refer to the section “Access Cards” under “Electronic Funds Transfer Services.”

Wire Transfers: Once we have begun processing the wire transfer and completed all of our internal reviews, we will apply the transaction to your account and update your available balance on the transfer’s effective date.

While we make every effort to place transactions in a pending status on your account during the day, transactions may be unable to be displayed as pending before they are posted to your account. How these items are posted when they are completed and no longer displayed as pending is based on the posting order. Any applicable fees are applied against the account based on how items are posted. For details, refer to the section “Posting Order: Checking and Savings Accounts.”

Overdrafts

We may pay or decline to pay any item if your available balance is less than the amount of that item plus all other items received but not yet paid. We will decline any requested ATM withdrawal unless your available balance at the time is equal to or more than the amount of the requested withdrawal. Even if we have paid overdraft items before, we are not required to do it in the future. We look at your account only once to decide if the item would cause your account to become overdrawn.

Your “available balance” is the previous day’s balance plus any pending credit transactions (excluding pending debit card purchase returns), such as ACH direct deposits, minus (1) pending charges such as debit card purchases, electronic payments, checks drawn on your account that have been cashed or deposited, or transactions that we are obligated to pay or have already paid, (2) amount of deposits that are not yet available for withdrawal under our funds availability policy, and (3) any holds on your balance, such as holds on funds to comply with court orders or other legal requirements. An “overdraft,” or “overdrawing” your account, means the item(s) presented on your account on a business day exceeds the available balance.

We generally will not authorize a non-recurring (“everyday”) debit card transaction if your available balance is insufficient to pay the transaction in two cases: for business accounts, if you have notified us not to pay debit card overdrafts, or, for personal accounts, if you have not notified us to pay debit card overdrafts at our discretion. We rely on transaction coding sent to us by the merchant or other third party to determine whether the debit card transaction is everyday or recurring.

It is your responsibility to avoid overdrawing your account. Talk to your J.P. Morgan team to learn about overdraft protection services. We also offer personalized alerts to keep you informed about the balance and transactions in your account.

You must immediately pay the amount of any overdraft together with any applicable fees or charges. Until you pay such balance in full, you will pay interest on the amount of the overdraft at the rate indicated on the applicable fee schedule. We also may report you to credit reporting agencies, close your account, or both. These actions could affect your ability to open accounts in the future. If you believe that we have reported inaccurate or incomplete information about your account to a consumer reporting agency, you have the right to file a dispute with that consumer reporting agency. You may also submit a dispute directly to us by writing to the following address: JPMorgan Chase Bank, N.A., PO Box 182108, Internal Mail OHW-1000, Columbus, OH 43218. Provide your name, address and phone number; the account number; the specific information you are disputing; an explanation of why it is inaccurate or incomplete; and any supporting documentation.

You authorize us to use the money from any subsequent deposits to your account (including, but not limited to, a direct deposit of Social Security or any other state or federal benefit payment) to pay any overdraft and resulting fees or charges. For deposits you have authorized, you understand and agree that if you do not want your benefits applied in this way, you may change your direct deposit instructions at any time with the person or organization paying the benefits.

You agree to pay all costs and expenses, including attorney fees, we incur in collecting any overdraft. We may still pursue collection of the amount you owe (including suing you) after it is charged off.

Specific Terms for Certificates of Deposit

The standard minimum deposit amount to open a U.S. dollar-denominated Certificate of Deposit (“CD”) is $1,000. The maturity date is the last day of your CD’s term. By opening your CD, you have agreed to keep the amount deposited (principal) for the agreed upon stated term. The CD terms set forth herein, in any CD confirmation and interest rate disclosure, including the Annual Percentage Yield (“APY”), shall apply during the entire term of the CD. In the event of a conflict between the CD terms set forth herein and the terms disclosed in any CD confirmation or renewal notice, the terms in the CD confirmation or renewal notice shall prevail. If your CD is automatically renewable, and has a maturity of longer than one month, the Bank may change any provision of these terms for successive renewal periods (the interest rate and the APY may be modified pursuant to the Maturity Conditions section below) with at least 30 days written notice prior to the maturity date of the existing CD or at least 20 days before the end of the 10-day grace period. The Bank may change these terms at any time for a CD with a maturity of one month or less.

Grace Period. The grace period is the 10 days after the maturity date for CDs with a term of 14 days or longer. A grace period of 5 days applies to CDs with a term of 7 to 13 days. On the maturity date or during the grace period, you can change the term of your CD, make additional deposits, or withdraw your CD principal without paying an early withdrawal penalty.

Interest Calculation Method. Interest for CDs is compounded daily, and computed on a 360- or 365-day basis, using the daily balance method. This method applies a periodic rate each day to the balance in the CD. Interest begins to accrue on the business day of your deposit up to (but not including) the maturity date. The interest rate and APY applicable to your CD on the date the CD is opened will be set forth on a separate “rate sheet” or other interest rate disclosure provided to you when your CD is opened. That interest rate disclosure is considered part of these terms. The APY assumes interest will remain on deposit until maturity. On maturities of more than one year, interest will be paid at least annually, and the amount(s) paid will be reported to the IRS each calendar year. A withdrawal will reduce these earnings.

Maturity Conditions. For automatically renewable CDs, your CD will automatically renew for the same time period as the initial term, and thereafter for successive like periods of time, unless (i) you have a different renewal term as part of a CD ladder; (ii) you change or close your account; or (iii) we notify you otherwise. Once your CD renews, any reference to the maturity date means the last day of the new term. For the renewal term, your CD will earn interest at the rate then in effect on the renewal date for like CDs. Withdrawals made during the grace period are not subject to early withdrawal penalties described below. If your CD is closed during the grace period, it will not earn interest on or after the maturity date. For single maturity CDs, your CD will not automatically renew on the maturity date. No interest is earned on or after the maturity date.

CD Ladders. We may offer a CD ladder, which is a group of CDs opened by you on the same calendar day but with different maturity dates. When each CD matures, its term will automatically renew for the longest term of the original group, unless you specify a different renewal term. For example, in a 12-month CD ladder, you may open four CDs with original terms of 3, 6, 9 and 12 months, respectively. When each CD matures, its new term will be 12 months. The result will be four 12-month CDs with a CD maturing every three months.

Withdrawing Interest. You may choose to withdraw any paid or credited interest without penalty during your CD’s term or at maturity. After the maturity date and grace period, interest will become principal of the renewed CD.

Early Withdrawal Penalties. There is a penalty for withdrawing principal prior to the maturity date. If the term of the CD is less than 6 months, the early withdrawal penalty is calculated as 90 days of interest on the principal amount withdrawn. If the term of the CD is 6 months to less than 24 months, the early withdrawal penalty is calculated as 180 days of interest on the principal amount withdrawn. For terms 24 months or more, the early withdrawal penalty is calculated as 365 days of interest on the principal amount withdrawn. For all three early withdrawal penalty calculations, the early withdrawal penalty charged will not exceed the total accrued interest earned in the current term less any prior early withdrawal penalty charged during the current term. The amount of your penalty will be deducted from principal. If the withdrawal occurs less than seven (7) days after account opening or a previous withdrawal of principal, the amount of the early withdrawal penalty will be calculated as we described above, but it cannot be less than 7 days’ interest. The amount of your penalty will be deducted from principal.

We will waive early withdrawal penalties under the circumstances described below, unless the withdrawal occurs less than 7 days after the account was opened or a previous withdrawal was made:

●	Death of a CD owner or a grantor of a revocable family/living trust;
●	Disability of a CD owner;
●	Court determination that a CD owner is incompetent;
●	Re-titling of a CD to transfer ownership of funds into a living trust without moving funds from the Bank and where no change in term or rate occurs.
●	For No-Penalty CDs which we may make available for designated term(s) and deposit amount(s) set forth on the rate sheet provided when the CD is opened.

Record Retention. We shall abide by federal and applicable state record retention laws and may dispose of any records that have been retained or preserved for the period set forth in these laws. Any action by or against us based on, or the determination of which would depend on, the contents of records for which a period of retention or preservation is set forth in these laws shall be brought within the time for which the record must be retained or preserved, unless applicable law provides a shorter limitation period. Any action against us on an automatically renewable CD must be brought within the retention period applicable to that CD based on the stated maturity date in the most recent record evidencing the existence and term of the CD.

Stop Payments

You may stop payment on a check drawn on your Account if we have not accepted, certified, made final payment on or otherwise become accountable for the item. Any joint owner may order us to stop payment on any check drawn on your Account. A Stop Payment fee may apply. To stop payment on a check, please call us at the phone number listed on your monthly statement.

You must provide us with the precise Account and check number/amount to allow us to identify the check based upon our computer retrieval system standards. A stop payment order shall become effective not later than one full business day after we have received such information, which you agree is a reasonable time. If a cashier’s check, teller’s check (“official check”) or certified check is lost, destroyed or stolen, you may assert a claim to the amount of the check if you give us a declaration of loss statement in a form acceptable to us and the check has not been presented for payment for 90 days from the issue date or in the case of certified checks, from the date of acceptance.

For personal Accounts, an oral or written stop payment order is effective for 180 days, and may not be extended. However, you may place an additional stop payment order at any time, in which case such order shall replace the prior instruction, and shall be effective for 180 days from the day such additional order was placed. We will not send a confirmation of your stop payment order. For business Accounts, an oral or written stop payment may be placed for two lengths of time. You may place a stop payment order to be effective for 180 calendar days, or you may place a stop payment order to be effective for one year and then renewable annually, at your choice, for six additional years. We may send you a written confirmation of your stop payment order. If any of the information on the confirmation is incorrect, you must notify us within the time period stated on the confirmation. If you do not do so, the information will be presumed to be correct. You will receive a 60- to 90-day advance notification of stop payments scheduled for renewal on your business Account statement. You may request at that time to discontinue the renewal of a stop payment via your online channel, by calling the number on your statement, or by contacting your J.P. Morgan team. For personal and business Accounts, when the effective period of the stop payment order expires, we have no duty or obligation to notify you before we pay the item.

If you stop payment on a check drawn on your Account, you may still be obligated to pay such item to any party entitled to enforce it pursuant to applicable state law.

Inactive and Unclaimed Accounts

Each state has laws that govern when accounts are considered inactive or unclaimed and when the Bank is required to send a client’s funds to the state. We encourage you to make sure your accounts remain active so you receive regular statements, have the full use of your accounts, and avoid the potential of having your account assets transferred to the state as unclaimed property. We will send you a letter in advance if your account assets may be transferred to the state as unclaimed property.

Inactive Accounts. Accounts must have customer-initiated activity to remain in an active status. If your account doesn’t meet this criteria for a minimum of 24 months, the account may become inactive.

Dormant Accounts. If your account doesn’t have customer-initiated activity for a minimum of 30 months, we may consider your account dormant and you won’t be able to perform many of your day-to-day banking activities, including:

●	Making debit card purchases with or without your PIN.
●	Making transfers, deposits or withdrawals.
●	Accessing your account on the J.P. Morgan app or jpmorganonline.com. If you don’t have customer-initiated activity on your account for an extended period, your account may be considered abandoned property. See the section “Abandoned or Inactive Accounts” in the General Terms for Accounts and Services for more details.

Statements

We will maintain appropriate records of your Account. An Account statement for checking and savings accounts will be sent to you at your current address listed on our records on a monthly basis, unless there have been no deposits or withdrawals made to your accounts within a 30-month (12 months in Texas) period, in which case annual statements will be sent, unless otherwise specifically indicated in the personal accounts or business accounts sections of this Agreement. Statements will be sent via ordinary U.S. mail, unless you and the Bank agree otherwise. We will send at least one statement per Account, even if that Account has more than one owner. Combined statements for linked accounts will be sent to the primary account holder’s address, unless a new mailing address is designated for the account. You agree that sending the Account statement as described qualifies as sending the Account statement to all owners of the Account, even if all owners do not have access to the mailing address of record for the Account. We may change your postal address of record if we receive an address change notice from the U.S. Postal Service or if we receive information from another party in the business of providing correct address information that the address in our records no longer corresponds to your address.

As used in this Agreement, the monthly statement period means the time period covered by your Account statement. This time period may or may not correspond to a calendar month but in most cases will not exceed 32 days or be less than 28 days. The specific dates covered by your Account statement will be set forth in the statement.

Check Enclosure Options

If, at your election or your Account features so require, we retain your cancelled checks and do not return them with your Account statement, you acknowledge that the original cancelled checks may be destroyed after a reasonable period of time as determined by us. You agree that by maintaining the original check or a copy thereof on your behalf, we have otherwise made the check available to you in a reasonable manner. You may request a copy of any cancelled check and a service charge may be imposed for each copy provided. If for any reason we cannot return a copy of your check or satisfy your needs through other means, you agree that we will not be liable for more than the face amount of the check.

If available, when we retain your cancelled checks, you may request that we include images of the front of your cancelled checks with your statement (“Image Statement”). However, you may elect to neither have your cancelled checks nor images thereof included with your statement (“Check Safekeeping”) and unless the terms of your Account require Check Safekeeping, you may elect to have your checks returned with your Account statement (“Check Enclosure”) rather than receiving images thereof.

Some merchants, utilities and other billers may elect to convert your check into an electronic funds transfer. Since we do not receive your check, neither a cancelled check nor its image is available from us. Additionally, we may elect to receive electronic images from other banks or financial institutions in lieu of original checks. If we receive an electronic image for payment, this image will appear with other cancelled checks on your Image Statement; however, the cancelled check is not available from us.

If you have elected to have your checks returned in your statement for the first checking account listed on your statement, then all other checking accounts listed in your statement will require Check Safekeeping (for business accounts, you may elect Check Enclosure option for all checking accounts). If the first checking account election is Image Statement, then other checking accounts will default to Image Statement, unless Check Safekeeping is elected or required by the terms of that account. If the first checking account has Check Safekeeping, then all other identified checking accounts will require Check Safekeeping as well.

Review Your Account Statements for Checks and Other Errors

Review Your Account Statements. You are responsible to review your account statement to identify and notify us whether any unauthorized transactions or errors have occurred and notify us promptly and failure to do so means you will be financially responsible for those errors. For all errors, you must provide us with all information we need to investigate the alleged error or item. You must also file any police reports and provide any supporting written statements, declarations, affidavits, and testimony we reasonably request. We have no duty to you to determine whether any check is forged, counterfeit, altered, improperly endorsed or otherwise improper.

Let Us Know About Check Errors. To be considered for reimbursement you must notify us:

●	Within 60 days after we make a statement available if a check drawn on your account that you did not authorize or that is altered is listed on your statement.
●	Within 6 months after we make the statement available if a check drawn on your account has any unauthorized, forged, improper or missing endorsements on the back of the check.

We may not be liable to reimburse these checks to you. If you report to us within the timeframes above we may work with the depositing bank on your behalf to attempt to recover your funds. In addition, if you fail to notify us of any unauthorized check within 30 days after we make a statement available that first lists an unauthorized check, we are not required to reimburse you for unauthorized checks initiated by the same wrongdoer(s) that we pay after that time. If you do not comply with these requirements, we are not required to reimburse you for any claimed loss, and you cannot bring any legal claim against us in any way related to the check or errors. These timeframes do not limit our rights to attempt to collect on checks from other banks.

Let Us Know About Other Errors. You must notify us within 30 days after we make a statement available if:

●	There is an inaccurate or unauthorized teller transaction;
●	Your account statement contains any errors; or
●	You did not receive your scheduled statement.

If you do not comply with these requirements, we are not required to reimburse you for any claimed loss, and you cannot bring any legal claim against us in any way related to the errors.

Other Transaction Types. The requirements of this section, Review Your Account Statements for Checks and Other Errors, apply only to checks, teller transactions, and similar transactions. They do not apply to account transactions addressed by the Electronic Funds Transfer Service Terms. Additional terms specific to outgoing wire transfers or consumer international wire transfers, including cancelations, errors and unauthorized transactions, are contained in your wire transfer agreements.

You also have certain rights under federal law for substitute checks; please see Substitute Checks and Your Rights for more information.

Sub-Accounts

For accounting purposes, all checking accounts consist of two sub-accounts: a transaction sub-account to which all financial transactions are posted, and a holding sub-account into which available balances above a preset level are transferred daily.

Funds will be retransferred to your transaction sub-account to meet your transactional needs; however, all balances in the holding sub-account will be transferred to the transaction sub-account with the sixth transfer in any calendar month or monthly statement period.

Both sub-accounts are treated as a single account for purposes of your deposits and withdrawals, access and information, tax reporting, fees, etc.

Linked Accounts

For checking and savings accounts, you may elect to have these accounts appear on a single statement. Since accounts with at least one common owner can be included on an account statement, you agree that information regarding your Account may be made available to any other owner on any of the accounts that are identified on that combined statement.

Many checking and savings accounts permit you to link other accounts you may have with us or our affiliates to help you to avoid some fees and be eligible to earn higher rates. These other accounts need not be included on your statement for those pricing benefits to apply, and accounts that appear on your combined statement are not automatically linked for purposes of pricing.

Linking accounts is always at our discretion. We may automatically link accounts. If we do not, you may ask to have your accounts linked. If you choose to link your personal accounts to other accounts for which you serve as trustee or custodian (fiduciary), your personal account may receive a financial benefit. Under fiduciary law, any financial benefit you receive is considered a violation of fiduciary duties.

We bear no responsibility for your decision to link fiduciary and personal accounts. You should carefully consider this decision, and consult with your legal advisor if necessary.

Note: We will not automatically place accounts on one combined statement or link accounts for pricing; you must take authoritative action to do so.

Interest: Checking and Savings Accounts

Your Account, if designated as interest bearing, will be a variable rate account on which we may change the interest rate and annual percentage yield from time to time at our discretion without notice to you. We do not impose a limit on the amount the interest rate and annual percentage yield on your Account may change. If you have requested your Account not to accrue interest on a periodic basis, we will not establish or maintain an interest rate for the Account until such time as you have requested the Account to begin earning interest.

Interest begins to accrue on the business day we receive credit for your non-cash deposit. For cash and electronic transfers, interest begins to accrue on the business day of your deposit. For purposes of accruing interest, we use the daily accrual method for calculating interest. This method applies a daily periodic rate to the principal balance in your Account each day, which may be based either on collected or ledger balances as set forth in the product features for your Account. The collected balance is the balance of all deposits in your Account on which we have received credit for the deposited funds (determined by the availability schedule of our Federal Reserve Bank for non-cash items). The ledger balance is the balance in your Account without regard to credit or availability. Interest is credited and compounded monthly and is computed on a 360- or a 365-day basis. We pay interest only in whole cents. Therefore, at the end of each interest payment period, any fractional amount of interest less than half of one cent will be rounded down and any fractional amount of interest equal to half of one cent or more will be rounded up to the next whole cent. We reserve the right not to pay interest on any deposited item that is returned to us unpaid. Interest will cease accruing on the date you instruct the Bank, or the Bank notifies you, to close your Account, up to and including the date the funds are withdrawn or transferred from the Account.

The interest rate and annual percentage yield applicable to your Account on the date your Account is opened will be set forth on a separate “rate sheet” or other interest rate disclosure provided to you when your Account is opened. That interest rate disclosure is considered a part of this Agreement.

Fees and Service Charges

You agree to pay the monthly service fee, transaction fees, fees or interest charges for insufficient funds and stop payments, and all other applicable service charges or fees identified herein as applicable to your Account, or which may be otherwise mutually agreed upon by you and the Bank. You authorize us to charge your Account for these fees and service charges at any time whether or not such fees or charges will result in an overdraft of your Account or, where there are not sufficient funds in your Account to cover your fees and service charges, to bill you separately. You acknowledge and agree that the funds in your Account used to pay such fees and service charges may include any federal or state benefit payments that you choose to deposit in any Account (including direct deposit of Social Security). You understand and agree that if you do not want your benefits applied in this way, you may change your direct deposit instructions to the benefits payor at any time.

Form of Account Ownership

You agree that if your Account is identified as one offered only to individuals, in their personal capacities, or unincorporated nonbusiness associations, it shall not be used for a business purpose.

Business Accounts

Business accounts are accounts held by or on behalf of an entity (a person other than a natural person) or held by an individual in a professional or business capacity. Where a corporation, unincorporated association or limited liability company, partnership, including a limited partnership, limited liability partnership, or joint venture, government entity or sole proprietor (collectively, the “business”) is designated or appears on a signature card as the owner of such account, then the account is payable only to or on the order of the business, and not to any individual director, shareholder, member or partner thereof except as they may be a payee on a check or other item drawn on the Account. You further represent and agree that the business has taken all action necessary to open and maintain banking accounts at the Bank and that all resolutions and/or other documentation delivered to us in connection with the account are true, accurate, complete, and will be kept up-to-date and may be conclusively relied upon by us. You agree to notify us in advance of any change in your form of ownership. You also agree that we are not obligated to cash checks payable to you or to accept “less cash” deposits. Notwithstanding anything to the contrary, the relationship between you and the Bank is one of debtor/creditor, not fiduciary, even if the account is titled as a “fiduciary” account with that role being played by you.

You agree that each eligible signer is authorized to endorse for collection, deposit, or negotiation any and all checks, drafts, notes, bills of exchange, certificates of deposit, and orders for the payment or transfer of money between accounts at the Bank and other banks, either belonging to or coming into the possession of the business. Endorsements “for deposit” may be written or stamped. We may accept any instrument for deposit to any depository account of the business without endorsement or may supply the endorsement of the business. The person(s) so designated is authorized to sign any and all checks, drafts and orders drawn against any designated account(s) of the business at the Bank. We are authorized to honor and pay all checks, drafts and orders when so signed or endorsed without inquiry as to the circumstances of issue or disposition of the proceeds even if doing so causes an overdraft or increases an overdraft and regardless of to whom such instruments are payable or endorsed, including those drawn or endorsed to the individual order of any such person so listed.

In addition, each eligible signer is authorized to act for and on behalf of the business in any matter involving any Account of the business, including the authority to instruct us to close the Account, and is further authorized to sign and implement for and in the name on behalf of the business, as they, or any of them see fit, the terms of all agreements, instruments, drafts, certificates, or other documents relating to any depository accounts or other business, including, but not limited to, night depository agreements, funds transfer agreements or safe deposit agreements.

Telephone Requests

You agree that funds in any of your Accounts with us can be transferred, upon the telephone request of any signer on the Account, to another account with us or to any other financial institution. We shall not be responsible for any loss incurred as a result of our acting upon or executing any request, order or instruction we believe to be genuine. Furthermore, we may refuse to execute any telephone request or order.

Adverse Claims

Upon receipt of oral or written notice from any party of a claim regarding the Account, we may place a hold on your Account and shall be relieved of any and all liability for our failure or refusal to honor any item drawn on your Account or any other withdrawal instruction. We may file an action in interpleader with respect to any Account where we have been notified of disputed claims to that Account. If any person asserts that a dispute exists, we are not required to determine whether that dispute has merit in order to refuse to honor the item or withdrawal instruction, or to interplead any funds in the Account.

Legal Proceedings/Other Restrictions

We may restrict the use of your Account if the Account is involved in any legal or administrative proceeding, whether or not we’re a party to the proceeding. All expenses incurred by us as a result of a proceeding affecting your Account, may be charged against your Account or billed to you separately. These fees may include, but are not limited to, court costs and attorney fees.

We may also restrict the use of your Account when we reasonably consider such action necessary to avoid a loss. This may occur if we suspect that irregular, unauthorized, or unlawful activities may be involved with your Account, whether or not we suspect that you are directly or indirectly aware of these activities. Such restrictions shall be placed pending an investigation of these activities.

Set-Off

You agree that we may, as allowed by applicable law, without prior notice or demand, apply or set off the funds in your Account at any time to pay off any debt, whether direct or indirect, you have with us or any of our affiliates and/or any fees or service charges owed to us, and you grant us a security interest in each Account to secure such debt, as it may arise. You expressly agree that such rights extend to any federal or state benefit payments (including, without limitation, Social Security benefits) electronically deposited into your Account. You understand and agree that if you do not want your benefits applied in this way, you may change your direct deposit instructions to the benefits payor at any time. If your Account is a joint account and one or more joint owners are indebted to us in any manner, we may use the funds in the joint account to pay the debt without prior notice to you. This right of set-off does not apply if the debt is created under a consumer credit card plan or your right to withdraw funds from the Account arises only in a representative capacity. You also acknowledge and agree that any federal benefits or other payments deposited to your Account after a date of ineligibility must be returned to the Federal Government or other payor, as applicable, and we may set-off against any of your Accounts in order to recover any ineligible benefits or payments you may have received to return funds to the payor. If we make a set-off against your Account, you agree to release and indemnify us from all liability for our actions.

If you or any joint owner draws a check or otherwise authorizes withdrawals not presented for payment until after the drawer’s death, or if any joint owner is indebted to us at the time of his or her death, we are authorized to pay such checks and withdrawals and exercise our right of set-off against the Account after such joint owner’s death, notwithstanding any rights that a surviving joint owner, a POD payee or a beneficiary of an ITF or “trustee for” account may have to funds in the Account.

No Waiver

No failure by us to exercise any right will be taken as a waiver of that right or any other right, and we may still enforce all of our rights in the future.

Closing Your Account

Either you or the Bank may close your Account at any time with or without cause. Interest will cease accruing on the date you instruct the Bank, or the Bank notifies you, to close your Account, up to and including the date the funds are withdrawn or transferred from the Account. If you close your Account, you may be charged an Account Closing fee. We may automatically close your Account if it reaches a zero balance. Any closed account may be automatically reopened if we receive a deposit to the Account. If we close your Account, we may send you written notice that the Account is closed on the date we close your Account. We will return the balance in your Account less any fees or service charges, claims, setoffs or other amounts you owe us. Please allow four weeks to receive such funds from us. After your Account is closed, we have no obligation to accept deposits or pay any outstanding checks. You agree that we shall be relieved of any and all liability for refusing to honor any check drawn on a closed Account. We have the right to advise consumer reporting agencies and other third-party reporting agencies of accounts closed for misuse. If you believe that we have reported inaccurate or incomplete information about your account to a consumer reporting agency, you have the right to file a dispute with that consumer reporting agency. You may also submit a dispute directly to us by writing to the following address: JPMorgan Chase Bank, N.A., PO Box 182108, Internal Mail OHW-1000, Columbus, OH 43218. Provide your name, address and phone number; the account number; the specific information you are disputing; an explanation of why it is inaccurate or incomplete; and any supporting documentation.

Change in Account Agreement

We may change the terms of this Agreement, including any fees or features of your Account, at any time, by notifying you. If any change would adversely affect you, we will notify you at least 30 calendar days prior to the effective date of the change; provided, however, for automatically renewable CDs with a maturity of longer than one month, no such change shall be effective prior to the renewal date, and such notice may be provided with 20 days’ written notice prior to the end of the 10-day grace period. If we transfer your Account to a different business unit within the Bank, we may give notice in the same manner and provide you a different deposit agreement to govern your Account. You agree that such notice may be provided to any joint account owner. By maintaining your Account after the effective date of any change, you agree to be bound by the changes. No notice is required for changes in the interest rate and corresponding changes in the annual percentage yield for variable rate accounts, for changes in terms of a CD with a maturity of one month or less, for changes in fees for document printing, or for changes necessary to comply with any legal or regulatory requirement.

Rules Governing Your Account

Your Account is governed by all rules and regulations of applicable federal law and the laws of your state (to the extent they are not considered to have been preempted by federal law), including those that may modify the terms of this Agreement. All deposits, items transmitted for collection, and any other transactions concerning your Account are subject to applicable clearinghouse rules and Federal Reserve rules and regulations.

Notwithstanding any other provision herein, this Agreement or any section of this Agreement may be changed or terminated without notice to the extent necessary to comply with any law or regulation of any appropriate federal or state authority.

If a conflict exists between any provision of this Agreement and any statements made by any employee of ours or our affiliates, this Agreement and the applicable sections will control.

Liability

You agree that we shall be relieved of any and all liability for acting upon your instructions or failing to act on your instructions when we reasonably believe that to do so would cause us to be exposed to civil or criminal liability, or conflict with customary banking practices.

YOU AGREE THAT WE SHALL NOT BE LIABLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES REGARDLESS OF THE FORM OF ACTION AND EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IF WE FAIL TO STOP PAYMENT ON AN ITEM, OR PAY AN ITEM BEARING AN UNAUTHORIZED SIGNATURE, FORGED DRAWER’S SIGNATURE OR FORGED ENDORSEMENT OR ALTERATION, OUR LIABILITY, IF ANY, SHALL BE LIMITED TO THE FACE AMOUNT OF THE ITEM.

Location of All Legal Proceedings

If you file any lawsuit or other legal proceeding against us that is connected in any way to your Accounts or services, you must do so in an appropriate court in the state and county where you opened the account. If you relocate your Account to another branch, you must file any lawsuit or proceeding in the state and county where that branch is located. In addition, if we file any lawsuit or legal proceeding that is connected in any way to your Accounts or services, you consent to jurisdiction and venue in an appropriate court in the location described in this paragraph. If either party chooses to have disputes determined under the section entitled Arbitration, that section rather than this section governs the process and location of the arbitration proceedings.

If you reside in a U.S. state where we have branch offices, any account you open by mail, internet, or other remote means will be assigned to a branch in the state where you reside, and for purposes of this section your account will be considered to be opened at that branch.

If you do not reside in a U.S. state where we have branch offices, any account you open by mail, internet, or other remote means will be considered to be opened in Franklin County, Ohio.

Waiver of Immunity

To the extent that you have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to yourself or your property, you hereby irrevocably waive such immunity in respect of your obligations hereunder to the extent permitted by applicable law. Without limiting the generality of the foregoing, you agree that such waivers shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purpose of such act.

Arbitration

PLEASE READ THIS PROVISION CAREFULLY. IT PROVIDES, WITH THE SPECIFIC EXCEPTION STATED BELOW, THAT ANY DISPUTE MUST BE RESOLVED BY BINDING ARBITRATION. ARBITRATION REPLACES THE RIGHT TO GO TO COURT. IN THE ABSENCE OF THIS ARBITRATION AGREEMENT, YOU AND THE BANK MIGHT OTHERWISE HAVE HAD A RIGHT OR OPPORTUNITY TO BRING CLAIMS IN A COURT, BEFORE A JUDGE OR JURY, AND/OR TO PARTICIPATE OR BE REPRESENTED IN A CASE FILED IN COURT BY OTHERS. EXCEPT AS OTHERWISE PROVIDED BELOW, THOSE RIGHTS ARE WAIVED. OTHER RIGHTS THAT YOU WOULD HAVE IF YOU WENT TO COURT, SUCH AS THE RIGHT TO APPEAL AND TO CERTAIN TYPES OF DISCOVERY, MAY BE MORE LIMITED OR MAY ALSO BE WAIVED.

Either you or the Bank may, without the other’s consent, elect mandatory, binding arbitration of any claim, dispute or controversy raised by either you or the Bank against the other, or against the employees, parents, subsidiaries, affiliates, beneficiaries, heirs, agents or assigns of the other, arising from or relating in any way to this Agreement, any prior account agreement between you and the Bank, or the advertising, the application for, or the approval of your Account (the “Claim” or “Claims”). All Claims originating from or relating to this Agreement are subject to arbitration, no matter what theory they are based on or what remedy they seek, whether legal or equitable. This includes Claims based on contract, tort (including intentional tort), fraud, agency, negligence, statutory or regulatory provisions, or any other sources of law, or any request for equitable relief. Claims subject to arbitration include Claims that are made as counterclaims, cross claims, third-party claims, interpleaders or otherwise, and any party to a proceeding in court may elect arbitration with respect to any Claims advanced in the lawsuit by any party or parties. As an exception to this arbitration provision, you retain the right to pursue in a small claims court, any Claim that is within that court’s jurisdiction and proceed on an individual basis.

If you or the Bank elects to arbitrate a Claim, the arbitration will be conducted as an individual action. Neither you nor the Bank consents or agrees to any arbitration on a class, representative or consolidated proceeding basis, and the arbitrator shall have no authority to proceed with any arbitration on a class, representative or consolidated proceeding basis. This arbitration provision applies to and includes any Claims made and remedies sought as part of any class action, private attorney general, consolidated proceeding or other representative action, which Claims hereby are made subject to arbitration on an individual (non-class, non-representative) basis. This means that even if a class action lawsuit or other representative action, such as that in the form of a private attorney general action, is filed, any Claim between you and the Bank related to this Agreement raised in such lawsuits will be subject to an individual arbitration Claim if either you or the Bank so elects. The party filing a Claim in arbitration must select one of two national arbitration administrators: JAMS or the American Arbitration Association (“AAA”). The arbitration organization that is selected will apply its rules and procedures in effect at the time the arbitration is commenced, unless any portion of the applicable rules and procedures is inconsistent with any specific terms of this arbitration agreement and/or this Agreement, in which case this arbitration agreement and this Agreement shall prevail. The arbitration will be conducted before a single arbitrator. The arbitrator will apply applicable substantive law, including, but not limited to, the applicable Uniform Commercial Code, consistent with the Federal Arbitration Act, 9 U.S.C. §§ 1-16 (“FAA”) and the applicable statute of limitations or condition precedent to suit, and will honor claims of privilege recognized at law. The arbitrator will have the power to award to a party any damages or relief as permitted by the law and the agreement between you and us (including the limitations set forth above). The arbitration may not be consolidated with any other arbitration proceeding. You and the Bank do not agree to any arbitration on any basis to which any party other than you and the Bank, the related parties enumerated above such as heirs, successors and assigns, or any other person obligated on the Account, is involved.

The arbitration ruling will be considered final and binding, and enforceable by any court having jurisdiction. No party may seek an appeal of the arbitration ruling, except as provided under the FAA.

Unless the arbitration administrator waives your initial filing fee to commence arbitration, you are obligated to pay that fee but, if a settlement is reached between you and us prior to the hearing, we will reimburse you for up to $500 for filing fees as part of the negotiated terms of the settlement. If a settlement is not reached prior to the hearing, we also will pay any fees of the arbitrator and arbitration administrator for the first two days of any hearing. If you are the prevailing party in the arbitration, we will reimburse you for any fees you paid to the arbitration organization and/or arbitrator. Except as provided above, all other fees will be allocated between you and us according to the arbitration administrator’s rules and applicable law. Rules and forms may be obtained from, and Claims may be filed with, either of the two organizations, as follows: JAMS (www.jamsadr.com); or the AAA (www.adr.org). Any arbitration hearing at which you wish to appear will take place at a location within the federal judicial district that includes your address at the time the Claim is filed.

This arbitration provision is part of and constitutes a transaction involving interstate commerce, and shall be governed by the FAA.

This arbitration provision applies to all Claims relating to your Account that arose in the past, which may presently be in existence, or which may arise in the future. This arbitration provision shall survive termination of your Account as well as voluntary payment of any outstanding indebtedness in full by you, or any bankruptcy by you. If we assign your Account to any unaffiliated third party, this arbitration provision will apply to any Claim between you and that third party if you or that third party chooses arbitration, or to any Claim between you and the Bank which occurred prior to such assignment or arises from such assignment.

We agree that neither we nor anyone else will rely on this Agreement to stop you from being part of a class action case in court. You may file a class action in court or you may be a member of a class action filed by someone else.

Successors and Assigns

This Agreement shall be binding on your personal representative, executors, administrators and successors. The benefits and responsibilities of this Agreement shall also transfer to and be binding upon our successors and assigns.

You may not transfer, assign or grant a security interest in (collectively, “assign”) your Account without our written consent, and no assignment will be valid, nor will we be deemed to have knowledge of or be bound by such assignment, until we have noted that fact in our records. However, by noting the assignment, we do not attest to or have any responsibility for the validity of the assignment. You understand that any assignment of your Account is subject to our right of set-off.

CHECK 21—SUBSTITUTE CHECKS AND YOUR RIGHTS

What is a substitute check?

To make check processing faster, federal law permits banks to replace original checks with “substitute checks.” These checks are similar in size to original checks with a slightly reduced image of the front and back of the original check. The front of a substitute check states: “This is a legal copy of your check. You can use it the same way you would use the original check.” You may use a substitute check as proof of payment just like the original check.

Some or all of the checks that you receive back from us may be substitute checks. This notice describes rights you have when you receive substitute checks from us. The rights in this notice do not apply to original checks or to electronic debits to your account. However, you have rights under other law with respect to those transactions.

What are your rights as a consumer regarding substitute checks?

In certain cases, federal law provides a special procedure that allows you to request a refund for losses you suffer if a substitute check is posted to your account (for example, if you think that we withdrew the wrong amount from your account or that we withdrew money from your account more than once for the same check). The losses you may attempt to recover under this procedure may include the amount that was withdrawn from your account and fees that were charged as a result of the withdrawal (for example, bounced check fees).

The amount of your refund under this procedure is limited to the amount of your loss or the amount of the substitute check, whichever is less. You also are entitled to interest on the amount of your refund if your account is an interest-bearing account. If your loss exceeds the amount of the substitute check, you may be able to recover additional amounts under other law.

If you use this procedure, you may receive up to $2,500 of your refund (plus interest if your account earns interest) within 10 business days after we received your claim and the remainder of your refund (plus interest if your account earns interest) not later than 45 calendar days after we received your claim.

We may reverse the refund (including any interest on the refund) if we later are able to demonstrate that the substitute check was correctly posted to your account.

How do you make a claim for a refund?

If you believe that you have suffered a loss relating to a substitute check that you received and that was posted to your account, please contact your J.P. Morgan team at the telephone number or address listed on your statement or you may call:

By Phone:

●	English 1-800-935-9935
●	Spanish 1-877-312-4273
●	Hearing Impaired 1-800-242-7383

You must contact us within 40 calendar days of the date that we mailed (or otherwise delivered by a means to which you agreed) the substitute check in question or the account statement showing that the substitute check was posted to your account, whichever is later. We will extend this time period if you were not able to make a timely claim because of extraordinary circumstances.

YOUR CLAIM MUST INCLUDE:

●	A description of why you have suffered a loss (for example, you think the amount withdrawn was incorrect);
●	An estimate of the amount of your loss;
●	An explanation of why the substitute check you received is insufficient to confirm that you suffered a loss; and
●	The following information to help us identify the substitute check: the check number, the name of the person to whom you wrote the check, and the amount of the check.

IMPORTANT ENDORSEMENT STANDARDS FOR PERSONAL AND BUSINESS ACCOUNTS

Your compliance with the Bank’s endorsement standards is necessary to help assure that the checks you deposit will be cleared on a timely basis.

You assume all responsibility and liability for any loss that we may suffer as a result of (i) your endorsement being placed on the back of the check in a place or manner which obscures other endorsements which then causes a delay in the forward processing and/or return processing of the check, or (ii) issuance of a check on your Account in such a manner that information, marks, or bands on the back of the check obscure endorsements. You must place an endorsement on the back of a check only in the area within 1.5 inches from the “trailing edge” of the check. The trailing edge of the check is the left side of the check looking at it from the front. The remaining area of the check cannot contain any pre-printed, stamped or handwritten client information. We retain the right to refuse to accept a check for deposit when the back of the check is unreasonably obscured.

ELECTRONIC FUNDS TRANSFER SERVICES

We provide a variety of electronic funds transfer (EFT) deposit account services. These include all transfers resulting from debit cards, ATM cards, electronic payments, credits and transfers, telephone transfers and online banking transactions. In conjunction with the use of these EFT services, we may issue to you an access device, which may be a card, code or other means of accessing your Account to initiate EFTs.

For Personal Accounts, this “Electronic Funds Transfer Services” section describes EFT services and transactions that are governed by the Electronic Fund Transfer Act and Federal Reserve Regulation E. EFT deposit account services exclude wire transfer and funds transfer services and all other transactions which are not covered by Federal Reserve Regulation E. These will be governed by a separate agreement.

For Business Accounts, wire transfer and all other funds transfer or other treasury services not identified in this section will be governed by a separate agreement.

Business Days—Every day is a business day, except Saturdays, Sundays, and state and federal holidays.

Types of EFT Services

A. Access Cards. If you select a debit card or specialty debit card at the time of account opening, you may use this debit card to access your new checking account. When you open your new checking account, if you do not select a Personal Identification Number (PIN) for your new debit card, a randomly selected four-digit PIN will be sent to you. Activating your new debit card is not a condition of maintaining your checking account. We may reissue a new card automatically before your current card expires; we may deactivate your old card when you activate your replacement card. Your Personal Identification Number (PIN) will remain the same.

By using your ATM card or debit card (each a “Card”), you agree that:

1.	Your Card remains our property and will be surrendered immediately to us upon request.
2.	We may cancel your Card at any time without notice.
3.	You shall abide by our rules and regulations relating to the use of your Card.
4.	You shall notify us promptly by telephone or in writing of the loss of your Card.
5.	You shall not reveal your Card or access code associated with your Card (personal identification number or “PIN”) to any person not authorized by you to use your Card and to not write your PIN number on your Card or on any item kept with your Card.
6.	For merchant purchases, we have the right to place a temporary hold on your Account, which may affect available balances for purposes of authorizing other transactions or honoring other items posting to your Account, in an amount equal to the authorization amount received through the payment authorization system. Occasionally, merchants do not provide sufficient information with the transaction to allow us to match the final amount to the authorized amount. In these cases the temporary hold will remain on your Account for three business days. If the underlying transaction posts after a temporary hold drops off, we will still have the right to post the transaction against your Account.
7.	We have the right to refuse a transaction on your Account when your Card has been reported lost or stolen or when we reasonably believe there is unusual activity on your Account.
8.	If you use your Card to access an Account that is no longer available to complete a transaction, we may, at our sole discretion, charge or credit the transaction to another Account.
9.	If you use your Card to access an Account that would exceed the daily authorization limit attached to your Card, we may, at our sole discretion, authorize the transaction.
10.	The exchange rate applied to card transactions that occur in a different currency will be selected by the network that processes the transaction. The network will select from the range of rates available in wholesale currency markets or a rate mandated by the government that issues or controls the currency in that country on the date it processes the transaction. This rate may be different from the rate the network receives, may include a spread, commissions, and other costs that we, our affiliates or vendors charge in providing that exchange to you, and will be less favorable than the exchange rate for institutions that is usually quoted in the newspaper or online services. The processing date on which the exchange rate is applied may differ from the date you used your card.
11.	Gambling and Illegal Activities: You will not use your account to conduct transactions relating to unlawful internet gambling or any other illegal activity. Because we are required to prevent transactions involving unlawful internet gambling, we may refuse any gambling transaction that is not conducted in person, whether that gambling is lawful or not. We may also refuse any transaction that we reasonably believe may involve illegal activity.

Uses of Your Card

(1)	You can use your Card (except for deposit-only Business ATM Cards) to perform services at ATMs. An ATM (Automated Teller Machine) is an electronic device that provides many of the same services as a teller, including withdrawals and deposits. An ATM may be described in several different ways in this Agreement. Chase In-Branch ATMs are ATMs located inside the main area of a Chase branch that you use during the branch’s posted business hours. Other Chase ATMs include ATMs located inside the main area of a Chase branch that you use outside of the branch’s posted business hours, ATMs that are separated from the main area of a branch by another set of doors, drive-up ATMs and Chase ATMs not located in or near a branch.

a.	At Other Chase ATMs you can:
●	Access all of your personal checking, savings and credit card accounts, regardless of whether the accounts are linked to your card.
●	Withdraw cash from your designated checking and savings accounts.
●	Transfer funds between your designated checking and savings accounts.
●	Find out your designated checking and savings account balances.
●	Make deposits to your designated checking and savings accounts.
●	Make payments to qualifying credit card, auto, home, business and personal loan products.
●	Obtain a statement at participating ATMs where available.

b.	At Non-Chase ATMs you can:
●	Use your Card at participating networks. Use of your Card may vary depending on the location and type of ATM you are using and the EFT network through which the transaction is being performed. A specific ATM or EFT network may not perform or permit all the above transactions. Transactions at Non-Chase ATMs may be subject to a surcharge assessed by the terminal owner. In addition, a specific ATM or EFT network may not provide you with access to all of your Accounts based on the policies of the ATM-owning institution. Withdrawals from ATMs outside the United States generally do not allow savings or money market access. If you have questions regarding whether a certain ATM or EFT network will process a transaction, call or write us.

When linking multiple accounts to your Card, one checking account and one savings account will be designated as primary. We may also offer cards with limited functions for your deposit accounts, such as deposit-only business cards that can be linked to a checking or savings account. Subject to the limited functions provided for each card, limited-function cards are also considered “cards” under this Agreement.

(2)	Business ATM Card (deposit only): You may use your Business ATM Card (deposit only) to make deposits to your designated checking and savings accounts at full service Chase branded ATMs.

(3)	In addition to the services listed above, you may:
●	Use your debit card at any financial institution that honors your debit card to obtain non-ATM cash, which may not exceed your daily authorization limit and will be charged to your primary checking account. Transactions exceeding this limit may require the financial institution to phone the Bank for approval.
●	Use your debit card to purchase goods and services from merchants who accept your debit card as a means of payment. Purchases may not exceed your daily authorization limit and are charged against your primary checking account. If you have arranged with your merchant to pay for your purchases via periodic payments, this is an agreement between you and the merchant and you agree that you must notify the merchant if your account number or expiration date has been changed or your Account has been closed.
●	If you request emergency services, you agree to the release of personal data to Visa U.S.A. Inc., MasterCard and its member financial institution and/or their respective contractors for the purposes of providing the emergency services.
●	If you provide authorization to a merchant to bill charges on a recurring basis to your debit card, and if a replacement debit card has been issued to you, you must provide that merchant with your new debit card number and/or expiration date in order to bill the recurring charges to your debit card. We will make an effort to make available to the merchant through Visa/MasterCard your account number, and/or expiration date in order to permit the merchant to continue to bill the recurring charges to your debit card until you notify the merchant and us that you have withdrawn your authorization.
●	Use your debit card to send or receive payments from another person or receive payments from a business using third-party payment services.

(4)	Point-of-Sale Terminal Transactions: You may use your debit card to access your primary checking account to:
●	Purchase goods and services from merchants and ATMs who have agreed to accept your debit card as a means of payment.
●	Withdraw cash in conjunction with a purchase of goods or services if permitted by the merchant.
●	Perform balance inquiries on your primary checking account if permitted by the merchant.

Limitations on Transfers, Amounts, and Frequency of Transactions:

(1)	Your ATM withdrawal limits may be different depending on which type of ATM you use and when. When you use a Non-Chase ATM, you can withdraw up to the daily card withdrawal limit of the card you are using. Withdrawals using other cards will not count toward that card’s daily withdrawal limit. The default daily card withdrawal limit is $2,009.

●	When you use an Other Chase ATM, the following limitations apply:
—	For personal accounts: All withdrawals made with any of your ATM, debit or prepaid cards count toward every card’s daily withdrawal limit.
—	For business accounts: All withdrawals made with any cardholder’s ATM or debit cards for the same business count toward every card’s daily withdrawal limit.
—	The daily limit is $3,000 unless otherwise agreed between you and the Bank.

●	When you use a Chase In-Branch ATM, the following limitations apply and are separate from all other limits:
—	For personal accounts: You can withdraw up to $3,000 each day. This separate limit does not apply to a Privileges card.
—	For business accounts: Each cardholder can withdraw up to $3,000 each day from all linked accounts of each business. This separate limit does not apply to an Associate card.

(2)	You may make Point-of-Sale transactions in amounts not to exceed your daily authorization limit. The default daily Point-of-Sale transaction limit is $15,000.

(3)	A Privileges Debit Card or Business Associate Debit Card may be issued at your request to allow authorized non-signers to access your designated checking or savings accounts. The maximum daily dollar limit for ATM cash withdrawals using your Card and for Point-of-Sale transactions using your debit card will be selected by you at the time you request the debit card. For Privileges Debit Cards, these dollar limits will be monthly instead of daily (not to exceed $10,000 for ATM withdrawals and $50,000 for purchases). Withdrawals at any ATM count toward the monthly limit, and Privileges Card withdrawals do not count toward your limit on other cards. The limits are reset on the first day of the month.

(4)	If you receive a temporary ATM card at a branch, the default daily card withdrawal limit will be $309 in most states, $1,009 in CT, NJ, or NY.

(5)	We may, in some circumstances:

●	Allow transactions that exceed your card limits:
●	Temporarily reduce your card limits without notice, for security purposes; or
●	Change your card limits (we will notify you if we do).

(6)	Your Card will be restricted if we consider your account to be inactive or dormant. Further, if your Account is not in an active status, purchases made with your debit card and ATM transactions will be suspended.

Authorization and Holds for Debit Card Transactions:

Most merchants ask us to authorize your purchase. When we give authorization to a merchant, we will reserve or place a hold on your available balance, generally for three business days, for the amount of the authorization. There may be delays of several days between the authorization and the date the transaction is presented for payment, and your transaction may post to your account after the authorization hold has lifted.

We may authorize or refuse to authorize a transaction based on a different amount than the authorization request, because some merchants request authorization for an amount that is unrelated to the actual amount of the purchase (such as self-service fuel).

For some types of purchases we may place a hold for a longer period. There are times—for example, at restaurants, hotels or car rental agencies—that merchants will not know the exact amount of your purchase when they request the authorization. If the authorization is more or less than your actual purchase amount, the hold may remain for a day or two even after your purchase amount has been subtracted from your available balance. We will pay the purchase amount from your balance whenever the merchant sends it to us, even if the hold has expired.

Your Right to Receive Documentation or Notice of Transactions:

You will receive a receipt or have the option to receive a receipt at our ATMs and the other ATMs that accept your Card each time you make a transaction. The receipt will indicate the location of the ATM (by code in some cases), the transaction date and type, the amount, and the last four digits of your Card account number.

You will receive an account statement each month for your accounts that are accessible by electronic funds transfers if such transfers occur during the month, but at least quarterly if no such transfers occur.

If you have arranged to have direct deposits made to your account at least once every 60 days from the same person, company or governmental agency, you can call us to find out whether or not the deposit has been made. When calling us, please provide us with your account number and the amount and date of the last deposit.

B. Payments, Credits and Transfers. We are able to electronically transfer funds between your Accounts, or from your Account to other parties and to receive funds electronically from other parties for deposit to your Account. We may do this by “ACH” (as a member of a local or national Automated Clearing House Association), by “RTPS” (as a member of The Real-Time Payment System operated by The Clearing House Payments Company L.L.C.) and through other EFT networks. You agree to be bound by the rules of the relevant EFT network. You must not send or receive ACH or RTPS payments on behalf of another person or entity if that person or entity is not a resident of, or otherwise domiciled in, the United States. You may authorize a merchant or other payee to make a one-time electronic payment from your checking account using information from your check to pay for purchases or pay bills.

C. Online Bill Payment and Transfer Services. You may use the internet to electronically direct us to make payments from your checking account to third parties (“payees”) whom you have selected in advance to receive payment by means of the online bill payment service. You must have a checking account with us to use this service. If you have multiple accounts with us, you may also direct us to make transfers between your accounts by means of the online transfer service. To gain access to these online services, go to our websites and enroll with your eligible Bank accounts. Additional disclosures and specific terms and conditions for using the online services will be provided when you enroll.

D. Telephone Banking. You may use our automated customer service system or speak directly to a Telephone Banker to request us to make periodic transfers from your Account to another checking or savings account held by us. You may also make periodic transfers from your Account to pay certain loans, lines of credit, or credit cards you have with us or with our affiliates. To use the automated system you must have a checking, savings, money market, CD, loan account or a debit card and a valid password or PIN. Business account holders may also use a valid TIN. You agree not to reveal your account number, debit card number, password, PIN or TIN to any person not authorized by you to use the automated system. To use the service, enter your account number or debit card number and password, PIN or TIN as directed. Then follow the options.

E. Overdraft Protection Transfers. To obtain overdraft protection, you must have a checking account with us. You must also have an eligible funding account from which to transfer funds to such checking account. We are able to transfer funds from certain eligible accounts to your checking account to help prevent overdrafts from occurring. Specific terms for overdraft protection are detailed below in the section titled “Overdraft Protection Services.”

IN CASE OF ERRORS OR QUESTIONS ABOUT YOUR ELECTRONIC FUNDS TRANSFERS

For Personal Accounts Only:

The following consists of a summary of certain of our respective rights and obligations under the Electronic Fund Transfer Act and Regulation E for the EFT services. For electronic fund transfers that you believe are unauthorized, additional rights, obligations, and limitations are described in the “Notice of Your Rights and Liabilities” section. Telephone or write us at the telephone number or address that was provided to you in your account opening documentation and is set forth on your monthly statement if you think your statement or receipt is wrong, or if you need more information about a transaction listed on the statement or receipt. We must hear from you NO LATER than 60 days after we sent you the FIRST statement on which the problem or error appeared. In your communication to us, be prepared to provide us with the following information:

1.	Your name and account number.
2.	A description of the error or the transfer you are unsure about, why you believe it is an error or why you need more information.
3.	The dollar amount of the suspected error.

If you initially provide this information to us via the telephone, we may require that you send your complaint or question in writing within 10 business days. We will advise you of the results of our investigation within 10 business days (or 20 business days if your Account was opened less than 30 days prior to the date of the suspected error) after we hear from you and, if we have made an error, we will correct it promptly. If it takes us longer than 10 business days (or 20 business days if your Account was opened less than 30 days prior to the date of the suspected error) to research your complaint or problem, we must provisionally recredit your Account within such time for the amount you think is in error so that you will have the use of the money during the time it takes us to conclude our investigation. If we ask you to put your question or complaint in writing, and do not receive it within 10 business days, we may not recredit your Account. If the transaction complained of involves an Account which is subject to margin requirements or is otherwise covered by Regulation T of the Federal Reserve Board, we will not provisionally recredit the Account involved. At the conclusion of our investigation, we will inform you of our results within three (3) business days. If we determine that there was no error, we will send you a written explanation and reverse any provisional credits made to your Account. You may ask for copies of the documents that we used in our investigation. In all cases, our investigation will be completed within 45 days (or 90 days if your Account was opened less than 30 days prior to the date of the suspected error or occurred at a point-of-sale location or outside the United States).

The types of electronic fund transfer errors covered by this section include:

●	An unauthorized electronic fund transfer;
●	The amount of the transfer is wrong or the transfer is otherwise incorrect;
●	You think a transfer or information about a transfer is missing from your statement or we have otherwise made a computational or bookkeeping error;
●	You did not receive a statement or required information regarding preauthorized transfers;
●	You received an incorrect amount of money from an ATM or other electronic terminal;
●	You did not receive a receipt for a transfer made at an ATM or other electronic terminal or information is missing from the receipt; or
●	You need more information about a transfer, including information to determine whether there is an error.

Not all issues and questions are errors covered by this section. You should contact us in accordance with this section if you have an issue or question about an electronic fund transfer, even one that may not be covered.

For Business Accounts, the Following Procedures Apply:

Our practice is to follow the procedures described above, but we are not legally required to do so. For example, we are not required to give provisional credit, or to finalize the claim during the periods stated above. You are required to notify us no later than 30 days after we sent you the first statement on which the error appeared. We may require you to provide us with a written statement that the disputed transaction was unauthorized. You are required to notify us to return any ACH debit entry as unauthorized by the business day following the business day the ACH debit entry is posted. If you don’t notify us in this timeframe, we will not reimburse your claim. We may make an effort to recover the funds on your behalf from the originating financial institution. As a reminder, when your Account is a type listed under “Business Accounts” in our product information, you agree not to use it for personal purposes.

IN CASE OF QUESTIONS ABOUT YOUR PREAUTHORIZED TRANSFERS

Telephone us at the number provided on your periodic statement if you have questions about your preauthorized transfers.

THE BANK’S LIABILITY FOR FAILURE TO COMPLETE TRANSACTIONS

If we do not complete a transaction from your account on time or in a correct amount, according to our Agreement with you, we will be liable for your losses or damages.

However, there are some exceptions. For instance, we will not be liable if:

1.	Through no fault of ours, you do not have enough available funds in your account to make the transaction.
2.	The ATM where you are making the transfer does not have enough cash.
3.	The ATM was not working properly and you knew about the breakdown when you started the transaction.
4.	Circumstances beyond our control (such as fire or flood) prevent the transaction, despite reasonable precautions that we have taken.
5.	In the case of preauthorized credits, the data from the third party is not received, is incomplete or erroneous, or if the recipient is deceased.
6.	Your Account is not in an active status.

The list of examples set out above is meant to illustrate circumstances under which we would not be liable for failing to complete a transaction and is not intended to list all of the circumstances.

STOP PAYMENT FOR PREAUTHORIZED TRANSFERS

If you have arranged, in advance, to make regular periodic payments out of your Account, you can stop any of those payments by following these procedures:

1.	Call or write your J.P. Morgan team at the telephone number or address on your monthly statement in time for us to receive your request three or more business days before the payment is scheduled to be made. (Note: By using your personal computer to cancel the transaction, you may stop a bill payment that is “Pending” at any time prior to four business days before the Payment Due Date. To stop bill payments that are “In Process” please call your J.P. Morgan team. See your Online Bill Payment Agreement for information concerning “Pending” and “In Process” transactions.)
2.	If you call, we may require you to put your request in writing so that it reaches us within 14 days after your call.
3.	You may be charged the current stop payment fee for each stop payment order you give us.

If these regular payments vary in amount, the person you are going to pay will tell you, 10 days before each payment, when it will be made and how much it will be. You may choose instead to get this notice only when the payment would differ by more than a certain amount from the previous payment, or when the amount would fall outside certain limits that you set.

If you order us to stop one of these payments three business days or more before the transfer is scheduled, and we do not do so, we will be liable for your losses or damages.

DISCLOSURE OF ACCOUNT INFORMATION TO THIRD PARTIES

We may disclose information to third parties about your account or the transfers you made:

1.	As necessary to complete transactions.
2.	In connection with the investigation of any claim you initiate.
3.	To comply with government agency or court orders.
4.	In accordance with your written permission.
5.	As otherwise permitted by the terms of the Bank’s Privacy Policy.

Our Privacy Policy is also available on JPMorganOnline.com.

NOTICE OF YOUR RIGHTS AND LIABILITIES:

For Personal Accounts Only:

Tell us AT ONCE if you believe your Card, PIN or code has been lost or stolen. Telephoning us is the best and fastest way of keeping your possible losses to a minimum.

If you tell us within two business days, you can lose no more than $50 if someone used your Card, PIN or code without your permission. If you do NOT tell us within two business days after you learn of the loss or theft of your Card, PIN or code and we can prove we could have stopped the unauthorized transactions if you had told us, you could lose as much as $500.

If your statement shows electronic funds transfers that you did not make, tell us at once. If you do not tell us within 60 days after the statement was mailed to you, you may be liable for transactions posting after the 60 days if we can prove that we could have prevented the transactions if you had told us in time.

If a good reason (such as a long trip or a hospital stay) kept you from telling us, let us know. We will extend the time periods.

For Business Accounts Only:

A.	You agree to assist us in the investigation and prosecution of claims for unauthorized transactions by completing the appropriate statements and reports reasonably requested by us.
B.	You agree to notify us promptly in writing of any user of a Card who is no longer employed by you or authorized to conduct business on your behalf.
C.	You agree that by allowing anyone to use your Card, you will be responsible for all authorized and unauthorized transactions made through the use of your Card.
D.	Liability for unauthorized transactions, including electronic funds transfers, shall be governed by the “Deposit Account Agreement.”

Special Provisions for Card Transactions (zero liability protection):

If in the event your Card or Card number is lost, stolen, or used without authorization, you are not liable for any unauthorized transactions including transactions made at merchants, over the telephone, at ATMs, or online when you notify the Bank promptly.

However, these special provisions do not apply and are not covered by our zero liability policy (in which case the Bank may impose greater liability on the cardholder) when they include transactions where you were grossly negligent or fraudulent in the handling of the account or Card, where you have given someone else your Card, Card number or PIN, or where you delay in reporting unauthorized transactions for more than 60 days.

IMPORTANT INFORMATION ABOUT ATM SAFETY AND SAFEGUARDING YOUR ACCOUNT INFORMATION

●	Be safe at ATMs. Some ATM locations are recorded by a surveillance camera or cameras. We advise you to be aware of your surroundings before, during and after any ATM use. Here are some additional tips:
—	Choose an ATM that is well lit.
—	Don’t use an ATM that looks unusual or altered.
—	During the hours of darkness, consider having someone accompany you to the ATM.
—	If you suspect the ATM isn’t working properly or if you notice anything suspicious, cancel the transaction and find another machine.
—	When using a Chase ATM with a separate entry door, you should close the door completely upon entering and should not permit entrance to any unknown person after regular banking hours.
—	If you need emergency assistance as a result of criminal activity or medical emergency, contact 911.
—	Stand between the ATM and anyone waiting to use the machine or cover your hand so others can’t see your PIN or the transaction amount.
—	As soon as your transaction is complete, remove your card from the ATM, and then put away your money, receipt, and card.
—	Contact the police or a security officer if you see any suspicious activity at the ATM. If you think you’re being followed, go to a heavy populated, well-lit area, and immediately contact the police.
—	Complaints concerning security at New York Chase ATMs should be reported to the Chase Security Department at 1-800-900-0001 or the New York State Department of Financial Services at 1-888-697-2861.

●	Keep your PIN confidential. Never give your PIN to anyone, and don’t write it down. In addition, to keep your card information safe:
—	Use a PIN that others can’t easily figure out.
—	To change your PIN (or if you forget your PIN), request a new PIN at chase.com, call us or visit any Chase branch.

●	Protect your debit card or ATM card as you would a credit card or cash. — Notify us immediately if your card is lost or stolen, or if you discover any other error. The sooner you report a problem, the sooner we can take precautions to ensure your card isn’t misused.

The activity within Chase facilities in New York and New Jersey is recorded by surveillance cameras.

Complaints concerning security in Chase ATM facilities should be directed to the JPMorgan Chase Security Department at 800-900-0001 or, in New York, to the New York State Banking Department at 888-697-2861, or, in New York City, to the NYC Department of Consumer Affairs at 212-487-4444 or, in New Jersey, to the New Jersey Department of Banking at 609-292-7272.

Alerts and J.P. Morgan Mobile® Services

If you receive or otherwise use the Alerts service or J.P. Morgan Mobile service, you agree to the following terms. If you are enrolled in J.P. Morgan OnlineSM, the terms of the Online Service Agreement control the terms of these services instead.

●	You will provide a valid telephone number, email address or other delivery location for these services so we can send you certain information about your account.
●	We may send Alerts or J.P. Morgan Mobile messages through your communication service provider, who will act as your agent and deliver them to you. Messages may be delayed or affected by your communication service provider(s) or others.
●	We will not charge a fee for the Alerts or J.P. Morgan Mobile text services, but you are responsible for any and all charges, including, but not limited to, fees associated with text messaging imposed by your communication service provider. Standard messaging charges apply. Such charges include those from your communication service provider. Message frequency depends on user preferences. To cancel the J.P. Morgan Mobile text messaging services, send STOP to 576746 at any time. For help or information on the J.P. Morgan Mobile text messaging services, send HELP to 576746.

For additional assistance with these services, contact customer service at 1-866-265-1727.

●	Alerts and J.P. Morgan Mobile are provided for your convenience and do not replace your monthly account statement(s), which are the official records of your accounts.
●	You understand we may not encrypt information when it is sent to you through these services. This information may include personal or confidential information about you, such as account activity or the status of your account, and for phone Alerts, may be delivered to voicemail or answering machines if someone doesn’t answer the number you provide.

You understand we are not liable for losses or damages from any disclosure of account information to third parties, non-delivery, delayed delivery, misdirected delivery or mishandling of, or inaccurate content in, the Alerts or the account information sent through J.P. Morgan Mobile. The J.P. Morgan Mobile text messaging service may only be activated by customers with eligible accounts. While you have to have an eligible account to use the J.P. Morgan Mobile text messaging service, once you activate the service, if you have other types of accounts with us, you may have access to those other accounts as well.

You agree to indemnify us for all claims, losses, liability, costs and expenses (including reasonable attorneys’ fees) that arise if you provide an incorrect telephone number, email address or other delivery location or if you violate applicable federal, state or local laws, regulations or ordinances. You understand this section will survive even if this Agreement is terminated.

Overdraft Protection Services

You must separately sign up for Overdraft Protection, including Cash Sweep Services as it does not automatically apply to new accounts.

1.	Definitions: As used in this Overdraft Protection Services section, the following terms shall have the following meanings: “You” or “your” means the person(s) or entity who has requested Overdraft Protection (“Request”). “Overdraft Protection” means the automated funds transfer service established pursuant to the Request and this section. “Funding Account” means the account from which Overdraft Protection transfers are made. “Checking Account(s)” means one or more checking accounts for which Overdraft Protection is requested, as designated on the Request for Overdraft Protection. For Cash Sweep Services, “Checking Account Minimum Balance” means the balance that will trigger the transfer from the Funding Account. “Target Balance” is the balance that will be maintained in the Checking Account after the transfer from the Funding Account.

2.	Overdraft Protection and Cash Sweep Service Request: The Request must specify the Checking Account(s) and a single Funding Account.

●	Overdraft Protections Service Request: For personal accounts, the Funding Account may be a savings account or a money market account at the Bank. For business accounts, the Funding Account may be a savings account, a money market account, a business line of credit, or a business overdraft line of credit at the Bank. Overdraft Protection will become effective after the Bank has received your Request and had a reasonable time to act upon it.
●	Cash Sweep Service Request: The Request must specify the Checking Account and the Funding Account. The Funding Account must be a savings account or money market account at the Bank. The Cash Sweep will be effective after the Bank has received your Request and had a reasonable time to act upon it.

3.	Activation:
●	Overdraft Protection Services: Whenever checks or other customer-initiated transactions are drawn on a Checking Account which, if paid, would cause the Checking Account to become overdrawn, such event will constitute a transfer request, and we will initiate a transfer (“Transfer”) from the Funding Account to the Checking Account in an amount sufficient to pay those checks or other customer-initiated transactions drawn on the Checking Account. If the Funding Account is a business line of credit account or business overdraft line of credit account, Transfers will be charged to the business line of credit account or business overdraft line of credit account, under the terms disclosed in the applicable business line of credit or business overdraft line of credit loan documents. Transfers will appear on the periodic statements for the applicable Checking Account and the Funding Account. We have no obligation to inform the Checking Account owner if the status of the Funding Account or actions of the Funding Account owner results in the Overdraft Protection being unavailable.
●	Cash Sweep Services: Whenever the Checking Account is below the established minimum balance, such event will constitute a transfer request under this Agreement, and J.P. Morgan will initiate a transfer (a “Cash Sweep Transfer”) from the Funding Account sufficient to increase the Checking Account balance to the prescribed Target Balance. We have no obligation to inform the Checking Account owner if the status of the Funding Account or actions of the Funding Account owner results in the Cash Sweep Service being unavailable.

4.	Maximum Overdraft Protection or Cash Sweep Transfer Amount:
●	Overdraft Protection Services: The amount of a Transfer will not exceed the amount available in the Funding Account. If the amount available is insufficient to pay all checks and other customer-initiated transactions, then we will initiate a Transfer in the amount necessary to pay one or more transactions. Any checks or other customer-initiated transactions that are not paid by the Transfer will either be paid or returned, and overdraft interest may apply to amounts not paid by the Transfer in the same way as if you did not have Overdraft Protection.
●	Cash Sweep Services: The maximum amount of the Cash Sweep Transfer will be the available balance in the Funding Account. If the amount of the Cash Sweep Transfer calculated in the Activation paragraph above exceeds the available balance in the Funding Account, then notwithstanding the provisions of the Activation paragraph, the Transfer will be the total available balance in the Funding Account.

5.	Savings or Money Market Account Transfers: If the Funding Account is a savings account or money market account, Transfers or Cash Sweep Transfers from the savings account or money market account are considered “preauthorized transfers.” See the Withdrawal Procedures and Limitations section for more details.

6.	Termination of Overdraft Protection or Cash Sweep Service by the Bank: We may terminate Overdraft Protection or Cash Sweep Service for a Checking Account at any time upon sending written notice to the last address for the Checking Account shown on our records. If the Funding Account is closed or blocked for usage, Overdraft Protection or Cash Sweep Service will not be available.

If a Checking Account is closed or blocked for usage, Overdraft Protection or Cash Sweep Service for that Checking Account will not be available.

7.	Termination of Card Privileges for Overdraft Protection Only: We may terminate or block the use of a Card with access to a Checking Account when, at our discretion, we reasonably believe that there is unusual Overdraft Protection activity for that Checking Account.

8.	Termination of Overdraft Protection or Cash Sweep Service by Customers: You may cancel Overdraft Protection or Cash Sweep Service by requesting the cancellation in person at a branch or by delivering to us written notice of cancellation. Any cancellation under this paragraph eight will be effective after we have received notice of such cancellation and had a reasonable time to act upon it.

9.	Multiple Transfer Requests for a Checking Account: If requested, the Overdraft Protection service described in this section is in addition to any other preauthorized funds transfer service you may have in effect for the Checking Account(s). If you have established more than one funds transfer agreement to automatically pay overdrafts occurring in the Checking Account(s), we shall have sole discretion in determining the order in which such payment authorizations are processed.

10.	Transfer Requests for Multiple Checking Accounts for Overdraft Protection Only: If transfer requests occur with respect to more than one of the Checking Account(s) on the same day, we shall have sole discretion in determining the order in which such transfer requests are processed.

11.	General Provisions: This agreement is binding on the owner of the Checking Account and the Funding Account.

APPENDIX: ASSET ACCOUNT AND DEPOSIT ACCOUNT—FUNDS AVAILABILITY POLICY STATEMENT

General Policy: Wire transfers, electronic direct deposits, and cash deposits will be available on the day we receive your deposit. Except as described later in this policy, when you make other deposits, the funds are available on the first business day after the day we receive your deposit.

In most cases when you deposit checks drawn on a J.P. Morgan account:

●	Deposits made with a banker at a branch will be available on the same day we receive your deposit;
●	Some or all deposits made at an ATM will be available on the same day we receive your deposit.

Once funds are available, you may withdraw them or use them to pay checks and other items. For online banking deposits, different terms may apply.

When Your Deposit Is Received: If you make a deposit with a banker at a branch on a business day, we will consider that day to be the day of your deposit. If you make a deposit on a business day before our cutoff time at a Chase ATM, we will consider that day to be the day of your deposit. However, if you make a deposit on a day that is not a business day, or make an ATM deposit after the ATM cutoff time, we will consider the deposit to have been made on the next business day.

●	For determining the availability of your deposits, every day is a business day except Saturdays, Sundays, and federal holidays.
●	For deposits and transfers at most ATMs, the cutoff time is 11 p.m. Eastern time (8 p.m. Pacific Time). For ATMs with an earlier cutoff, the ATM screen will notify you of the cutoff time.
●	Deposits placed in a night depository are considered received when we remove them from the night depository; we will remove deposits not later than the next business day.
●	Branches in some locations may be closed on business days in observance of a state holiday or because of an emergency, and deposits made at night depository when those branches are closed will be considered received on the next business day when the branch is open.
●	We will not accept cash deposits by mail. Check deposits made by mail should be addressed to: National Bank By Mail, PO BOX 6185, Westerville, OH 43086. All deposits made by mail and addressed to any other Bank location may be forwarded to the National Bank By Mail facility in Westerville, Ohio, and will be considered received on the date the deposit is received by that facility.

Longer Delays May Apply: In some cases, we may not make all of the funds that you deposited by check available by the first business day after the day of your deposit. Funds may not be available until the second business day after the day of your deposit. However, the first $275 of these deposits will be available on the first business day after the day of your deposit, unless we delay availability for one of the circumstances listed below. If you will need the funds from a deposit right away, you should ask us when the funds will be available, but further review of the deposit after we receive it may still result in delayed availability.

We may delay availability for the full amount of the check, including the first $275, up to the seventh business day after the day of your deposit under the following circumstances:

●	We believe a check you deposited will not be paid;
●	You deposited checks totaling more than $6,725 in any one day;
●	You re-deposited a check that has been returned unpaid;
●	You have overdrawn your account repeatedly in the last six months; or
●	There is an emergency, such as failure of communications or our systems.

If your check deposit is made with one of our employees or at an ATM and we decide at that time to delay your ability to withdraw funds, we will tell you then. If we decide to delay availability of your funds after you complete your deposit, we will mail you a deposit hold notice by the business day after we decide to take that action.

Special Rules for CDs: Generally, funds you deposit will be available within one business day except when you deposit checks that total more than $6,725 in a business day. The amount exceeding $6,725 will be available no later than the seventh business day after the day of your deposit. However, we are not required to let you withdraw principal from a CD before it matures.

Special Rules for New Accounts: If you are a new customer, the following special rules may apply during the first 30 days your account is open:

●	Funds from deposits of the first $6,725 of a business day’s total deposits of cashier’s, certified, teller’s, traveler’s, and federal, state, and local government checks will be available on the first business day after the day of your deposit if the deposit meets certain conditions. For example, the checks must be payable to you. The excess over $6,725 will be available on the seventh business day after the day of your deposit. If your deposit of these checks (other than U.S. Treasury checks) is not made with a banker at our branch, the first $6,725 will not be available until the second business day after the day of your deposit; and
●	Funds from all other check deposits will be available no later than the seventh business day after the day of your deposit.

Holds on Other Funds: If we cash a check for you that is drawn on another bank, we may withhold the availability of a corresponding amount of funds that are already in your Account. Those funds will be available on the day they would have been available if you had deposited the check.

APPENDIX: OTHER BANKING SERVICES RELATING TO ACCOUNTS

A.	FUNDS/WIRE TRANSFERS

1.	Definitions

A “funds transfer” means a series of transactions, beginning when an originator issues a payment order for the purpose of paying the beneficiary of such order (the “beneficiary”), but does not include payments made by check or credit card, a debit transfer made through the Automated Clearing House System (“ACH”) or transfers governed by the federal Electronic Fund Transfer Act. The term “payment order” means an instruction to a receiving bank transmitted orally, electronically, or in writing to pay a fixed or determinable amount to a beneficiary.

2.	Payment Orders

You may issue payment orders orally, electronically or in writing, as arranged, against your Accounts, subject to our acceptance. We will receive and process payment orders only on our Business Days, and within our established cutoff hours. We may debit any of your Accounts for the amount of each payment order we accept and all associated fees. No restrictions upon our acceptance of payment orders or upon the Accounts which we may debit shall be binding unless agreed to by us in writing. Unless otherwise agreed, communications requesting cancellation or amendment of payment orders must be received no later than 5 p.m. Eastern time on the Business Day preceding the day we are to execute your payment order. We will not automatically cancel your wire transfer due to the transfer being delayed by more than five business days; if we do cancel your wire transfer we will notify you.

Notwithstanding any instructions by you to the contrary, we reserve the right to utilize any funds transfer system and any intermediary bank we choose in the execution of any payment order we accept and may otherwise use any means of executing the payment order which we deem reasonable under the circumstances.

3.	Security Procedure

All payment orders, and communications requesting cancellation or amendment of payment orders, issued in your name are subject to verification by us pursuant to a mutually agreed upon security procedure. Unless otherwise agreed, we may furnish confidential security procedure material to any person authorized on your Account or to any other person we reasonably believe to be authorized to receive such information. You must safeguard any such security procedure materials and make them available only to persons who are authorized to give instructions using such procedures.

Unless we and you have agreed in writing to an alternate security procedure, the authenticity of oral or written (including writings transmitted by facsimile) wire transfers or other payment orders may, at our discretion, be verified by telephonic call-back confirmation with an individual purporting to be a person reflected on our records as having authority to initiate wire transfers or, if you have enrolled in a service to verify such payments through our online and mobile services and applications, we may verify wire transfers or other payment orders via approval through those channels by you or an individual reflected on our records as having authority to initiate wire transfers or other payment orders. You agree that this security procedure is a commercially reasonable security procedure for those wire transfer payment orders.

4.	Foreign Currency Transfers

Any transaction we conduct for you in a foreign currency, such as sending or receiving a wire transfer to or from another country, depositing a foreign check, or exchanging foreign currency in our branches, will use an exchange rate. Currency exchange is only available at a limited number of branches and in certain currencies. The foreign exchange rates we use are determined by us in our sole discretion. We may make money providing foreign currency exchange services to you. You should expect that these foreign exchange rates will be less favorable than rates quoted online or in publications. The exchange rate we use will include a spread and may include commissions, or other costs that we, our affiliates, or our vendors may charge in providing foreign currency exchange to you. The exchange rate will vary depending on the type of transaction being conducted, the dollar amount, the type of currency, the date and time of the exchange, and whether the transaction is a debit or credit to your account. If we complete a foreign currency exchange on your behalf, such as exchanging a foreign currency incoming wire transfer into U.S. dollars, we may apply a rate we have established without prior notice to you. Additional terms specific to outgoing wire transfers or consumer international wire transfers are contained in your wire transfer agreement. If you issue, and we accept, a payment order for payment outside the United States in a currency other than the U.S. dollar, we will debit your Account for the U.S. dollar equivalent of the amount of the foreign currency transferred. In processing your funds transfers, other banks may deduct their fees from the payment orders issued to them. If the beneficiary’s bank is instructed to pay in a currency other than its local currency, payment may be made by the beneficiary’s bank at its rate of exchange on the date of its payment. In connection with each funds transfer, you shall be responsible for complying with all local currency restrictions and any other local law governing the transaction.

We are not required to accept for deposit items that are drawn on a non-U.S. bank or payable in a foreign currency. We may accept those items on a collection basis without your specific instruction to do so. We can reverse any amount we’ve added to your balance and send the item on a collection basis even after we’ve taken physical possession of the items. Our Funds Availability Policy does not apply to any foreign item, whether we accept it for deposit or on a collection basis. The actual amount you receive for items payable in a foreign currency will be determined at the exchange rate for such items that is in effect when we are paid for the item. If an item is returned later for any reason, we will subtract the amount of the item and any charges from other banks from your balance. We will use the applicable exchange rate in effect at the time of the return, which may be different from the exchange rate originally used for the deposit.

5.	Identification Numbers

In accepting a payment order issued in your name, we may rely upon the identifying number (such as a Fedwire routing number or account number) of the beneficiary, the beneficiary’s bank or any intermediary bank and use only such numbers in executing the order. Also, the beneficiary’s bank in the payment order may make payment on the basis of the identifying number even though it identifies a person different from the named beneficiary. Accordingly, you shall be responsible for the consequences of any inconsistency between the name and identifying number, as instructed, of any party in a payment order.

6.	Funds Transfer Notices

In any funds transfer where you are the recipient or beneficiary of the transfer, we shall not be obligated to notify you of any such payment to your Account, other than to record such payment in your next regular statement of account. In the event that we send you an additional notice of the receipt of such a funds transfer for your account, you may not withdraw such funds until we have received payment from the sender of such transfer.

7.	Other Procedures

We may from time to time provide you with operational procedures or instructions regarding our funds transfer service.

8.	Limitations on Liability

Our liability for payment orders that are not authorized and not effective as your order or that are not enforceable against you shall be limited to a refund of the amount paid pursuant to such payment order, and if applicable law requires, interest on the refundable amount. Under no circumstances will we or any Morgan Affiliate be liable for any indirect, incidental, special or consequential damages, regardless of the form of action and even if we or such Morgan Affiliate has been advised of the possibility of such damages, nor shall we or any Morgan Affiliate be liable for any attorneys’ fees you incur.

B.	RECEIPT OF AUTOMATED CLEARING HOUSE ENTRIES

All Automated Clearing House (“ACH”) credits and debits received for your account will be received by us subject to the rules of the National Automated Clearing House Association and any other applicable ACH rules. You agree to be bound by the ACH rules. Any credit given by us to you for an ACH credit shall be provisional until we receive final payment. If we do not get paid, we may revoke the provisional credit and charge the amount to your Account or obtain a refund from you, in which case the originator of the credit entry shall not be deemed to have paid you the amount of such entry. Unless we otherwise agree in writing, we shall not notify you of our receipt of ACH transactions other than as recorded in your next regular Account statement.

Direct Deposit

You may designate us as the bank to receive deposits made directly by any payor to any of your Accounts. These direct deposits may include, for example, your salary, Social Security benefits, and pension or annuity payments.

If we receive a demand for reimbursement from any payor claiming that you were not entitled to certain payment(s), we are authorized to charge your Accounts for the amount of the claim. Any action by us for reimbursement from you may also be made against your estate, heirs and legal representatives, who shall be liable for any claims made against and/or expenses incurred by us. We may terminate any direct deposit service at any time without notice and/or make this service subject to other conditions, at our discretion.

© 2025 JPMorgan Chase & Co. All rights reserved. (5/2025)	5.25.1

JPMUS55387a_CH-PRB-US-IND-8.5x11-PROD-0525-PB-4025112-PB Terms and Conditions-V03	0121-006-BA-TC-US

RATE SHEET | Business Deposit Rates

Effective date: October 23, 2025

■ JPMORGAN COMMERCIAL CHECKING

All balances	Noninterest-bearing
Earnings Credit Rate	0.30%

■ JPMORGAN FLEXIBLE BUSINESS CHECKING1,2

	RATE	APY
All balances	0.01%	0.01%
Earnings Credit Rate	0.30%

■ JPMORGAN BUSINESS CHECKING

All balances	Noninterest-bearing
Earnings Credit Rate	0.30%

■ JPMORGAN BUSINESS SAVINGS2

	RATE	APY
$0 to $249,999	0.25%	0.25%
$250,000 to $499,999	0.25%	0.25%
$500,000 to $999,999	0.30%	0.30%
$1,000,000 to $9,999,999	1.09%	1.10%
$10,000,000 to $14,999,999	1.09%	1.10%
$15,000,000 to $19,999,999	1.09%	1.10%
$20,000,000 to $24,999,999	1.09%	1.10%
$25,000,000 to $49,999,999	1.98%	2.00%
$50,000,000 to $99,999,999	1.98%	2.00%
$100,000,000 and greater	1.98%	2.00%

■ JPMORGAN BUSINESS INDEX DEPOSIT ACCOUNT3

	RATE	APY
$0 to $24,999,999	0.02%	0.02%
$25,000,000 and greater	0.05%	0.05%

CD rates, CD Ladder rates, footnotes, and disclosures continued on the following pages.

■ CERTIFICATES OF DEPOSIT (CDs)4

BALANCE

	$0 to $499,999		$500,000 to $4,999,999		$5,000,000 to $24,999,999		$25,000,000 and greater
TERM	RATE	APY	RATE	APY	RATE	APY	RATE	APY
7 days	0.10%	0.10%	0.15%	0.15%	0.15%	0.15%	0.15%	0.15%
1 month	1.98%	2.00%	3.44%	3.50%	3.49%	3.55%	3.68%	3.75%
2 months	3.15%	3.20%	3.30%	3.35%	3.44%	3.50%	3.63%	3.70%
3 months	3.15%	3.20%	3.25%	3.30%	3.39%	3.45%	3.59%	3.65%
6 months	2.71%	2.75%	2.86%	2.90%	3.15%	3.20%	3.34%	3.40%
9 months	2.57%	2.60%	2.76%	2.80%	3.05%	3.10%	3.25%	3.30%
12 months	2.52%	2.55%	2.71%	2.75%	2.91%	2.95%	3.05%	3.10%
15 months	2.47%	2.50%	2.66%	2.70%	2.86%	2.90%	2.96%	3.00%
18 months	2.47%	2.50%	2.62%	2.65%	2.76%	2.80%	2.86%	2.90%
2 years	2.37%	2.40%	2.52%	2.55%	2.66%	2.70%	2.76%	2.80%
3 years	2.32%	2.35%	2.47%	2.50%	2.62%	2.65%	2.71%	2.75%
5 years	2.37%	2.40%	2.52%	2.55%	2.66%	2.70%	2.76%	2.80%
7 years	2.57%	2.60%	2.71%	2.75%	2.86%	2.90%	2.96%	3.00%
10 years	2.57%	2.60%	2.71%	2.75%	2.86%	2.90%	2.96%	3.00%

For rates on CD terms not displayed, please speak with your J.P. Morgan representative.

■ CD LADDERS4,5

BALANCE PER CD

Rate & APY per CD	$0 to $499,999		$500,000 to $4,999,999		$5,000,000 to $24,999,999		$25,000,000 and greater
4-MONTH LADDER	RATE	APY	RATE	APY	RATE	APY	RATE	APY
1 month	3.44%	3.50%	3.49%	3.55%	3.68%	3.75%	3.68%	3.75%
2 months	3.30%	3.35%	3.44%	3.50%	3.63%	3.70%	3.63%	3.70%
3 months	3.25%	3.30%	3.39%	3.45%	3.59%	3.65%	3.59%	3.65%
4 months	3.15%	3.20%	3.30%	3.35%	3.49%	3.55%	3.49%	3.55%
12-MONTH LADDER	RATE	APY	RATE	APY	RATE	APY	RATE	APY
3 months	3.25%	3.30%	3.39%	3.45%	3.59%	3.65%	3.59%	3.65%
6 months	2.86%	2.90%	3.15%	3.20%	3.34%	3.40%	3.34%	3.40%
9 months	2.76%	2.80%	3.05%	3.10%	3.25%	3.30%	3.25%	3.30%
12 months	2.71%	2.75%	2.91%	2.95%	3.05%	3.10%	3.05%	3.10%

For rates on CD terms not displayed, please speak with your J.P. Morgan representative.

Footnotes and Disclosures

1.	JPMorgan Flexible Business Checking combines an Earnings Credit Rate (“ECR”) and an Interest Rate. You will choose an ECR Peg Balance ("Peg Balance") for your account. The monthly average balances up to your Peg Balance will be applied against the ECR to calculate your monthly fee allowance. Daily collected balances in excess of the Peg Balance each day will earn these interest rates. You may change your Peg Balance at any time by contacting your J.P. Morgan Team.

2.	Interest is compounded monthly, and computed on a 365-day basis using the daily balance method.

3.	Interest is compounded daily, and computed on a 360-day basis using the daily balance method. Changes to the interest rates and annual percentage yields are not directly tied to a specific market rate or index. The interest rates and annual percentage yields for these accounts are managed rates established on the basis of various market factors and are subject to change at any time at our discretion without notice to you.

4.	Minimum initial deposit of $1,000 is required. Interest on J.P. Morgan CDs is compounded daily, and computed on a 365-day basis using the daily balance method. The APY assumes interest will remain on deposit until maturity. On maturities of more than one year, interest will be paid at least annually, and the amount(s) paid will be reported to the IRS each calendar year. A withdrawal will reduce these earnings.

5.	A CD ladder is a group of CDs opened on the same calendar day with different maturity dates. When each CD matures, its term will automatically renew for the longest term of the original group, unless you specify a different renewal term. The minimum balances shown refer to the balance in each account individually.

Rate refers to Interest Rate, and APY refers to Annual Percentage Yield. Rates and tiers are applicable as of the effective date of this rate sheet, and may change at JPMorgan Chase Bank, N.A.'s discretion without notice to you, including after an account is open.

Interest begins to accrue on the business day we receive credit for your noncash deposit. For cash and electronic transfers, interest begins to accrue on the business day of your deposit.

There is a penalty for early withdrawal on CDs. Checking and savings account fees could reduce earnings. A copy of JPMorgan Chase Bank, N. A.'s Combined Terms and Conditions is available upon request.

J.P. Morgan is committed to making our products and services accessible to meet the financial services needs of all our clients. If you are a person with a disability and need additional support, please contact your J.P. Morgan team or email us at accessibility.support@jpmorgan.com for assistance.

JPMorgan Chase Bank, N.A. Member FDIC

Respecting and protecting client privacy have always been vital to our relationships with clients.

The attached Privacy Notice, in a format recommended by federal regulators, describes how J.P. Morgan Private Bank keeps client information private and secure and uses it to serve you better. As shown, the J.P. Morgan companies that provide private banking services do not use client information for purposes not related to the Private Bank. Additionally, we keep your information under physical, electronic and procedural controls, and authorize our agents and contractors to get information about you only when they need it to do their work for us.

The Private Bank uses information we have about you in order to make private banking products and services available to you through the Private Bank, including loans, deposits and investments, to meet your private banking needs. Using your information in this way, through the authorization you provided as part of your private banking application, may qualify you for account upgrades, improved client services and new service offerings based on our more complete knowledge of your relationship with the Private Bank.

The Private Bank is a part of J.P. Morgan Asset & Wealth Management (the brand name for the asset and wealth management businesses of JPMorgan Chase & Co.) and provides private banking services for Private Bank clients. The Private Bank includes those units of JPMorgan Chase Bank, N.A., J.P. Morgan Trust Company of Delaware and J.P. Morgan Securities LLC dedicated to the Private Bank, as well as alternative investment funds offered through the Private Bank. Annuities are made available to Private Bank clients through Chase Insurance Agency, Inc. Client information also is collected and used by our businesses within the JPMorgan Chase & Co. family of companies to comply with regulatory and other legal requirements.

Our Privacy Notice applies to the relationships of clients or former clients with the Private Bank in the United States, as well as to the relationships of clients or former clients with our offices outside the United States that are registered with the Securities and Exchange Commission. (If you reside outside the United States, you may also have privacy protections under the local laws applicable in that jurisdiction.) For these purposes, clients are those who have received or are receiving products and services for personal, family or household purposes.

Please speak with your J.P. Morgan team should you have any questions or concerns. Thank you for the trust and confidence you place in us.

Rev. December 2024

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Rev. December 2024

FACTS	WHAT DOES J.P. MORGAN’S PRIVATE BANK DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

■  Social Security number and income

■  account balances and transaction history

■  credit history and payment history

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons the Private Bank chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does the Private Bank share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For marketing purposes – to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ use in meeting your private banking needs	Yes	No
For our affiliates’ everyday business purposes other than your private banking needs – information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes other than your private banking needs – information about your creditworthiness	No	We don’t share
For nonaffiliates to market to you	No	We don’t share

Questions?	Go to: https://am.jpmorgan.com/private-bank/public/gl/en/privacy-notice

Who we are
Who is providing this notice?	Those units of JPMorgan Chase Bank, N.A., J.P. Morgan Trust Company of Delaware and J.P. Morgan Securities LLC dedicated to the Private Bank.

What we do
How does the Private Bank protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings. We authorize our employees to get your information only when they need it to do their work, and we require companies that work for us to protect your information.
How does the Private Bank collect my personal information?

We collect your personal information, for example, when you:

■  open an account or deposit money

■  pay your bills or apply for a loan

■  use your credit or debit card

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

■  sharing for affiliates’ everyday business purposes—information about your creditworthiness

■  affiliates from using your information to market to you

■  sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

Definitions
Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

■   Our affiliates include companies with the Chase or J.P. Morgan name and financial companies such as J.P. Morgan Private Investments Inc. and Chase Insurance Agency, Inc.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ■ The Private Bank does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ■ The Private Bank does not jointly market.

Other important information

State laws:

NV: We are providing you this notice pursuant to Nevada law. If you prefer not to receive marketing calls from us, you may be placed on our Internal Do Not Call List by calling 1-800-945-9470, or by writing to us at P.O. Box 734007, Dallas, TX 75373-4007. For more information, contact us at the address above, or email Privacy.Info@JPMChase.com, with “Nevada Annual Notice” in the subject line. You may also contact the Nevada Attorney General’s office: Bureau of Consumer Protection, Office of the Nevada Attorney General, 555 E. Washington St., Suite 3900, Las Vegas, NV 89101; telephone number: 702-486-3132; email aginfo@ag.nv.gov.

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